UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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VeriFone Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 11, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of VeriFone Systems, Inc. (“Verifone”). We will hold the meeting on Thursday, March 26, 2015 at 9:30 a.m., local time, at The Fairmont San Jose hotel located at 170 South Market Street, San Jose, CA 95113. We hope that you will be able to attend.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of 2015 Annual Meeting of Stockholders (the “Notice of Annual Meeting”) and Proxy Statement. As a stockholder, you will be asked to vote on a number of important matters. We encourage you to vote on all matters listed in the enclosed Notice of Annual Meeting. The Board of Directors recommends a vote FOR the proposals listed as proposals 1 2, 3 and 4 in the Notice of Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission e-proxy rules that allow companies to electronically deliver proxy materials to their stockholders. We are furnishing proxy materials to our stockholders primarily via the Internet, which provides our stockholders the information they need while lowering printing and mailing costs and reducing the environmental impact of our Annual Meeting. On or about February 11, 2015, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access our 2015 Proxy Statement and 2014 Annual Report (the “Annual Report”) over the Internet and vote online or by phone. The Notice also includes instructions on how a stockholder can request, free of charge, a paper copy of our Annual Meeting materials by mail.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. In addition to voting in person, stockholders of record may vote via a toll-free telephone number or over the Internet. Stockholders who received a paper copy of the Proxy Statement and Annual Report by mail may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided.

On behalf of our Board of Directors, thank you for your continued support of Verifone.

Sincerely,

Alex W. (Pete) Hart
Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY SUBMIT YOUR PROXY BY INTERNET, PHONE OR MAIL.

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

Notice is hereby given that the 2015 Annual Meeting of Stockholders of VeriFone Systems, Inc. (“Verifone”) will be held on March 26, 2015 at 9:30 a.m., local time, at The Fairmont San Jose hotel located at 170 South Market Street, San Jose, CA 95113, to conduct the following items of business:

1.	To elect nine directors to our Board of Directors for one-year terms;

2.	To approve the amendment and restatement of the Verifone 2006 Equity Incentive Plan (the “2006 Plan”) to increase the number of shares of common stock that may be issued thereunder and to extend the term of the 2006 Plan by an additional ten years, to March 25, 2025;

3.	To hold an advisory vote on compensation of our named executive officers;

4.	To ratify the selection of Ernst & Young LLP as Verifone’s independent registered public accounting firm for our fiscal year ending October 31, 2015; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing business items are described more fully in the Proxy Statement accompanying this Notice of Annual Meeting.

All holders of record of our common stock as of 5:00 p.m. Eastern Standard Time on January 30, 2015, the record date, are entitled to notice of and to vote at this meeting and any adjournments or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during the ten days prior to the Annual Meeting, during ordinary business hours, at Verifone’s principal offices located at 2099 Gateway Place, Suite 600, San Jose, CA 95110, as well as at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. To enter the meeting, you will need to provide proof of ownership of Verifone stock as of 5:00 p.m. Eastern Standard Time on January 30, 2015, as well as an acceptable form of personal photo identification. If you hold your shares in your own name, your proof of ownership is your proxy card. If you hold your shares through a broker, trustee or nominee, you must bring either a copy of the voting instruction card provided by your broker or nominee or a recent brokerage statement confirming your ownership as of 5:00 p.m. Eastern Standard Time on January 30, 2015. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

Whether or not you plan to attend the Annual Meeting, please cast your vote as instructed under “Voting Procedures” in the Proxy Statement as promptly as possible. You may vote over the Internet or by telephone as instructed on the Notice or by mailing in your paper proxy card if you received one. If you did not receive a paper proxy card, you may request a paper proxy card to submit your vote by mail, if you prefer.

By Order of the Board of Directors,

Paul Galant	Albert Y. Liu
Chief Executive Officer	Corporate Secretary

February 11, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 26, 2015: This Notice of Annual

Meeting, the Proxy Statement and the Annual Report are available on the Internet at www.proxyvote.com.

i

VERIFONE SYSTEMS, INC.

2099 GATEWAY PLACE, SUITE 600

SAN JOSE, CA 95110

PROXY STATEMENT

FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL INFORMATION

General

VeriFone Systems, Inc. (“Verifone”, the “Company”, “we” or “our”) is furnishing this Proxy Statement to the holders of its common stock, par value $0.01 per share, in connection with the solicitation by its Board of Directors of proxies to be voted at its 2015 Annual Meeting of Stockholders on Thursday, March 26, 2015 at 9:30 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Fairmont San Jose hotel located at 170 South Market Street, San Jose, CA 95113.

The Notice of Annual Meeting, Proxy Statement and form of proxy are first being provided to our stockholders on or about February 11, 2015.

All stockholders are cordially invited to attend the Annual Meeting in person. To attend the Annual Meeting, you will need to provide proof of ownership of Verifone stock as of 5:00 p.m. Eastern Standard Time on January 30, 2015, as well as an acceptable form of personal photo identification. If you are a registered stockholder, your proof of ownership is your proxy card. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must bring either a copy of the voting instruction card provided by your broker or nominee or a recent brokerage statement confirming your ownership as of 5:00 p.m. Eastern Standard Time on January 30, 2015.

Notice Regarding the Availability of Proxy Materials

We have adopted the “notice and access” rule of the U.S. Securities and Exchange Commission (the “SEC”). As a result, we furnish proxy materials primarily via the Internet instead of mailing a printed copy of the proxy materials. Stockholders will receive a Notice of Internet Availability of Proxy Materials by mail which provides the website and other information on how to access and review the Proxy Statement and proxy materials over the Internet. The Notice will be mailed on or about February 11, 2015.

As of the date of the mailing of the Notice, stockholders will be able to access all of the proxy materials over the Internet as instructed in the Notice. The proxy materials will be available free of charge. The materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors. The Notice will provide instructions on how to vote over the Internet or by phone.

If you received a Notice and would like to receive a printed copy of our proxy materials, free of charge, you should follow the instructions for requesting such materials included in the Notice.

Record Date; Voting Rights

Only stockholders of record as of 5:00 p.m. Eastern Standard Time on January 30, 2015 will be entitled to vote at the Annual Meeting. As of that date, there were 113,603,527 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting, held by 94 stockholders of record. For information regarding security ownership by executive officers and directors and by beneficial owners of more than 5% of Verifone’s common stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Voting Procedures

If you are a stockholder of record as of the record date, you may vote your shares over the Internet or by telephone by following the instructions set forth on the Notice or the proxy card mailed to you, or by mailing in a completed proxy card. Your shares will be voted at the Annual Meeting in the manner you direct. The Internet voting procedures are designed to authenticate each stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card. Stockholders voting via the Internet should understand that there may be costs associated with voting in these manners, such as usage charges from Internet service providers that must be borne by the stockholder.

Votes submitted by mail, telephone or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on March 25, 2015. Submitting your vote by mail, telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

If your shares are registered in the name of a bank or brokerage firm, you will receive instructions from your bank or brokerage firm that must be followed in order for the record holder to vote the shares per your instructions. Banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the phone, as well as instructions for requesting a hard copy of the proxy materials and proxy card.

Quorum

The holders of a majority of the outstanding shares of common stock as of 5:00 p.m. Eastern Standard Time on January 30, 2015, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” are treated as present for quorum purposes.

Broker Non-Votes

Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal. “Broker non-votes” are treated as present for purposes of determining a quorum but are not counted as withheld votes, votes against the matter in question, or as abstentions, nor are they counted in determining the number of votes present for a particular matter.

Under rules of the New York Stock Exchange (“NYSE”), which apply to us, the election of directors (Proposal 1), the amendments to the 2006 Equity Incentive Plan (Proposal 2) and the advisory vote on compensation of our fiscal year 2014 named executive officers (the “NEOs”) (Proposal 3) are matters on which a broker may not vote without your instructions. Therefore, if you do not provide instructions to the record holder of your shares with respect to these proposals, your shares will not be voted on these “non-routine” matters. The ratification of the appointment of our independent registered public accounting firm (Proposal 4) is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on that matter generally may vote on that matter in their discretion.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

Voting Requirements

The number of votes required to approve each of the proposals that are scheduled to be presented at the meeting is as follows:

Proposal	Required Vote
• Election of directors.

•   A vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) is required for the election of each director. Abstentions will have no effect on the election of directors.

• Amendment and restatement of the 2006 Equity Incentive Plan.	• The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against” the matter.
• Advisory vote on compensation of our NEOs.	• The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against” the matter.
• Ratification of appointment of Ernst & Young LLP as Verifone’s independent registered public accounting firm.	• The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against” the matter.

Proxy Solicitation

Verifone will pay the costs of soliciting proxies. In addition to the use of mails, proxies may be solicited by personal or telephone conversation, facsimile, electronic communication, posting on Verifone’s website, http://www.verifone.com, and by the directors, officers and employees of Verifone, for which they will not receive additional compensation. Verifone also expects to retain MacKenzie Partners, Inc. to aid in the distribution and solicitation of proxies for an estimated fee of $15,000, plus its reasonable out-of-pocket expenses. Verifone may reimburse brokerage firms and other owners representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Proxies and ballots will be received and tabulated by the inspector of election for the Annual Meeting. The inspector of election will treat shares of common stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining or withholding on any or all matters.

Revocation of Proxies

The shares represented by valid proxies received and not revoked will be voted at the Annual Meeting. If you execute and return the enclosed proxy card but do not give instructions, your shares will be voted as follows: “FOR” the election of all of our director nominees (Proposal 1), “FOR” the amendments to the 2006 Equity Incentive Plan (Proposal 2), “FOR” the advisory vote on compensation of our NEOs (Proposal 3), “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2015 (Proposal 4) and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting and any adjournments or postponements thereof.

A proxy may be revoked at any time before it is voted by (i) delivering a written notice of revocation to our Secretary at c/o VeriFone Systems, Inc., 2099 Gateway Place, Suite 600, San Jose, CA 95110, (ii) subsequently submitting a duly executed proxy bearing a later date than that of the previously submitted proxy (including by submission over the Internet), or (iii) attending the Annual Meeting and voting in person. Attending the Annual Meeting without voting will not revoke your previously submitted proxy.

Stockholder Proposals for the 2016 Annual Meeting

Our stockholders may submit proposals that they believe should be voted upon at our 2016 Annual Meeting of Stockholders.

In the event a stockholder wishes to have a proposal considered for presentation at our 2016 Annual Meeting and included in our proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded to our Secretary so that it is received no later than October 14, 2015, which is the date 120 calendar days prior to the anniversary of the mailing date of the proxy statement for the 2015 Annual Meeting. Any such proposal must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Under our bylaws, if a stockholder, rather than including a proposal in the proxy statement as discussed above, seeks to propose business for consideration at the 2016 Annual Meeting, notice must be received by our Secretary at our principal offices, no later than December 27, 2015, which is the date 90 days prior to the first anniversary of the 2015 Annual Meeting. However, in the event that the date of the 2016 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered no later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such notice must comply with the requirements set out in our bylaws.

The mailing address for our Secretary is our principal offices at 2099 Gateway Place, Suite 600, San Jose, CA 95110.

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE

Director Independence

For a member of our Board to be considered independent under NYSE rules, the Board must determine that the director does not have a material relationship (as described below) with us and/or our consolidated subsidiaries (either directly or as a partner, stockholder, or officer of an organization that has a relationship with any of those entities).

Our Board has undertaken a review of our directors’ independence in accordance with standards that the Board and the Corporate Governance and Nominating Committee have established to assist the Board in making independence determinations. Any relationship listed under the heading “Material Relationships” below will, if present, be deemed material for the purposes of determining director independence. If a director has any relationship that is considered material, the director will not be considered independent. Any relationship listed under the heading “Immaterial Relationships” below will, if present, be considered categorically immaterial for the purpose of determining director independence. Multiple “Immaterial Relationships” will not collectively create a material relationship that would cause the director to not be considered independent. In addition, the fact that a particular relationship is not addressed under the heading “Immaterial Relationships” will not automatically cause a director to not be independent. If a particular relationship is not addressed under the standards established by the Board, the Board will review all of the facts and circumstances of the relationship to determine whether or not the relationship, in the Board’s judgment, is material.

The Board has determined that Mr. Alspaugh, Ms. Austin, Mr. Hart, Mr. Henske, Ms. Millard, Mr. Raff, Mr. Schwartz and Ms. Thompson are independent under NYSE rules.

Material Relationships

Any of the following shall be considered material relationships that would prevent a director from being determined to be independent:

Auditor Affiliation. The director is a current partner or employee of our internal or external auditor; a member of the director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons and daughters-in-law; and anyone who shares the director’s home, other than household employees) is a current employee of such auditor who participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice or a current partner of such auditor; or the director or an immediate family member of the director was a partner or employee of such a firm and personally worked on our audit within the last five years.

Business Transactions. The director is an employee of another entity that, during any one of the past five years, received payments from us, or made payments to us, for property or services that exceeded the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues, or a member of the director’s immediate family has been an executive officer of another entity that, during any one of the past five years, received payments from us, or made payments to us, for property or services that exceeded the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues.

Employment. The director was our employee at any time during the past five years or a member of the director’s immediate family was one of our executive officers in the prior five years. However, the employment of a director on an interim basis as Chairman of the Board, Chief Executive Officer or other executive officer of Verifone shall not disqualify a director from being considered independent following that employment.

Interlocking Directorships. During the past five years, the director or an immediate family member of the director was employed as an executive officer by another entity where one of our current executive officers served at the same time on the Compensation Committee.

Other Compensation. A director or an immediate family member of a director received more than $100,000 per year in direct compensation from us, other than director and committee fees, in the past five years.

Investment Banking or Consulting Services. A director is a partner or officer of an investment bank or consulting firm that performs substantial services to us on a regular basis.

Immaterial Relationships

The following relationships shall be deemed immaterial and will not be considered for purposes of determining director independence:

Affiliate of Stockholder. A relationship arising solely from a director’s status as an executive officer, principal, equity owner, or employee of an entity that is one of our stockholders.

Certain Business Transactions. A relationship arising solely from a director’s status as an executive officer, employee or equity owner of an entity that has made payments to or received payments from Verifone for property or services shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the payments made or received during any one of such other entity’s last five fiscal years are not in excess of the greater of $1 million or 2% of such other entity’s annual consolidated gross revenues.

Director Fees. The receipt by a director from us of fees for service as a member of the Board and committees of the Board.

Other Relationships. Any relationship or transaction that is not covered by any of the standards listed above in which the amount involved does not exceed $25,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.

Notwithstanding the foregoing, no relationship shall be deemed categorically immaterial as described above to the extent that it is required to be disclosed in SEC filings under Item 404 of the SEC’s Regulation S-K.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that provide the framework within which the Board directs our corporate governance. Our Corporate Governance and Nominating Committee reviews these guidelines annually and recommends changes to the Board for approval as appropriate. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, http://ir.verifone.com, and are available in print to any stockholder who requests it.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is available on the Investor Relations section of our website, http://ir.verifone.com, and is available in print to any stockholder who requests it. The Code of Business Conduct and Ethics applies to all of our employees, officers and directors. We will post any amendments to or waivers from a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the “code of ethics” definition set forth in Item 406(b) of Regulation S-K of the SEC at http://ir.verifone.com.

Director Attendance at Meetings

Although our Board recognizes that conflicts may occasionally prevent a director from attending a Board or stockholder meeting, the Board expects each director to make every reasonable effort to keep such absences to a minimum. During fiscal year 2014, each of our directors attended not less than 75% of the total number of meetings of the Board and the committees of the Board on which such director served. At the 2014 Annual Meeting of Stockholders, all but one of our directors then in office were in attendance. In fiscal year 2014, the Board held a total of five meetings.

Executive Sessions

Non-employee directors meet in executive session without any management directors or employees present at each regularly scheduled Board meeting. The presiding director at these meetings is the Chairman of the Board. For the first half of fiscal year 2014, our Chairman of the Board was Dr. Leslie G. Denend. Dr. Denend did not stand for re-election at the 2014 Annual Meeting on June 17, 2014, and, following the election of directors at the 2014 Annual Meeting, the Board appointed Mr. Hart as Chairman of the Board.

Communications with Directors

Any interested party may direct communications to individual directors, including the Chairman of the Board, to a board committee, the independent directors as a group or to the Board as a whole, by addressing the communication to the named individual, to the committee, the independent directors as a group or to the Board as a whole c/o Secretary, VeriFone Systems, Inc., 2099 Gateway Place, Suite 600, San Jose, CA 95110. Our Secretary or an Assistant Secretary will review all communications so addressed and will relay to the addressee(s) all communications determined to relate to our business, management or governance.

Committees of our Board of Directors

Our Board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee

Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board has adopted an Audit Committee charter, which is available on the Investor Relations section of our website at http://ir.verifone.com, and is available in print to any stockholder who requests it, and defines the Audit Committee’s duties and responsibilities to include:

•	Reviewing our internal accounting procedures, systems of internal controls and financial statements;

•	Reviewing the work performed by our internal auditors, including the results and scope of their audits;

•	Reviewing and approving the services provided by and compensation for our independent registered public accounting firm, including the results and scope of its audits; and

•	Reviewing and approving all related party transactions.

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any pre-approvals made under delegated authority are presented to the Audit Committee at its next scheduled meeting.

In fiscal year 2014, our Audit Committee met eight times, and met in executive session without management present at each such meeting. Our Board and our Corporate Governance and Nominating Committee have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC.

The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.”

Compensation Committee

Our Board has adopted a Compensation Committee charter, which is available on the Investor Relations section of our website at http://ir.verifone.com, and is available in print to any stockholder who requests it, and defines the Compensation Committee’s purposes and responsibilities to include:

•

Reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving our CEO’s compensation level based on this evaluation;

•

Determining and approving non-CEO executive officer compensation, making recommendations to the Board with respect to incentive compensation plans, and equity-based plans, including the VeriFone Bonus Plan and the 2006 Equity Incentive Plan, overseeing the activities of the individuals responsible for administering these plans, and discharging any responsibilities imposed on the Compensation Committee by any of these plans;

•	Approving any new equity compensation plan or any material change to an existing plan;

•

Overseeing, in consultation with management, regulatory compliance with respect to compensation matters, including overseeing our policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the U.S. Internal Revenue Code (“IRC”);

•	Reviewing and approving any severance or similar arrangements proposed to be made to the CEO and any of the non-CEO executive officers; and

•	Preparing an annual Report of the Compensation Committee for inclusion in our annual proxy statement.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to such standing or ad hoc subcommittees as it may determine to be necessary or appropriate for the discharge of its responsibilities, as long as the subcommittee contains at least the minimum number of directors necessary to meet any regulatory requirements.

In fiscal year 2014, our Compensation Committee met four times, and met in executive session without management present at each such meeting.

Our Board and our Corporate Governance and Nominating Committee have determined that each member of the Compensation Committee is “independent” within the meaning of the rules of both the NYSE and the SEC.

The report of the Compensation Committee is included in this Proxy Statement under “Compensation Committee Report.”

Corporate Governance and Nominating Committee

Our Board has adopted a Corporate Governance and Nominating Committee charter, which is available on the Investor Relations section of our website at http://ir.verifone.com and is available in print to any stockholder who requests it. Our Corporate Governance and Nominating Committee charter defines the Corporate Governance and Nominating Committee’s purposes and responsibilities to include:

•	Making recommendations to the Board from time to time as to changes that the Corporate Governance and Nominating Committee believes to be desirable to the size of the Board or any committee thereof;

•

Identifying individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and selecting, or recommending to the Board, the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders;

•	Developing and recommending to the Board standards to be applied in making determinations as to the absence of material relationships between Verifone and a director;

•

Identifying Board members qualified to fill vacancies on any committee of the Board (including the Corporate Governance and Nominating Committee) and recommending that the Board appoint the identified member or members to the respective committee;

•	Establishing procedures for the Corporate Governance and Nominating Committee to exercise oversight of the evaluation of the Board and management;

•	Developing and recommending to the Board a set of corporate governance principles applicable to Verifone and reviewing those principles at least once a year; and

•	Assisting management in the preparation of the disclosure in our annual proxy statement regarding the operations of the Corporate Governance and Nominating Committee.

Our Corporate Governance and Nominating Committee has not established specific minimum education, experience, or skill requirements for potential members, but, in general, expects that qualified candidates will have high-level managerial experience in a complex and global organization, and will be able to represent the interests of the stockholders as a whole and not just certain special interest groups or constituencies. The Corporate Governance and Nominating Committee considers each candidate’s judgment, skill, diversity and professional experience with businesses and other organizations of comparable size in the context of the needs of the Board, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. At this stage of our development, relevant experiences include, among other things, large-company CEO experience, senior management experience in the payments industry, senior-level experience at multi-national companies with oversight over international operations and financial and accounting expertise and executive-level experience relevant to our key strategic initiatives, such as expertise in the payments industry, information technology and enterprise system security, mobile payments, e-commerce, commerce enablement and media. In addition, each candidate is expected to contribute positively to the existing chemistry and collaborative culture among Board members and must have the time and ability to make a constructive contribution to the Board. The Corporate Governance and Nominating Committee also values work ethic, leadership, problem-solving skills and diversity in selecting nominees to serve on the Board, and is committed to actively seeking out highly qualified individuals to contribute to the diversity of the pool from which Board nominees are chosen. Although the Corporate Governance and Nominating Committee does not have a formal policy on diversity, the Corporate Governance and Nominating Committee broadly construes diversity to mean a variety of opinions, perspectives, expertise, personal and professional experiences and backgrounds (including gender, race and ethnicity), as well as other differentiating characteristics. Our Board and each of the committees of the Board engage in an annual self-evaluation that includes an evaluation of diversity of the Board, and the Corporate Governance and Nominating Committee discusses the value of diversity during its annual review of Board composition.

The Corporate Governance and Nominating Committee has generally identified nominees based upon suggestions by directors, management, outside consultants, including third-party search firms, and stockholders. Before considering any nominee, the Corporate Governance and Nominating Committee makes a preliminary determination as to the need for additional members of the Board. If a need is identified, members of the Corporate Governance and Nominating Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified for further consideration, members of the Corporate Governance and Nominating Committee, as well as other members of the Board and management as appropriate, interview the nominee. After completing this evaluation, the Corporate Governance and Nominating Committee makes a recommendation and refers the nominee to the full Board for consideration. The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders in the same manner as other candidates. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our Bylaws.

The Corporate Governance and Nominating Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Corporate Governance and Nominating Committee.

In fiscal year 2014, our Corporate Governance and Nominating Committee met four times, and met in executive session without management present at each such meeting.

Our Board and our Corporate Governance and Nominating Committee have determined that each member of the Corporate Governance and Nominating Committee is “independent” within the meaning of the rules of both the NYSE and the SEC.

The report of the Corporate Governance and Nominating Committee is included in this Proxy Statement under “Report of the Corporate Governance and Nominating Committee.”

Director Stock Ownership Guidelines

In March 2010, the Board adopted stock ownership guidelines for our directors. These guidelines require each non-employee director to own a minimum number of shares of our common stock equal to three times the director’s annual cash retainer. Any director who fails to meet or maintain these ownership requirements by the required time frame will be required to retain all shares acquired upon exercise of stock options or vesting of restricted stock or restricted stock unit (“RSU”) awards, net of shares withheld for taxes, until such ownership guidelines are attained. Under these guidelines, unvested restricted stock awards and RSU awards and owned stock count toward the ownership level, and directors have a five year period over which to achieve the target ownership level.

OUR BOARD OF DIRECTORS

Board Leadership Structure

Under our current Corporate Governance Guidelines, the Board is free to select its Chairman and our CEO in the manner it considers to be in our best interests at any given point in time. Since 2008 the positions of Chairman of the Board and CEO have been held by separate persons. The Board believes that this structure is appropriate for us because it allows our CEO to focus his time and energy on leading our key business and strategic initiatives while the Board focuses on oversight of management, overall enterprise risk management and corporate governance. The Board and its committees meet throughout the year on a set schedule, usually at least once a quarter, and also hold special meetings from time to time. Agendas and topics for Board and committee meetings are developed through discussions between management and members of the Board and its committees. Information and data that are important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, enterprise risk, governance and compliance matters applicable to us, including the following:

•	Reviewing quarterly our business, operations and performance;

•	Reviewing progress of strategic initiatives and longer-term strategic and business plans;

•	Reviewing key product, market, industry and competitive issues;

•	Reviewing and approving material investments or acquisitions, strategic transactions and other significant transactions that are not in the ordinary course of business;

•	Overseeing our compliance with legal and regulatory requirements;

•	Reviewing our financial results;

•	Overseeing overall insurance structure and policies, including director and officer insurance levels;

•	Overseeing our enterprise risk management strategy and evaluating our risk exposure and ways to mitigate that risk;

•	Reviewing our management succession plan for the CEO and other executive officers;

•

Evaluating the performance of the Board and reviewing and determining the qualifications of directors and mix of expertise and other attributes of directors, including the financial expertise of members of the Audit Committee;

•	Reviewing and determining the independence of our directors, the appointment of the Chairman of the Board and the selection of Board committee members;

•	Selecting and approving director nominees; and

•	Reviewing and approving director compensation, executive compensation and overall compensation plans.

Board’s Role in Risk Oversight

The Board executes its risk management responsibility directly and through its committees. As set forth in its charter and annual work plan, our Audit Committee has primary responsibility for overseeing our enterprise risk management process. The Audit Committee receives updates and discusses individual and overall risk areas during its meetings, including financial risk assessments, operations risk management policies, major financial risk exposures, exposures related to compliance with legal and regulatory requirements, and management’s actions to monitor and control such exposures. Our Vice President of Internal Audit reviews with the Audit Committee our annual operational risk assessment results and at least once each quarter the results of internal audits, including the adequacy of internal controls over financial reporting. Our Vice President of Internal Audit and Chief Information Officer report regularly to the Audit Committee on information systems controls and security. Throughout each fiscal year, the Audit Committee invites appropriate members of management to its meetings to provide enterprise-level reports relevant to the Audit Committee’s oversight role, including adequacy and effectiveness of management reporting and controls systems used to monitor adherence to policies and approved guidelines, information systems and security over systems and data, treasury, insurance structure and coverage, tax structure and planning, worldwide disaster recovery planning and the overall effectiveness of our operations risk management policies. The Audit Committee is generally scheduled to meet at least twice a quarter, and generally covers one or more areas relevant to its risk oversight role in at least one of these meetings. At least once a quarter the Audit Committee meets with our independent registered public accounting firm separately in executive session. At each meeting, the Audit Committee also reviews with Mr. Liu, who serves as our General Counsel and Chief Compliance Officer, any significant compliance matters, including matters raised through internal audit reviews and our alert line.

Our Compensation Committee oversees risks associated with our compensation policies and practices with respect to executive compensation and executive recruitment and retention, as well as compensation generally. In establishing and reviewing our executive compensation program, our Compensation Committee consults with independent compensation experts and seeks to structure the program so as to not encourage unnecessary or excessive risk taking. Our compensation program utilizes a mix of base salary and short-term and long-term incentive awards designed to align our executive compensation with our success, particularly with respect to financial performance and stockholder value. The Compensation Committee sets the amount of our executives’ base salaries at the beginning of each fiscal year. A substantial portion of bonus amounts are tied to overall corporate performance and stockholder value. Compensation provided to the executive officers also includes a substantial portion in the form of long-term equity awards that help align executives’ interests with those of our stockholders over a longer term. In general, cash bonus opportunities may be reduced at our discretion based on individual performance. Our Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our financial performance and because awards are staggered and subject to long-term financial performance and strategic goals, as well as time-based vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

Our Corporate Governance and Nominating Committee oversees risks related to our overall corporate governance, including development of corporate governance principles applicable to us, evaluation of federal securities laws and regulations with respect to our insider trading policy, development of standards to be applied in making determinations as to the absence of material relationships between us and a director and formal periodic evaluations of the Board and management. Our Corporate Governance and Nominating Committee seeks to align our governance practices with best practices among peer companies and considers recommendations by shareholder advisory organizations with respect to corporate governance.

Reports delivered by all of our committee chairmen on at least a quarterly basis keep the Board abreast of its committees’ risk oversight and other activities.

Majority Voting Provision

Our Bylaws and the Corporate Governance Guidelines provide that, in an uncontested election of directors, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee), and in a contested election, each director shall be elected by a plurality of the votes cast (meaning that the nine nominees receiving the highest number of votes “for” will be elected even if any such nominee receives less than a majority of the votes cast). A contested election is defined as an election for which our Corporate Secretary determines that the number of director nominees exceeds the number of directors to be elected as of the date that is ten days preceding the date we first mail our notice of meeting for such meeting to stockholders.

Under our Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of “against” votes than “for” votes shall promptly tender his or her resignation following certification of the vote. The Corporate Governance and Nominating Committee shall consider the resignation offer and shall recommend to the Board the action to be taken. In considering whether to recommend accepting or rejecting the tendered resignation, the Corporate Governance and Nominating Committee will consider all factors that it deems relevant including, but not limited to, any reasons stated by stockholders for their “against” or “withheld” votes for election of the director, the length of service and qualifications of the director, our Corporate Governance Guidelines and the director’s overall contributions as a member of our Board. The Board will consider these and any other factors it deems relevant, as well as the Corporate Governance and Nominating Committee’s recommendation, when deciding whether to accept or reject the tendered resignation. Any director whose resignation is under consideration shall not participate in the Corporate Governance and Nominating Committee deliberation and recommendation regarding whether to accept the resignation. The Board shall take action within 90 days following certification of the vote, unless a longer period of time is necessary in order to comply with any applicable NYSE or SEC rule or regulation, in which event the Board shall take action as promptly as is practicable while satisfying such requirements. We will promptly disclose the decision and the reasons therefor in a Current Report on Form 8-K furnished to the SEC.

Biographical Information Regarding Our Director Nominees

Certain biographical information regarding our director nominees is set forth below. In each individual’s biography we have highlighted specific experience, qualifications, and skills that led the Board to conclude that each individual should serve or continue to serve as a director of our Board. In addition to these specific attributes, all of our director nominees have public company leadership experience, significant expertise in one or more areas of importance to our business and strategy, and have high-level managerial experience in relatively complex organizations or are accustomed to dealing with complex problems. We believe all of our director nominees are individuals of high character and integrity, are able to work well with others, and have sufficient time to devote to the affairs of our company.

Robert W. Alspaugh. Mr. Alspaugh, age 67, has served as a director since September 2008. From 2002 to 2006, Mr. Alspaugh served as CEO of KPMG International and from 1998 to 2002, Mr. Alspaugh served as Deputy Chairman and Chief Operating Officer of KPMG’s U.S. Practice. He joined KPMG in the Denver office in 1969 and was elected partner in 1978. In addition to providing more than ten years of service on the management committee and four years on the board of directors of KPMG, Mr. Alspaugh served on the board of KPMG International and was responsible for implementing the strategy of the global organization, which included member firms in 150 countries and more than 100,000 employees. Mr. Alspaugh holds a BBA degree (summa cum laude) in accounting from Baylor University. Mr. Alspaugh is currently a member of the boards of directors of Ball Corp., a supplier of metal and plastic packaging for beverages, food and household products, and of aerospace technologies and services to defense and civilian government agencies and Autoliv, Inc., a developer, manufacturer and supplier of safety systems to the automotive industry. Mr. Alspaugh also serves on the boards of directors of DSG Technologies, Inc. and Triton Container International, Ltd., both privately-held companies. Among other skills and qualifications, Mr. Alspaugh brings to our Board substantial global financial management and accounting expertise which is relevant to our business and has led the Board to determine that he is an “audit committee financial expert” as defined by the SEC. Additionally, Mr. Alspaugh’s extensive global management and leadership experience is relevant to his oversight role on our Audit Committee given the global nature of our operations and the related complexities. Mr. Alspaugh serves as the Chairman of our Audit Committee, is one of our Audit Committee financial experts and also serves on our Corporate Governance and Nominating Committee. Mr. Alspaugh serves as the chairman of the audit committees of Triton Container, Autoliv and Ball Corp. He also serves on the compliance committee for Autoliv and the finance committee for Ball Corp.

Karen Austin. Ms. Austin, age 53, has served as a director since June 17, 2014. Ms. Austin has served as Senior Vice President and Chief Information Officer of Pacific Gas & Electric Company, a natural gas and electric utilities company headquartered in California, since June 2011. Before joining PG&E, Ms. Austin served as Senior Vice President and President of Consumer Electronics of Sears Holdings Corporations from January 2009 to May 2011 and as its Executive Vice President and Chief Information Officer from March 2005 to

January 2009. Ms. Austin joined Kmart Corporation in 1984 and served, before its merger with Sears, Roebuck and Co. in 2005, as its Senior Vice President and Chief Information Officer from April 2002 to March 2005 and Vice President, Applications from January 2000 to April 2002. Ms. Austin brings to our Board her strong expertise in information technology, change management, engineering, enterprise system security and technical operations, with extensive experience in retail operations and deep knowledge of technology company operating environments. Such experience and qualifications provide unique and valuable insight on the Board’s oversight of our business strategy, and, in particular, our transformation initiatives. Ms. Austin serves on our Audit Committee and Corporate Governance and Nominating Committee. Ms. Austin holds a B.S. degree in Computer Science from Trine University.

Paul Galant. Mr. Galant, age 47, has served as our CEO and a director since October 1, 2013. Prior to joining Verifone, Mr. Galant served as the CEO of Citigroup Inc.’s Enterprise Payments business since 2010. In this role, Mr. Galant oversaw the design, marketing and implementation of global business-to-consumer and consumer-to-business digital payments solutions. From 2009, Mr. Galant served as CEO of Citi Cards, heading Citigroup’s North American and International Credit Cards business. From 2007 to 2009, Mr. Galant served as CEO of Citi Transaction Services, a division of Citi’s Institutional Clients Group. From 2002 to 2007, Mr. Galant was the Global Head of the Cash Management business, one of the largest processors of payments globally. Mr. Galant joined Citigroup, a multinational financial services corporation, in 2000. Prior to joining Citigroup, Mr. Galant held positions at Donaldson, Lufkin & Jenrette, Smith Barney, and Credit Suisse. Mr. Galant holds a Bachelor’s degree from Cornell University where he graduated a Phillip Merrill Scholar. Mr. Galant brings to our Board of Directors, among other skills and qualifications, leadership and expertise with respect to global payments solutions, broad knowledge of the payments and financial services industries, and leadership and management of complex, global organizations.

Alex W. (Pete) Hart. Mr. Hart, age 74, has served as a director since July 2006 and the Chairman of the Board since June 17, 2014. Mr. Hart has been an independent consultant to the financial services industry since November 1997. From August 1995 to November 1997, he served as CEO and from March 1994 to August 1995 as Executive Vice Chairman of Advanta Corporation, a diversified financial services company. From 1988 to 1994, he was President and CEO of MasterCard International, the worldwide payment service provider. Mr. Hart holds a bachelor degree in social relations from Harvard University. He is currently a member of the boards of directors of Global Payments, Inc., a payment services company (since February 2001) and Mitek Systems, Inc., a mobile video technology company (since December 2010). Mr. Hart also serves as a director and member of the compensation committee for Solicore, Inc., a private company that develops and manufactures embedded power solutions. From April 2001 until April 2012, Mr. Hart served as Chairman of the Board and a director of SVB Financial Corp. Mr. Hart also previously served on the board of directors and compensation committee of FICO, Inc., a predictive software company. Among other skills and qualifications, Mr. Hart has been an active participant in the payments and financial services industry for more than 40 years including as senior executive, director and consultant, and further, Mr. Hart’s payments industry experience ranges from executive roles at banks, issuers, acquirers and card associations, all of which provide unique insight into our business operations and strategy. The wide spectrum of Mr. Hart’s business and professional experience within the payments industry strongly complements the attributes of our other directors. Mr. Hart is the Chairman of our Corporate Governance and Nominating Committee. He also serves on the governance committee of Mitek, and is the chairman of the compensation committees of Global Payments and Mitek. Mr. Hart is also a member of the technology committee at Global Payments.

Robert B. Henske. Mr. Henske, age 53, has served as a director since January 2005. Mr. Henske is a Senior Advisor at Hellman & Friedman LLC, where he served as a Managing Director from July 2007 to 2014. From May 2005 until July 2007, he served as Senior Vice President and General Manager of the Consumer Tax Group of Intuit Inc. He was Intuit’s CFO from January 2003 to September 2005. Prior to joining Intuit, he served as Senior Vice President and CFO of Synopsys, Inc., a supplier of electronic design automation software, from May 2000 until January 2003. From January 1997 to May 2000, Mr. Henske was a partner at Oak Hill Capital Management, a Robert M. Bass Group private equity investment firm. He holds a B.Sc. degree in Chemical

Engineering from Rice University and an M.B.A. (with distinction) in Finance and Strategic Management from The Wharton School at the University of Pennsylvania. Mr. Henske is chairman of the board of directors of OpenLink Financial. Mr. Henske was previously a member of the boards of directors of Applied Systems, Inc., Ellucian (formerly Datatel, Inc.) (as chairman), Associated Materials LLC, Goodman Global, Inc., Activant Solutions (as chairman), Iris Software Ltd. (as chairman), SSP Holdings (as chairman), Williams Scotsman, Grove Worldwide, Reliant Building Products and American Savings Bank. In addition to other skills and qualifications, Mr. Henske brings to our Board significant finance and accounting experience through his former roles as CFO of large, global companies in the high technology industry. Mr. Henske’s leadership and management experiences, including his service as a director and committee member on the boards of a number of companies, provide valuable insight on dynamics and operation of the Board, particularly in its oversight role. Mr. Henske is Chairman of our Compensation Committee, serves on our Audit Committee and is one of our Audit Committee financial experts. Mr. Henske is also on the audit and compensation committees of OpenLink Financial.

Wenda Harris Millard. Ms. Millard, age 60, has served as a director since September 2012. Ms. Millard is President and Chief Operating Officer of MediaLink LLC (“MediaLink”), an advisory firm that provides critical counsel and strategic direction to the media, marketing, advertising, entertainment and technology industries. Ms. Millard joined MediaLink in April 2009. Previously, Ms. Millard served as President of Media for Martha Stewart Living Omnimedia, Inc. from July 2007 to April 2009, and as its Co-CEO from June 2008 to April 2009. From 2001 to 2007, Ms. Millard was Chief Sales Officer of Yahoo! Inc., overseeing the company’s advertising and marketing services. Prior to that, Ms. Millard served in a number of executive positions in publishing, advertising and online media, including as President, Ziff Davis Internet, Inc. and Chief Internet Officer, Ziff Davis; EVP and General Manager, Network/Media of DoubleClick Inc.; President of Standard Rate & Data Service; Senior Vice President and Publisher of Family Circle Magazine for The New York Times Company; and as EVP and Publisher of Adweek Magazines. Ms. Millard holds a B.A. from Trinity College and an M.B.A. from the Harvard Business School. She currently also serves on the board of Millennial Media, Inc., a digital and mobile media advertising business, where she has served as a director since May 2009, and is a member of its compensation committee. Ms. Millard previously served on the boards of True North Communications Inc., a global advertising and communications company (formerly listed on the NYSE under the ticker “TNO” and acquired by The Interpublic Group of Companies in 2001) and Martha Stewart Living Omnimedia. In addition, she is a member of the board of the James Beard Foundation and previously has also served as Chairman of the Internet Advertising Bureau. Among other skills and qualifications, Ms. Millard is a seasoned executive with over thirty years in the publishing, advertising and online world. She is one of the early pioneers of internet advertising with demonstrated ability to drive growth and innovation in advertising and online media, including her contributions at DoubleClick, Ziff Davis, Yahoo! and Martha Stewart Living Omnimedia, which the Board believes is a valuable resource as we continue to expand activities of our payment-enabled media businesses and other strategic initiatives in advertising and digital media. Ms. Millard has served on our Compensation Committee since the date of her appointment to our board.

Eitan Raff. Mr. Raff, age 73, has served as a director since October 2007. Mr. Raff currently serves as a financial consultant to Wolfson Clore Mayer Ltd. and as a senior advisor to Morgan Stanley. Mr. Raff also serves on the board of directors of Alon USA Partners GP, LLC, a Delaware limited liability company that is owned by Alon USA Energy, Inc. and general partner of Alon USA Partners, LP, a Delaware limited partnership that owns and operates a crude oil refinery and markets and distributes petroleum products. Mr. Raff is also chairman of the public board of Youth Leading Change, a non-profit association, and previously served as the Accountant General (Treasurer) in the Israeli Ministry of Finance. Mr. Raff holds a B.A. and M.B.A. from the Hebrew University of Jerusalem and, in 2012, received a Doctor Philosophiae Honoris Causa from the Hebrew University of Jerusalem. Mr. Raff currently serves on the boards of directors of Israel Corp. Ltd. and a number of privately-held corporations. Mr. Raff previously served as chairman of the board of directors of Bank Leumi le Israel B.M., Bank Leumi USA and Bank Leumi UK plc from 1995 until 2010. Mr. Raff brings to the Board, among other skills and qualifications, extensive and in-depth experience within the financial services industry, as well as global and cultural aspects of operations and business management relevant to our strategic development.

Additionally, Mr. Raff provides unique perspectives on corporate governance and administration based on his long tenure with Bank Leumi. Mr. Raff is a member of our Corporate Governance and Nominating Committee. He currently serves on the investment and capital structure committee of Israel Corp. and on the audit committee of Alon USA Partners GP, LLC. While serving on the Bank Leumi le Israel B.M. board, Mr. Raff served on a number of committees of the board of directors, including the committees on credit, finance, administration, conflicts of interest and risk management.

Jonathan I. Schwartz. Mr. Schwartz, age 49, has served as a director since June 17, 2014. Mr. Schwartz has served as the CEO and President of Care Zone Inc., an Internet service for family caregivers, since April 2010. From 1996 to February 2010, Mr. Schwartz served in various capacities at Sun Microsystems, Inc. prior to its acquisition by Oracle Corporation, including from April 2006 to February 2010 as CEO and a member of the board of directors. Prior to Sun, Mr. Schwartz was the founder, President and CEO of Lighthouse Design, Ltd., which was ultimately acquired by Sun in 1996, and began his career with McKinsey & Company, Inc. Mr. Schwartz serves on our Audit Committee and Compensation Committee. Mr. Schwartz also serves on the board of directors of Silver Spring Networks, Inc., a provider of smart grid products, and is a member of its compensation committee. Mr. Schwartz brings to our Board proven operational and strategic expertise, with a strong background in technology and solutions. His experience as chief executive officer of a number of high-tech companies, as well as board and committee member of other high-tech public and private companies, provides the Board an important perspective in overseeing our business operations and strategy. Mr. Schwartz holds a B.A. in Mathematics and Economics from Wesleyan University.

Jane J. Thompson. Ms. Thompson, age 63, has served as a director since March 2014. She is the founder and CEO of Jane J. Thompson Financial Services LLC, a management consulting firm advising businesses focused on payments and serving the financial services needs of mass-market consumers (including large corporations, top management consulting firms, private equity firms and start-ups). From May 2002 to June 2011, Ms. Thompson served as President of Walmart Financial Services, a division of Wal-Mart Stores, Inc. that provides money services, products and solutions to Walmart customers. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups within Sears, Roebuck & Company, and was a partner with McKinsey & Company, Inc. advising consumer companies. Ms. Thompson serves on our Compensation Committee. Ms. Thompson also serves on the Board of Directors of Blackhawk Network Holdings, a prepaid payment network company, and its compensation committee; on the Board of Directors of On Deck Capital, Inc., an online lender to small businesses, and its risk management and audit committees; on the Board of Directors of Navient Corporation, a loan management, servicing and asset management company, and its audit committee; and on the Board of Directors of Fresh Market, Inc., a specialty food retailer, and its compensation committee. From 1995 to 1999, she served on the Board of Directors of ConAgra Foods, Inc., a packaged food company, and its audit committee. Ms. Thompson brings to our Board of Directors extensive management experience leading multi-billion dollar organizations in the financial services, home services, retail and e-commerce industries, with expertise in the evolving relationship between retailers and consumers, as well as experience driving strategy and growth for large corporations. Ms. Thompson received a Master’s in Business Administration from Harvard Business School and a Bachelor’s of Business Administration in Marketing from the University of Cincinnati.

There are no family relationships among any director nominees or executive officers of Verifone.

Committee Membership

The table below summarizes membership information for each of the Board committees:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Robert W. Alspaugh	✓(Chairman)	—	✓
Karen Austin(1)	✓	—	✓
Alex W. (Pete) Hart	—	—	✓(Chairman)
Robert B. Henske	✓	✓(Chairman)	—
Wenda Harris Millard	—	✓	—
Eitan Raff	—	—	✓
Jonathan I. Schwartz(2)	✓	✓	—
Jane J. Thompson	—	✓	—

✓= Member

(1)	Ms. Austin joined the Board and was appointed a member of the Audit Committee and the Corporate Governance and Nominating Committee effective June 17, 2014.

(2)	Mr. Schwartz was elected a member of the Board at the 2014 Annual Meeting, and joined the Board and was appointed a member of the Audit Committee and Compensation Committee effective June 17, 2014.

Audit Committee Financial Expert

Our Board has determined that each of Robert W. Alspaugh and Robert B. Henske is qualified as an Audit Committee financial expert within the meaning of SEC regulations. In making this determination, the Board considered the following qualifications: (a) understanding of United States generally accepted accounting principles (“GAAP”) and financial statements; (b) ability to assess the general application of GAAP to accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be raised by our financial statements, or experience actively supervising persons engaged in these activities; (d) understanding of internal control over financial reporting; and (e) understanding of Audit Committee functions.

Director Compensation

The Corporate Governance and Nominating Committee regularly reviews director compensation against peer group data and pay practices. In December 2013, the Board and the Corporate Governance and Nominating Committee conducted a periodic review of director compensation, in which the Board and the Corporate Governance and Nominating Committee considered an evaluation of peer group pay practices and market data and trends, as well as recommendations, by our Corporate Governance and Nominating Committee’s independent compensation consultant. Following such review, the Board decided to retain non-employee director compensation at the same levels as first set in March 2012. During fiscal year 2014, the compensation policy and levels for our Board remained the same as set in March 2012.

Each non-employee director was entitled to receive an annual cash retainer and a meeting attendance fee for service on the Board and Board committees during fiscal year 2014 as follows:

Annual director retainer	$55,000
Chairman of the Board retainer(1)	$100,000
Annual committee chair retainers:
Audit Committee	$20,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$10,000
Board and committee meeting in-person attendance fee	$1,500
Board and committee meeting telephonic attendance fee	$1,500

(1)	The Chairman of the Board retainer is incremental to the annual director retainer.

From time to time, the Board of Directors may establish non-standing, limited purpose committees. Retainer and meeting fees for these committees are determined on a case by case basis.

In addition, each director is entitled to receive an annual equity award consisting of stock options and RSUs, each with a target value of $75,000, with such awards granted following the election of directors at each annual meeting. For fiscal year 2014, the Board elected to provide Ms. Thompson with an additional equity grant, consisting of stock options and RSUs, each with a target value of $18,750, in light of Ms. Thompson accepting her appointment to join our Board three months prior to our 2014 Annual Meeting to fill a vacancy from Mr. McGinn’s resignation from our Board. The grant date of director equity awards is the first trading day in the month following our annual meeting and the exercise price of the stock option grants is the closing price of our common stock on the grant date. The number of options is determined based on the Black-Scholes-Merton fair value as of the date of grant and the number of RSUs is determined based on the 60 day average share price as of the date of grant, in each case rounded to the nearest 500 options or units. The annual equity awards vest in full on the first anniversary of the grant date. Stock options have a term of seven years.

The following table sets forth a summary of the compensation earned by our non-employee directors (including non-employee directors who ceased to be a member of the Board during fiscal year 2014) for services in fiscal year 2014:

Name	Cash Fees	Option Awards(1),(2)	Stock Awards(1),(3)	All Other Compensation	Total
Robert W. Alspaugh	$100,500	$61,287	$73,180	$—	$234,967
Karen Austin(4)	$29,472	$61,287	$73,180	$—	$163,939
Dr. Leslie Denend(5)	$103,736	$183,510	$130,165	$—	$417,411
Alex W. (Pete) Hart	$115,722	$61,287	$73,180	$—	$250,189
Robert B. Henske	$92,000	$61,287	$73,180	$—	$226,467
Richard A. McGinn(6)	$29,677	$—	$—	$—	$29,677
Wenda Harris Millard	$65,500	$61,287	$73,180	$—	$199,967
Eitan Raff	$68,500	$61,287	$73,180	$—	$202,967
Jonathan I. Schwartz(7)	$32,472	$61,287	$73,180	$—	$166,939
Jeffrey Stiefler(8)	$45,181	$183,510	$130,165	$—	$358,856
Jane J. Thompson	$43,470	$78,001	$91,475	$—	$212,946

(1)

During fiscal year 2014, each non-employee member of the Board who was a director after the close of our Annual Meeting of Stockholders on June 17, 2014 was granted 2,000 RSUs and 5,500 stock options. The Board elected to provide Ms. Thompson with 500 additional RSUs and 1,500 additional stock options, in light of Ms. Thompson accepting her appointment to join our Board three months prior to our 2014 Annual Meeting in order to fill a vacancy from Mr. McGinn’s resignation from our Board. Amounts shown in these columns reflect the aggregate fair value of each award as of the grant date of such award computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 and do not reflect whether the recipient has actually realized a financial benefit from the awards. The fair value of option awards was estimated using the Black-Scholes-Merton option pricing model in accordance with FASB ASC Topic 718. Pursuant to SEC rules, amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions used for the calculation of these awards, see Note 4, Employee Benefit Plans, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended October 31, 2014.

(2)	As of October 31, 2014, the aggregate outstanding number of options held by each of our non-employee directors is as follows: Mr. Alspaugh, 55,875 shares; Ms. Austin, 5,500 shares; Mr. Hart, 36,563 shares; Mr. Henske, 51,000 shares; Ms. Millard, 14,500 shares; Mr. Raff, 29,000 shares; Mr. Schwartz, 5,500 shares; and Ms. Thompson, 7,000 shares.

(3)	As of October 31, 2014, the aggregate number of RSUs held by each of our non-employee directors is as follows: Mr. Alspaugh, 12,500; Ms. Austin, 2,000; Mr. Hart, 2,000; Mr. Henske, 12,500; Ms. Millard, 2,000; Mr. Raff, 2,000; Mr. Schwartz, 2,000; Mr. Stiefler, 5,000 (consisting of 3,500 RSUs the delivery of which are deferred to June 1, 2017 and 1,500 RSUs the delivery of which are deferred to June 1, 2018); and Ms. Thompson, 2,500.

(4)	Ms. Austin joined the Board and was appointed a member of the Audit Committee and the Corporate Governance and Nominating Committee on June 17, 2014.

(5)	Dr. Denend, who was previously the Chairman of the Board, did not stand for re-election at the 2014 Annual Meeting on June 17, 2014, and therefore ceased to be a member of the Board as of that date. On June 17, 2014, following the 2014 Annual Meeting, the Board approved the acceleration of vesting, from July 1, 2014 to June 17, 2014, of 3,500 RSUs and 9,000 stock options granted to Dr. Denend on July 1, 2013, in connection with Dr. Denend’s completion of the one-year term of service as a director through the 2014 Annual Meeting. The Option Awards amount and the Stock Awards amount represent the incremental fair value of such accelerated vesting of the option grant and the RSU grant, respectively.

(6)	Mr. McGinn resigned as a member of the Board and the Corporate Governance and Nominating Committee, effective March 26, 2014.

(7)	Mr. Schwartz was elected a member of the Board at the 2014 Annual Meeting, and joined the Board and was appointed a member of the Audit Committee and Compensation Committee effective June 17, 2014.

(8)	Mr. Stiefler did not stand for re-election at the 2014 Annual Meeting on June 17, 2014, and therefore ceased to be a member of the Board and the Audit Committee and Compensation Committee as of that date. On June 17, 2014, following the 2014 Annual Meeting, the Board approved the acceleration of vesting, from July 1, 2014 to June 17, 2014, of 3,500 RSUs and 9,000 stock options granted to Mr. Stiefler on July 1, 2013, in connection with Mr. Stiefler’s completion of the one-year term of service as a director through the 2014 Annual Meeting. The Option Awards amount and the Stock Awards amount represent the incremental fair value of such accelerated vesting of the option grant and the RSU grant, respectively.

OUR EXECUTIVE OFFICERS

Our executive officers are elected annually by the Board and serve at the discretion of the Board. Our current executive officers and their ages as of February 11, 2015 are as follows:

Name	Age	Position
Alok Bhanot	46	EVP, Engineering and Chief Technology Officer
June Yee Felix	58	President, Verifone Europe
Paul Galant	47	CEO
Sunil Kappagoda	50	President, Verifone Asia Pacific and EVP, Corporate Strategy
Albert Liu	42	EVP, Corporate Development & General Counsel
Jennifer Miles	43	President, Verifone Americas
Bulent Ozayaz	41	President, Verifone Southern Europe, Russia, Middle East and Africa
Marc E. Rothman	50	EVP and CFO

Alok Bhanot. Mr. Bhanot has served as our EVP, Engineering and Chief Technology Officer since December 2, 2013. Prior to joining Verifone, from June 2013 to November 2013, Mr. Bhanot served as an advisor of Walmart Labs, a unit of Walmart Global e-Commerce, and, from February 2011 to June 2013, as the founder and CEO of Inkiru, Inc., a provider of business intelligence/analytics technology, before it was acquired by Walmart in June 2013. Prior to that, from July 2010 to January 2011, Mr. Bhanot served as the Chief Technology Officer for Rent The Runway, Inc., a company that sells and rents women’s fashion products online, and, from April 2009 to June 2010, EVP for Cooliris, Inc., a software developer of photo viewing applications. From May 2007 to March 2009, Mr. Bhanot served as Vice President, Risk Technology of PayPal and, from January 2006 to March 2009, Vice President, Corporate Architecture of eBay, Inc. Before joining eBay, Inc., from January 2000 to March 2002, Mr. Bhanot served as the Chief Technology Officer of Gradience, Inc., a market data analytics provider. Mr. Bhanot graduated from University of Roorkee (Indian Institute of Technology) with a Bachelor’s degree in Mechanical Engineering.

June Yee Felix. Ms. Felix has served as our President, Verifone Europe since May 26, 2014. Prior to joining Verifone, Ms. Felix served as Managing Director of Global Enterprise Payments at Citibank, N.A. from February 2011 to May 2014, leading a global business focused on healthcare payments and digital transformation. From October 2002 to November 2009, Ms. Felix served as Global General Manager of Banking and Financial Markets at International Business Machines Corporation, responsible for the overall business results of IBM’s largest industry group, covering banks, broker-dealers, payment processors, merchant acquirers and exchanges globally, and led teams that developed new solutions and partnerships in payments, risk management, banking, customer management and data management/analytics. Ms. Felix was the CEO and Chairman of the Board of CertCo LLC, a security and risk management technology company, from January 2000 to June 2002 and Senior Vice President, E-Commerce and Payments Executive of Chase Manhattan Bank from January 1991 to January 2000. Ms. Felix also served as a consultant for Citibank N.A., Permira LLC, a private equity investment firm, in 2010 and for Booz, Allen & Hamilton from August 1985 to December 1989. Ms. Felix holds a B.S. degree in Chemical Engineering (summa cum laude) and Premedical Studies from the University of Pittsburgh.

Biographical information for Mr. Galant is set forth above.

Sunil A. Kappagoda. Mr. Kappagoda has served as our President of Verifone Asia Pacific, overseeing Verifone’s operations in China, India, Greater Asia, Australia, and New Zealand, and as our EVP, Corporate Strategy, leading the ongoing development of Verifone’s global business strategy since July 25, 2013. Prior to joining Verifone, from November 1999 to July 2013, Mr. Kappagoda served as a Senior Partner and Managing Director for The Boston Consulting Group, leading its relationships with major U.S. and international financial services organizations. Prior to joining The Boston Consulting Group, from February 1996 to October 1999, Mr. Kappagoda served as a Director of Oliver, Wyman & Company, a financial services consulting firm, and, from September 1990 to January 1996, as a Principal of Booz Allen & Hamilton, Inc.’s financial services practice. Mr. Kappagoda holds a Bachelor’s degree in Engineering from Imperial College in London, a Master’s degree in Economics from the London School of Economics and a Master’s degree in Business Administration from the University of Pennsylvania’s Wharton School. He has served as a member of the advisory board for the Imperial College Business School since 2007.

Albert Liu. Mr. Liu serves as our EVP, Corporate Development and General Counsel. Mr. Liu joined Verifone in October 2008, as Senior Vice President, General Counsel and Corporate Secretary, and was named EVP, Corporate Development in August 2011. In his capacity Mr. Liu also serves as Chief Compliance Officer. Prior to joining Verifone, he was Vice President, Legal and Corporate Development, and Company Secretary for NETGEAR, Inc., a provider of networking solutions, since October 2004. Mr. Liu also previously served as General Counsel, Director of Human Resources and Secretary of Turnstone Systems, Inc., a supplier of digital subscriber line testing equipment and General Counsel and Secretary for Yipes Enterprise Services, a provider of Ethernet connectivity services. Mr. Liu began practicing law with the firm of Sullivan & Cromwell in New York, advising clients on all aspects of corporate and securities law, leading public and private securities offerings, and negotiating and finalizing venture capital investments and contracts. Before entering the legal field, he was a software engineer at Tandem Computers. He holds dual degrees in Computer Science and Political Science from Stanford University, and a J.D (magna cum laude) from the University of California, Hastings College of the Law. He is a member of the State Bar of California.

Jennifer Miles. Ms. Miles has served as our President, Verifone Americas since March 18, 2013. Ms. Miles joined Verifone in February 2001 and has served in various management positions, playing an integral role in driving the growth of Verifone’s solutions. Most recently, from August 2011 to March 18, 2013, she served as Verifone’s EVP, North America, overseeing Verifone’s North America business. Prior to joining Verifone, Ms. Miles spent six years with Wachovia Bank serving in several roles including sales and product management of corporate treasury and cash management solutions to Fortune 500 companies. Ms. Miles graduated from the University of Georgia with a bachelor degree in Business Administration.

Bulent Ozayaz. Mr. Ozayaz has served as our President, Southern Europe, Russia, Middle East and Africa since March 18, 2013, overseeing our business in these regions. Prior to his current position, he served as Vice President and General Manager of Verifone Media Solutions as well as Vice President and General Manager of Wireless Solutions, North America Financial Solutions. Mr. Ozayaz joined Verifone through our acquisition of Lipman Electronic Engineering Ltd. in 2006, where he served as Vice President North America Marketing. Mr. Ozayaz holds a Bachelor’s degree in Computer Science and Electronic Engineering and a Master’s of Business Administration degree from Hofstra University.

Marc E. Rothman. Mr. Rothman has served as our EVP and CFO since February 4, 2013. Prior to joining Verifone, Mr. Rothman served as the CFO of Motorola Mobility, Inc., where he oversaw global financial strategy, financial analysis and reporting, regulatory financial compliance, restructuring activities, and mergers and acquisitions, including his leadership in Motorola Mobility’s spin-off transaction from its former parent company, Motorola, Inc., as well as the sale of the company to Google in May 2012. At Motorola, he also held a number of senior finance leadership positions across the company, including serving as chief financial officer in several of its business segments (Public Safety, Networks and Enterprise, and Mobile Devices). Mr. Rothman joined Motorola, Inc. through the acquisition of General Instrument in 2000, and at that time he was vice president and corporate controller. He began his career at Deloitte & Touche LLP. Mr. Rothman is a Certified Public Accountant (inactive) in the State of California and graduated from Richard Stockton College with a Bachelor’s degree in Business.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program and discusses the compensation for our fiscal year 2014 named executive officers (“NEOs”). Our fiscal year 2014 NEOs are:

•	Paul Galant, our CEO

•	Marc Rothman, our EVP and CFO

•	Alok Bhanot, our EVP, Engineering and Chief Technology Officer, who joined Verifone in December 2013

•	June Yee Felix, our President, Verifone Europe, who joined Verifone in May 2014

•	Sunil Kappagoda, our President, Verifone Asia Pacific and EVP, Corporate Strategy

Overview

Our Board and Compensation Committee oversee our executive compensation program. In designing our executive compensation, the Board and Compensation Committee seek to align executive compensation with stockholder return and long-term value and to incentivize our executives to deliver superior performance. Over the past 21 months, we have made significant changes to our senior management, including the appointment of Mr. Galant as our CEO in October 2013. Our Board of Directors made these changes to strengthen our financial and operational performance, optimize our technology platform, and reposition us as a market leader in the payments industry, following periods of disappointing financial results. In particular, the changes involved appointing Mr. Bhanot as our EVP, Engineering and Chief Technology Officer and Ms. Felix as our President, Verifone Europe during fiscal year 2014. The following graph reflects the tenure of our NEOs:

In making these executive changes, our Board sought new executive talent with substantial strategic experience in our industry and markets and technical expertise relevant to our systems and solutions, and also with demonstrated leadership and success at organizations and operations of larger scale or greater complexity than ours as we focused on repositioning the Company for long-term growth and success.

Under Mr. Galant’s leadership, our NEOs spent considerable time during fiscal year 2014 evaluating our competitive position and product strategy in key markets (personally engaging with our clients and partners to reinvigorate Verifone’s competitiveness and industry leadership), conducting detailed reviews of our strategic investment in research and development for key products and markets to strengthen our prospects for strategic growth and long-term profitability, and developing a comprehensive transformation plan to strengthen our financial and operational performance and shape an effective long-term business strategy. At the same time, they also were able to deliver financial results that exceeded our financial goals for the year as contained in our annual operating plan.

Highlighted below are our Non-GAAP net revenues and Non-GAAP earnings per share, or EPS, for fiscal year 2013 compared to fiscal year 2014:

The following are our GAAP net revenues and GAAP EPS for the same performance periods (in millions, except per share information).

	Q1 FY13	Q2 FY13	Q3 FY13	Q4 FY13	Q1 FY14	Q2 FY14	Q3 FY14	Q4 FY14
GAAP net revenues	$428.7	$426.3	$416.0	$431.2	$436.1	$466.4	$475.9	$490.5
GAAP EPS	$0.11	$(0.54)	$(0.02)	$(2.26)	$(0.15)	$(0.22)	$(0.26)	$0.27

Please see Appendix A for a reconciliation of (1) non-GAAP net revenues to GAAP net revenues; and (2) non-GAAP net income to GAAP net income (loss) and non-GAAP EPS to GAAP EPS for each of the above periods.

We believe that the performance of our executives is a critical part of our executing successfully on our overall transformation and strategic plan. Key measures of our financial and operational performance include Non-GAAP net revenues and Non-GAAP EPS. Accordingly, both financial measures, along with performance goals designed to incentivize long-term consistent achievement against net revenues and EPS goals, were key measures of our executives’ performance for fiscal year 2014. Other important measures included free cash flow and optimization of our technology platform, for which critical milestones were achieved or exceeded in fiscal year 2014.

Executive Compensation Actions

Our Compensation Committee retained our NEOs’ fiscal year 2014 compensation at the same level as for fiscal year 2013. Accordingly:

•	Base salary—Their annual base salaries were maintained at the fiscal year 2013 levels or, for NEOs hired in fiscal year 2014, at the levels negotiated at the time of their joining Verifone; and

•

Equity Awards—Except in the case of Mr. Kappagoda, they did not receive any equity awards. As provided in his employment offer letter, in March 2014 the Compensation Committee granted Mr. Kappagoda an RSU award with a grant date value of $1,500,000 which was to vest on the first anniversary of the date of grant.

Short-Term Incentive Compensation. As noted above, our fiscal year 2014 financial performance exceeded our overall financial and operational goals. Under our short-term incentive compensation plan, which provides cash awards to our NEOs based on actual performance as measured against multiple corporate financial measures as well as individual qualitative performance objectives, the Compensation Committee made a bonus award of approximately $1.39 million to our CEO (representing 139% of his target cash bonus opportunity) and bonus awards ranging from approximately $193,000 to approximately $689,000 to our other NEOs.

In addition, to recognize his exceptional performance in successfully achieving our transformation initiative goals for fiscal year 2014 and delivering outstanding financial results, our Compensation Committee awarded our CEO a one-time special bonus in the amount of $500,000.

Compensation of New Fiscal Year 2014 NEOs. Messrs. Bhanot and Kappagoda’s and Ms. Felix’s compensation for fiscal year 2014 was based primarily on terms negotiated as part of their new hire arrangements. In negotiating these arrangements, our Compensation Committee considered several factors specific to each individual, including his or her intended role and responsibilities and criticality to our transformation plan, his or her individual skills, qualifications, and experience, other competitive opportunities then available to him or her, his or her current compensation package, including the value of any compensation forfeited in leaving a position to join Verifone, and competitive market data. Since these arrangements were the result of extensive negotiations with these individuals, they are not reflective of our ongoing executive compensation policies or practices. For a detailed discussion of the terms and conditions of Messrs. Bhanot and Kappagoda’s and Ms. Felix’ compensation arrangements, see “Employment-Related Agreements with the NEOs” below.

Compensation Program Modifications and Enhancements

In fiscal year 2014, our Compensation Committee adopted several modifications and enhancements to our executive compensation program as first described in the definitive proxy statement for our 2014 Annual Meeting of Stockholders. Throughout fiscal year 2014, our Compensation Committee has continued to make changes to our executive compensation program and related policies in order to better align our program with its goals. We believe that these changes will strengthen our compensation philosophy, motivate our NEOs to grow our long-term profitability, and better align the interests of our NEOs and stockholders.

Executive Compensation Program Feature	Summary of Modification or Enhancement	Effective Date of Modification or Enhancement
Short-term incentive compensation	Seventy-five percent of the short-term (annual) incentive compensation opportunities for our executive officers (including the NEOs) will be based on the achievement of pre-established target levels for multiple corporate financial measures (in fiscal year 2014, non-GAAP net revenues, non-GAAP EPS, and free cash flow) and 25% of their short-term (annual) incentive compensation opportunities will be based on the achievement of individual performance objectives, subject to minimum thresholds for any payment.	Fiscal year 2014

Long-term equity incentive compensation	Our Compensation Committee adopted a policy providing that at least half of the value of long-term equity incentive compensation granted to our executive officers (including the NEOs) will be performance-based.	Fiscal year 2015

Executive Compensation Program Feature	Summary of Modification or Enhancement	Effective Date of Modification or Enhancement
Performance-based equity awards	Performance-based equity awards have a three-year performance period and utilize relative performance measures. The performance-based equity awards granted to our executive officers (including the NEOs) will be earned based on our total stockholder return (“TSR”) relative to the TSR of a recognized index, such as the S&P North America Technology Index, measured over a three-year performance period. These awards provide for threshold, target, and maximum performance levels which will result in at-target, below-target, and above-target earn-outs based on the actual performance achievement for the performance period.	Fiscal year 2015

Stock ownership policy	Our Compensation Committee modified our stock ownership policy to increase the required ownership levels for our executive officers. This policy also requires our executive officers (including our NEOs) to retain stock awards, net of shares withheld for taxes, if their required ownership levels have not been timely met. See detailed discussion under “Executive Stock Ownership Guidelines” in this CD&A.	March 2014

Compensation recovery (“clawback”) policy	Our Compensation Committee has adopted a policy providing that, in the event of a financial restatement, any incentive-based compensation in the form of cash awards paid to an executive officer (including the NEOs) during the three-year period preceding the restatement that would not have been paid to such executive officer based on the restated financial results must be returned. See detailed discussion under “Adjustment or Recovery of Awards; Clawback Policy” in this CD&A.	March 2014

We also adopted changes to our use of peer group company data for executive compensation. We utilize a formula-based approach, based on objective, quantitative criteria, in selecting peer group companies for executive compensation purposes, which we believe ensures that the peer group used for compensation decisions is better aligned with Verifone’s financial performance and market capitalization. Using this peer group information, or competitive survey data where peer group information is not available for a particular position, the Compensation Committee considers median compensation data as an important reference point in determining target executive compensation. When our Compensation Committee initiated its review to adopt structural changes to our executive compensation program, it sought to target executive compensation at the median of compensation based on peer group and competitive survey data. After further evaluation during fiscal year 2014 of our executive compensation program objectives, and in particular our ability to attract, motivate and retain high caliber executives in light of the challenges presented by our recent significant management and organizational changes, the Compensation Committee concluded that peer group median compensation, though an important element, should not be a specific target for determining target executive compensation. In reaching this conclusion, the Compensation Committee sought to preserve flexibility to address individual executive situations, including compensation packages negotiated with newly hired executives, vesting schedules of existing equity awards and the related retention value, historical performance and performance goals for the upcoming year and the scope of individual executives’ responsibilities and other relevant factors. For example, as we have hired additional talent to our executive team, we have recruited executives with demonstrated leadership at companies of larger operations and greater complexity. The Compensation Committee was also especially cognizant of the importance of attracting, motivating and retaining a strong executive team to execute on the transformation plans that we believe are necessary to deliver superior performance and long-term growth, and the extremely competitive labor market in our industry for the level of executive talent we desire. Further, as we continue to work on our transformation, retention, succession planning and stability of the executive team are critical considerations. See additional discussion of peer group company data and methodology under “Determination of Compensation—Competitive Data” in this CD&A.

Certain exceptions to the policies described above (other than executive stock ownership levels and clawbacks) may be made in conjunction with negotiating new hire compensation arrangements for newly hired executive officers.

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal year 2014:

•

Direct Communication with Board of Directors. We provide a direct line of communication for our stockholder with our Board of Directors, as described under “Director Independence and Corporate Governance—Communications with Directors” above.

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

•

Independent Compensation Committee Advisors. The Compensation Committee engaged its own compensation consultant to assist with its fiscal year 2014 compensation responsibilities. This consultant performed no consulting or other services for Verifone.

•

Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes.

•

Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•	Annual Stockholder Advisory Vote on Executive Compensation. We provide our stockholders with an annual advisory vote on the compensation of our NEOs;

•	No Material Perquisites. We do not provide material perquisites to our NEOs;

•	No Excise Tax Gross-ups. We do not provide excise tax gross-up payments in connection with executive severance or change of control payments;

•

“Double-Trigger” Change-of-Control Arrangements. All change-of-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-of-control of the Company plus a qualifying termination of employment before payments and benefits are paid);

•	Stock Ownership Guidelines. We maintain stock ownership guidelines for our NEOs, as described in “Executive Stock Ownership Guidelines” below;

•

Compensation Recovery Policy. We maintain a compensation recovery (“clawback”) policy that provides for the recoupment of annual incentive compensation from our NEOs in the event of a financial restatement, as described in “Adjustment or Recovery of Awards; Clawback Policy” below;

•	Hedging and Pledging Prohibited. We prohibit our employees, including our NEOs, and directors from hedging or pledging our securities; and

•	No Stock Option Repricings. We do not reprice outstanding stock options (where the exercise price is below the then-current market price of our common stock) without stockholder approval.

At our 2014 Annual Meeting of Stockholders, we conducted an advisory vote of our stockholders (commonly known as a “Say-on-Pay” vote) to approve the compensation of our named executive officers. At that meeting, approximately 79.2% of the votes cast on the proposal voted to “approve” the compensation of the named executive officers, an increase compared to 20.7% of the votes cast in favor of our 2013 Say-on-Pay vote.

Following our 2013 Annual Meeting of Stockholders and in connection with our 2014 Annual Meeting of Stockholders, we actively engaged with several of our large institutional stockholders to discuss stockholder concerns in light of the unfavorable 2013 Say-on-Pay vote. Following these discussions, we presented our Compensation Committee with a summary of stockholder concerns and potential areas for modifying and enhancing our executive compensation program to better align our policies and practices with stockholder objectives and to respond to the views that stockholders expressed in the 2013 Say-on-Pay vote. In March 2014, after evaluation of our stockholders’ concerns, the Compensation Committee adopted a number of modifications and enhancements to our executive compensation program to address these concerns, to be implemented on a going forward basis, as described above.

We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received through our engagement activities and at other times during the year to understand their views on our executive compensation philosophy, policies, and practices, when making compensation decisions for our NEOs.

Consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the advisory vote on the frequency of future Say-on-Pay votes conducted at our 2011 Annual Meeting of Stockholders, our Board of Directors has adopted a policy providing for annual Say-on-Pay votes on the compensation of our NEOs. Accordingly, following the Annual Meeting of Stockholders to which this proxy statement relates, the next stockholder advisory vote on the compensation of the named executive officers will take place in 2016.

Compensation Program Objectives

We believe that highly talented, dedicated, and results-oriented management is critical to our growth and long-term success. Our compensation program, which is subject to the oversight of our Board and the Compensation Committee, is designed to:

•

Align our management’s interests with long-term stockholder value by providing for a significant portion of management’s compensation in the form of long-term incentive awards, such as stock options, RSUs, and other stock-based awards, with a combination of time-based and performance-based vesting schedules, the value of which depends upon the performance of our common stock;

•

Tie each NEO’s compensation to our success during the most recent fiscal year, measured in large part by our financial and operational performance, using targets that are aligned with our business strategy and operational plan as approved by our Board, and any variations in stockholder value during that period;

•

Tie a portion of each NEO’s compensation to that executive’s individual performance in supporting our company-wide goals and strategic initiatives for the fiscal year as outlined by the Board, in order to encourage and reflect individual contributions to our overall performance by rewarding individual achievement;

•	Attract, motivate, and retain management talent of high quality in an intensely competitive market;

•

Ensure that each NEO’s compensation is at appropriate and competitive levels relative to each other and to senior executives at companies that we have identified as peer group companies, or other surveyed companies, including certain of our competitors; and

•

Generally structure, to the extent deemed practicable and appropriate by our Compensation Committee, the bonuses paid to the NEOs to be tax deductible to us as “qualified performance-based compensation” under Section 162(m) of the IRC.

Implementing Our Objectives

The Compensation Committee determines the compensation for each of the NEOs, subject to individually negotiated contractual arrangements with executives. The Compensation Committee evaluates base salaries and short-term and long-term incentive awards as tools to provide the appropriate incentives to meet our compensation objectives both individually and in the aggregate for the NEOs. Our Compensation Committee is also cognizant of the importance in investing in executive talent to ensure that we achieve our corporate strategies and goals, particularly during times of corporate transformation. We believe the most important indicator of whether our compensation objectives are being met is whether we have structured our compensation elements to incentivize delivery of superior performance, particularly with respect to our financial performance and strategic initiatives, as well as long-term growth and profitability, and overall stockholder return. We also seek to ensure that our compensation program incentivizes our executives to perform in line with our expectations and to continue their careers with us.

The Compensation Committee establishes the performance targets for the NEOs at the beginning of the fiscal year based on our operating plan approved by the Board at that time. The financial forecasts that form our operating plan reflect our company-wide growth targets. The financial performance targets used for purposes of executive compensation are generally set at the higher end of the range of our planned growth based on our operating plan. Our operating plan reflects what our management and Board believe we could achieve if we successfully execute our operational strategies and goals, and incorporation of these targets into our incentive awards is intended to incentivize our executives to achieve these goals. On an individual basis, executives are given a set of performance objectives that are aligned with our operating plan, strategic goals, and transformation initiatives, and are set out in the form of a “scorecard” for each executive.

Elements of Executive Compensation

Each compensation component is structured to recognize individual performance and the components are intended to incentivize both short- and long-term performance. Our compensation program consists of the following short-term and long-term components:

Short-term components

•	Base salary;

•	Variable annual performance-based cash incentive awards; and

•	Benefits and perquisites.

Long-term components

•	Grants of equity awards with time-based vesting; and

•

Grants of equity awards that vest based on achievement of performance targets over a long-term measurement period. As discussed above, in fiscal year 2014, our Compensation Committee adopted a policy that provides that at least one-half of the value of an executive’s equity awards shall be performance-based, subject to individually negotiated contractual arrangements with newly hired executives.

The foregoing elements combine to promote the compensation objectives that we have outlined above. The Compensation Committee believes that a mix of both short-term cash incentives and long-term equity incentives are appropriate to implement our overall compensation program. In determining the elements of our executive compensation program, the Compensation Committee considers the following factors:

•	Whether the short- and long-term components of the compensation package, in absolute as well as relative terms, assure that appropriate recognition, incentives and retention value are maintained;

•	Our share price performance over a multi-year period compared against relevant market indices;

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Our financial performance during the fiscal year as measured against projections of our financial performance approved by the Board at the beginning of the fiscal year, including projections in respect of non-GAAP net revenues, non-GAAP EPS and free cash flow;

•

Information prepared by the Compensation Committee’s independent executive compensation consultant, Compensia, as described under “Competitive Data” and “Role of Compensation Consultants” below, including information with respect to the executive compensation of companies with revenues, market capitalization, market capitalization as a multiple of revenue and annual revenue growth comparable to ours; and

•	Evaluations by our CEO of NEO performance in relation to our corporate objectives. Our CEO does not make recommendations about his own compensation.

Within our executive compensation program, the Compensation Committee considers long-term equity awards as the most effective component of our executive compensation program for attracting and retaining executive talent, and incentivizing long-term performance that aligns with the interests of our stockholders. Accordingly, in setting executive compensation, the Compensation Committee has generally allocated executive compensation more heavily toward long-term equity awards rather than cash compensation. Moreover, in any particular performance period, assuming strong company and/or individual performance, the Compensation Committee may utilize equity awards for retention purposes or to incentivize performance in cases where the nature of an executive’s future performance goals merit a higher award commensurate with higher target achievements for the performance period.

Employment-Related Agreements with the NEOs

We may enter into arrangements with one or more of our executives related to specific employment or compensation terms. Our Compensation Committee makes the determination as to the terms of our arrangements with our executives. In general, our Compensation Committee considers whether an agreement is necessary to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the NEO and the importance of the particular position to our operations and strategic plan, or if the Compensation Committee determines that an employment agreement is necessary and appropriate to attract, motivate, and retain executive talent in light of market conditions, the prior experience of the executive, or our practices with respect to other similarly situated employees.

Compensation Terms with Fiscal Year 2014 NEOs

Since each of our current NEOs joined Verifone in 2013 or 2014, our current arrangements with our NEOs relate to terms that we negotiated with each NEO when he or she was hired. The pay levels and awards reflected in the employment arrangements for these executives were a result of extensive negotiations with the executives, taking into account the totality of the circumstances and the competitiveness in our industry for executive talent. While our Compensation Committee references our executive compensation program and policies in negotiating compensation for new executives, our Compensation Committee also places significant weight on each candidate’s specific qualifications, other competitive opportunities available to the candidate, the candidate’s current compensation package, including value of any compensation forfeited in leaving a position to join Verifone, and the upfront compensation packages of similar leadership positions at our peer group companies, companies that compete with us for executive talent (including companies with organizations and operations of greater complexity or larger scale than ours), and other companies in our industry based on information provided by our Compensation Committee’s compensation consultant. For example, our Compensation Committee may agree to a cash or equity bonus award upon an executive’s employment start date, or may provide for minimum bonus payouts for specified periods, to replace or “make whole” compensation foregone by an executive in order to accept employment with us. For our 2013 and 2014 executive hires, our Compensation Committee also gave significant consideration to each candidate’s intended role and responsibilities, including the criticality of his or her role to our ability to successfully execute on our transformation plan.

Our Compensation Committee does not consider compensation terms that are set based on negotiations at the time of an executive’s hire, particularly make-whole compensation, to be its ongoing compensation practice for any executive. Rather, these negotiated terms are intended to be specific only to the new hire compensation for the executive. Ongoing compensation will be determined based on performance and the principles of our executive compensation program. On an ongoing basis, the Compensation Committee would continue to give significant weight to an executive’s experience, background and demonstrated leadership, particularly at companies of greater complexity or larger scale of operations than ours, in evaluating whether an executive’s total compensation is competitive and sufficient to retain an executive.

Highlighted below are compensation terms that were set in the hiring process of our fiscal year 2014 NEOs, which include terms that were negotiated as part of the hiring process and not considered indicative of our ongoing payment practices.

Employment Agreement with Mr. Galant

Mr. Galant has served as our CEO from October 1, 2013. In connection with his appointment as our CEO, we entered into an employment agreement with him, which set Mr. Galant’s base salary and target cash bonus at levels consistent with that of our former CEO. In addition, our employment agreement with Mr. Galant included the following additional negotiated provisions:

One-time cash bonus. Mr. Galant was paid a one-time cash bonus of $2,250,000 upon commencement of his employment in order to compensate Mr. Galant in part for amounts he forfeited to join Verifone.

Initial Long-Term Incentive Equity Awards. Mr. Galant received the following initial equity grants as part of his employment agreement:

•

An initial stock option grant of 500,000 options (grant date value of approximately $4.7 million) with time-based vesting over four years (with 25% vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments thereafter).

•

An initial restricted stock grant of 300,000 shares of Verifone common stock (grant date value of approximately $6.9 million) with time-based vesting, 50% of which vested on Mr. Galant’s start date, and 50% of which vested in October 2014 on the first anniversary of his start date. This award was designed to compensate Mr. Galant in part for amounts and other compensation value he forfeited to join Verifone.

•

An initial RSU grant in a target amount of 200,000 shares of Verifone common stock (grant date value of approximately $6.5 million) (the “Upfront TSR Shares”), with payout opportunity ranging from 0% to 200% of target, based on the level of achievement of our TSR relative to the companies in the S&P North America Technology Index over a 3-year performance period. The terms of this performance-based grant are in accordance with the terms that our Compensation Committee has adopted for awards of long-term performance-based equity awards to our executives.

As described in further detail in our fiscal year 2013 CD&A, in order to structure a competitive compensation package for Mr. Galant, the Compensation Committee considered the value of compensation Mr. Galant would forfeit at his then-current executive position if he were to accept our offer, and, after evaluating the data provided by its independent compensation consultant and considering Mr. Galant’s particular situation, determined it appropriate to include one-time make-whole components to compensate for cash and other compensation value that Mr. Galant would forfeit to join Verifone. While such compensation components are not typical of our compensation program or philosophy, the Compensation Committee believed they were appropriate in order to recruit the necessary executive talent for Verifone. In its evaluation of the experience and leadership that Mr. Galant brings to Verifone, including Mr. Galant’s demonstrated executive leadership at larger scale organizations, the Compensation Committee determined to set Mr. Galant’s target total compensation opportunity, excluding one-time make-whole amounts described below, at approximately the 75th percentile of our peer group companies, with majority value allocated to long-term equity incentive awards.

The amount of additional annual awards is as determined by our Compensation Committee in accordance with our executive compensation program and practices, which includes consideration of the Company’s and Mr. Galant’s performance, compensation analyses prepared by the Compensation Committee’s independent compensation consultant and competitiveness against peer group compensation, without the inclusion of the make-whole amounts which were meant to be one-time rather than recurring.

Relocation expenses. Under the employment agreement with Mr. Galant, we reimbursed Mr. Galant for reasonable relocation and temporary house expenses (not to exceed twelve months), inclusive of gross up for associated income taxes, for his relocation to our corporate headquarters in California.

Severance and Change of Control. Mr. Galant’s employment agreement provides for certain severance payments, including payments in the event of a change in control as described under “Potential Payments Upon Termination or Change of Control—Severance Arrangements” in this CD&A.

Offer Letter with Mr. Rothman

Mr. Rothman joined Verifone as EVP and CFO effective February 4, 2013. Apart from setting an initial annual base salary of $450,000, target annual cash bonus of $350,000 and equity awards granted in fiscal year 2013, Mr. Rothman’s offer letter included the following additional negotiated provisions:

Commuting and Housing Expenses. Under the terms of Mr. Rothman’s offer letter, we reimburse Mr. Rothman for air fare for commuting between his primary residence in San Diego and our offices in San Jose on a weekly basis and certain housing costs near our San Jose offices. Such reimbursement does not include gross up for any associated income taxes.

Severance and Change of Control. Mr. Rothman’s offer letter provides for certain severance payments as described under “Potential Payments Upon Termination or Change of Control—Severance Arrangements” in this CD&A.

Offer Letter with Mr. Kappagoda

Mr. Kappagoda joined Verifone as President, Verifone Asia Pacific and EVP, Corporate Strategy in July 2013. In setting Mr. Kappagoda’s compensation, key considerations in addition to peer group company data points included Mr. Kappagoda’s compensation at his then-current executive position, Mr. Kappagoda’s extensive corporate strategy experience with companies of size and complexity comparable to ours and our expectation that Mr. Kappagoda would perform two key functions for us—namely, overseeing our Asia Pacific business as President, Verifone Asia Pacific as well as overseeing our overall corporate strategy as EVP, Corporate Strategy. We were also cognizant that at the time of Mr. Kappagoda’s hire, we had not yet identified a permanent CEO and were in the process of launching initiatives to reinvigorate the Company’s competitiveness and industry leadership following disappointing financial results.

Apart from setting an initial annual base salary and target annual cash bonus, Mr. Kappagoda’s offer letter included the following negotiated provisions:

Annual Bonus Minimum. Mr. Kappagoda’s offer letter provides that he shall receive a minimum annual cash bonus at 80% of his target annual bonus of $410,000 for fiscal years 2013 (on a prorated basis), 2014 and 2015, provided that Mr. Kappagoda continues to be employed by Verifone at the end of each relevant period. The offer letter also provides that Mr. Kappagoda’s annual target bonus may not be decreased, including after any increase, without his consent, with respect to his current position.

Long-Term Incentive Equity Awards. Mr. Kappagoda’s offer letter provides for time-based equity awards to be granted for each of fiscal years 2013, 2014 and 2015 as follows:

•

An initial RSU award (the “Kappagoda Initial Grant”), which was granted in fiscal year 2013, with a grant date value of $3,000,000, 50% of which vested one year from the grant date, on August 1, 2014, and the remainder of which will vest two years from the grant date, on August 1, 2015.

•	An RSU award (the “Kappagoda 2014 Grant”) with a grant date value of $1,500,000 for fiscal year 2014 that will cliff vest one year from the grant date. This award was granted in March 2014.

•	An RSU award (the “Kappagoda 2015 Grant”) with a grant date value of $1,500,000 for fiscal year 2015 that will cliff vest one year from the grant date. This award was granted in January 2015.

International Assignment Expenses. Mr. Kappagoda’s employment with Verifone is based in Singapore on an expatriate basis, with an initial term of 24 months, and subject to review thereafter for extension. Mr. Kappagoda’s expatriate package includes certain allowances for housing, education of school age children and a car lease, as well as reimbursements of general relocation and temporary storage and repatriation expenses. The amounts paid to Mr. Kappagoda under his expatriate package are included in the compensation disclosures in this CD&A.

Severance and Change of Control. Mr. Kappagoda’s offer letter provides for certain severance payments as described under “Potential Payments Upon Termination or Change of Control—Severance Arrangements” in this CD&A.

The terms of the compensation negotiated in hiring Mr. Kappagoda included one-time make-whole components that were designed to be competitive with the terms of his then-existing employment as a senior partner and managing director for The Boston Consulting Group, as well as other offers of employment that Mr. Kappagoda was considering at the time of the negotiations. Certain elements of Mr. Kappagoda’s compensation included minimum payment amounts to compensate for cash and other compensation value that Mr. Kappagoda would forfeit to join Verifone and to provide for a compensation package that was comparable to the competing offers made to Mr. Kappagoda. Our Compensation Committee believed that these elements were appropriate in order to recruit Mr. Kappagoda as our President, Verifone Asia Pacific and EVP, Corporate Strategy. At the same time, the Compensation Committee allocated compensation elements over multiple years for retention purposes. However, such compensation components are not typical of our compensation program or philosophy and are not components in the Compensation Committee’s ongoing executive compensation decisions.

Offer Letter with Mr. Bhanot

Mr. Bhanot joined Verifone as EVP, Engineering and Chief Technology Officer in December 2013. In setting Mr. Bhanot’s compensation, key considerations in addition to peer group company data points included

Mr. Bhanot’s background and technical experience in the areas that were critical for the role we sought to fill, the importance of the R&D executive role as part of our transformation initiatives. Apart from setting an initial annual base salary and target annual cash bonus, Mr. Bhanot’s offer letter included the following additional negotiated provisions:

Initial Annual Bonus. Under the terms of Mr. Bhanot’s offer letter, Mr. Bhanot is eligible for an annual target bonus of $500,000, with payout to be prorated based on Mr. Bhanot’s employment start date. As part of his negotiated compensation package, the financial and corporate performance portion of Mr. Bhanot’s fiscal year 2014 bonus would be paid at 100% of the target rate, without respect to the actual achievements of our corporate and financial performance metrics, provided he remains employed with Verifone at the time.

Long-Term Incentive Equity Awards. Mr. Bhanot’s offer letter provides for time-based equity awards as follows:

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An initial equity award with a grant date value of $3,000,000 equally split between RSUs and stock option awards, 50% of which vested on December 2, 2013 and the remainder of which vested on December 2, 2014; and

•

An additional equity award with a grant date value of $1,500,000 equally split between RSUs and stock option awards, 25% of which will cliff vest on December 2, 2015 and 6.25% of which will vest each quarter thereafter.

Mr. Bhanot’s initial compensation package at the time of his hire includes terms which were intended as one-time make-whole components and were designed to be competitive with the terms of Mr. Bhanot’s compensation as a full-time adviser to @WalmartLabs, the research and development unit of Wal-mart Global e-Commerce that had acquired a predictive analytics company founded by Mr. Bhanot. Our Compensation Committee does not consider such compensation components to be typical of our compensation program or philosophy and are not components in our Compensation Committee’s ongoing executive compensation decisions, but rather were appropriate in order to recruit Mr. Bhanot as our EVP, Engineering and Chief Technology Officer.

Offer Letter with Ms. Felix

Ms. Felix joined Verifone as President, Verifone Europe in May 2014. In setting Ms. Felix’s compensation, key considerations in addition to peer group company data points included Ms. Felix’s compensation at her then-current executive position, Ms. Felix’s extensive executive management experience at large multinational companies and track record as an innovative leader. Apart from setting an initial annual base salary and target annual cash bonus, Ms. Felix’s offer letter included the following additional negotiated provisions:

Sign-On Bonus. Under the terms of Ms. Felix’s offer letter, Ms. Felix received a sign-on bonus of $150,000 payable within ten days of her employment start date, subject to full return of the bonus to Verifone in the event Ms. Felix resigns without good reason or if Ms. Felix’s employment is terminated for cause (in each case as such terms are defined in Verifone’s Executive Severance Policy) within one year of her execution of the offer letter.

Long-Term Incentive Equity Awards. Ms. Felix’s offer letter provides for time-based equity awards as follows:

•

An initial RSU award with a grant date value of $500,000, 25% of which will cliff vest on the first anniversary of the date of grant (i.e., July 1, 2015) and 6.25% of which will vest each quarter thereafter.

•

An initial RSU award with a target grant date value of $500,000 that cliff vests on the third anniversary of the date of grant and will have a payout ranging from 0% and 200% of target, based on the level of achievement of Verifone’s TSR relative to the companies in the S&P North America Technology Index over a three-year performance period. The terms of this performance-based grant are in accordance with the terms that our Compensation Committee has adopted for awards of long-term performance-based equity awards to our executives.

International Assignment Expenses. Ms. Felix’s employment with Verifone is based in the U.K. on an expatriate basis, with an initial term of 36 months, and subject to review thereafter for extension. Ms. Felix’s expatriate package includes certain allowances for housing, health and welfare benefits and a car lease, as well as reimbursements of general relocation and temporary storage and repatriation expenses. The amounts paid to Ms. Felix under her expatriate package are included in the compensation disclosures in this CD&A.

Severance and Change of Control. Ms. Felix’s offer letter provides for certain severance payments as described under “Potential Payments Upon Termination or Change of Control—Severance Arrangements” in this CD&A.

Determination of Compensation

The Compensation Committee reviews our executive compensation program, policies and practices. The Compensation Committee analyzes all existing elements of compensation (including base salary, annual cash incentive awards and long-term equity awards) for each executive and considers, among other things, the retention value of the long-term equity awards and overall competitiveness of the program. In evaluating the competitiveness of our executive compensation program and setting executive compensation levels, the Compensation Committee compares each compensation element separately, and in total, to compensation at the peer group companies or other surveyed companies where peer group information is not available for a particular position. The Compensation Committee evaluates each component of our compensation program to provide the appropriate incentives to meet our compensation objectives both individually and in the aggregate.

In determining the compensation of each NEO, the Compensation Committee considers the following factors:

•	The contribution and experience of the NEO and the scope and importance of the NEO’s responsibilities;

•	Peer group company data, competitive market data and other analyses prepared by the Compensation Committee’s executive compensation consultant, as described below;

•	Whether the short- and long-term components of the compensation package, in absolute as well as relative terms, assure that appropriate recognition, incentives and retention value are maintained;

•	Our share price performance over a multi-year period compared against relevant market indices;

•	Our financial performance during the fiscal year as measured against projections of our financial performance approved by the Board at the beginning of the fiscal year;

•	The compensation package received by the NEO in prior fiscal years;

•	The compensation package of individual NEOs as compared with each other; and

•	As to the NEOs other than the CEO, the recommendation of our CEO based on his subjective evaluation of the individual’s performance.

Role of Compensation Consultants

The Compensation Committee retains and consults with an executive compensation consultant on overall compensation program strategy and the competitiveness of our executive compensation program, and considers the recommendations of the compensation consultant in making compensation decisions. The Compensation Committee also considers information from its compensation consultant regarding the compensation levels of companies within our industry and other industries that compete for the same talent. We also subscribe to third-party compensation survey and advisory services that allow us and the Compensation Committee to access reports and compensation survey data for comparative purposes. In determining compensation policies and practices for our NEOs, the Compensation Committee also considers the guidelines on executive pay practices periodically published by shareholder advisory firms.

Neither we nor the Compensation Committee has maintained any long-term contractual relationship with any compensation consultant, but in recent years the Compensation Committee has retained Compensia, an executive compensation consulting firm, to provide relevant competitive market data and compensation advisory services in connection with its review and determination of compensation for the NEOs. Neither Compensia nor any of its affiliates provided any services to Verifone other than the services provided to the Compensation Committee. During fiscal year 2014, the Compensation Committee conducted an independence evaluation of Compensia pursuant to SEC rules and the NYSE listing standards, including a consideration of any potential conflict of interests, prior to its engagement of Compensia and concluded that Compensia was independent. Compensia reports directly to the Committee and may be terminated or replaced at any time at the Committee’s sole discretion.

Competitive Data

Our Compensation Committee considers market and peer group company data, as well as additional survey data as provided by its compensation consultant in making executive compensation decisions. Peer group companies consist of companies that are likely to compete with us for business and/or for executive talent, and were selected using a formula-based approach. The peer group companies selected for fiscal year 2014 have the following company characteristics:

•	Principal business generally in high-technology;

•	Comparable in market capitalization (using a guideline of four-tenths to four times our amounts);

•	Comparable in revenues (using a guideline of one-half to two times our amounts);

•	Comparable in terms of market capitalization as a multiple of revenue (using a guideline of one-half to two-and-a-half times our multiple); and

•	Having an annual revenue growth exceeding 5%.

The following companies made up the peer group companies for fiscal year 2014:

Alliance Data Systems Corporation	Global Payments Inc.	Sapient Corporation
Arris Group, Inc.	IAC/InterActiveCorp	SunPower Corporation
Ciena Corporation	Lam Research Corporation	Take-Two Interactive Software, Inc.
CoreLogic, Inc.	LSI Corporation	Teradyne, Inc.
DST Systems, Inc.	MAXIMUS, Inc.	Vantiv, Inc.
Euronet Worldwide, Inc.	Microsemi Corporation	ViaSat, Inc.
First Solar, Inc.	MoneyGram International, Inc.

Where additional market data is needed for the evaluation of compensation for our executives, including when there is insufficient peer company information available, the Compensation Committee’s compensation consultant also provides additional competitive market data. This data consists of compensation survey data for companies generally with the company characteristics noted above, and that are likely to compete with us for executive talent. For fiscal year 2014, additional competitive market data was provided from the Radford Global Technology Compensation Survey of companies with annual revenues in the range of $1.0 billion to $3.0 billion, and median annual revenue of $1.7 billion.

The company characteristics used for the selection of peer group companies and competitive market data are intended to enable comparisons to companies with whom we compete for business and/or executive talent. The Compensation Committee generally seeks to maintain a peer group that places us at approximately the average of the range of market capitalization and revenue of our peer group companies.

Compensation Committee Evaluation of Competitive Data

Information reviewed by our Compensation Committee includes analyses of base salary, total cash compensation, long-term incentive value and total direct compensation of our peer group companies and additional competitive market data prepared by its compensation consultant. In preparing for its annual review of executive compensation, the Compensation Committee seeks advice from the compensation consultant with respect to the individual elements of executive compensation, as well as the competitiveness of our executive compensation program compared to peer group companies and competitive market data, and taking into account any changes to the competitive environment for executive talent in our markets. In evaluating executive compensation and our executive compensation program, the Committee takes into account our 1-year and 3-year financial performance based on parameters such as net revenues, operating income trend, net income trend, market capitalization growth and TSR, compared to our peer group companies and competitive market data.

The Compensation Committee’s goal in its executive compensation decisions is to award compensation that is reasonable in relation to the objectives of our compensation program when all elements of potential compensation are considered. The Compensation Committee uses the compensation data and market trends described above as an important factor in setting executive compensation. This data is one of a number of factors in the Compensation Committee’s decisions regarding compensation and pay practices, and it generally uses such data and trends as a reference point rather than as a strict benchmarking tool in making decisions as to whether the contributions and responsibilities of each NEO are properly reflected in his or her compensation. Where an executive’s role with Verifone comprises more than one function or area of responsibility, the Compensation Committee consults with its compensation consultant to evaluate additional data and recommendations in adjusting such executive’s compensation to reflect his or her role.

As part of its annual process to set executive compensation, the Compensation Committee considers a number of important factors and data points relevant to each executive, including median compensation levels for each compensation element based on peer group companies and competitive market data. Assessments are made on an executive-by-executive basis, with consideration of the size and complexity of each executive’s business unit or function, as well as their individual roles and responsibilities. The Compensation Committee places substantial weight on whether the compensation will incentivize superior performance as well as on the overall competitiveness and retention value of an executive’s compensation. The Compensation Committee evaluates the competitiveness within our industry for executive talent of the caliber that we desire and also gives consideration to organizational factors that may impact retention of our executives. As described earlier in this CD&A, some of our recent management transitions include the addition of executives with extensive executive leadership experience and a level of expertise at organizations that are larger in scale and complexity than ours and our peer group companies. The Compensation Committee takes into consideration the value to Verifone of such executive’s experience and level of expertise in setting compensation. In addition, for certain periods, an executive’s compensation may be based on specific negotiations at the time such executive was hired.

Role of CEO in Determining Executive Compensation for NEOs

Our CEO provides recommendations to the Compensation Committee with respect to the determination of compensation for our NEOs; however, our CEO does not make a recommendation as to his own compensation. While the Compensation Committee uses this information and values our CEO’s recommendations, the Compensation Committee ultimately exercises its own judgment in setting each NEO’s compensation. Mr. Galant was not present at any Compensation Committee discussions regarding his own compensation.

Fiscal Year 2014 Executive Compensation

For fiscal year 2014, the Compensation Committee determined that no additional award or adjustment to the compensation that had been negotiated with each executive upon his or her hire was necessary. Messrs. Galant and Kappagoda had joined Verifone in the latter part of fiscal year 2013, with Mr. Kappagoda joining in July 2013 and Mr. Galant joining in October 2013. Mr. Bhanot and Ms. Felix each joined Verifone during fiscal year

2014. Additional terms of each NEO’s negotiated compensation are described under “Employment-Related Agreements with the NEOs” in this CD&A.

With respect to Mr. Rothman, the Compensation Committee reviewed fiscal year 2014 compensation at the beginning of the fiscal year consistent with the principles of our executive compensation program. The Compensation Committee determined that, in light of the incremental compensation awarded to Mr. Rothman as part of the retention awards for key continuing executives in fiscal year 2013, no compensation adjustment or award for fiscal year 2014 was necessary.

Base Salary

The following table sets forth the fiscal year 2014 annual base salaries for the NEOs:

NEOs	Fiscal Year 2014
Paul Galant(1)	$800,000
Marc E. Rothman(1)	$450,000
Alok Bhanot	$400,000
June Yee Felix	$400,000
Sunil Kappagoda(1)	$410,000

(1)	Annual base salary level retained at the same level as fiscal year 2013.

Short-Term Incentive Compensation

Our Compensation Committee utilizes short-term performance-based cash compensation to incentivize achievement of certain short-term corporate objectives over a one-year period. The performance targets for the NEOs are established at the beginning of each fiscal year based on our operating plan approved by the Board at that time, and are generally set at the higher end of the range of our planned growth. On an individual basis, each executive is given a set of performance objectives that are aligned with our operating plan, strategic goals, and transformation initiatives, and set out in the form of a “scorecard.”

In formulating the performance targets for our short-term incentive compensation program, the Compensation Committee balances the consideration of the likelihood of achieving such performance targets with the effectiveness of such targets in incentivizing the NEOs’ performance, consistent with similar considerations when the management prepared our operating plans. The Compensation Committee aims to set company-wide financial performance targets that are expected to be possible, but not easy, to achieve with meaningful effort. On a year-over-year basis, we typically plan for a certain growth rate in each of the financial performance metrics when setting targets, after taking into account growth opportunities, strategic initiatives and market position as well as any countervailing considerations. Therefore, in general, unless there are unusual or unexpected factors affecting our business in general, our key markets or a key business unit or region, or if an NEO fails to adequately execute on planned initiatives, it is probable, though not certain, that targets will be achieved at approximately 100% with meaningful effort. It is important to the Compensation Committee that achievement of performance targets is subject to a certain level of risk, including the risk that there will be no payout as a result of failure to meet the threshold requirement.

For fiscal year 2014, the short-term incentive compensation consisted of an annual bonus, determined based on pre-established quantitative targets (consisting of financial and corporate performance metrics) as well as individualized qualitative objectives (consisting of individual scorecard metrics). Each NEO’s short-term incentive compensation payout is based on the actual percentage achievement for each financial and performance metrics component and the individual scorecard metrics component, subject to adjustment as described below.

Fiscal Year 2014 Performance Metrics

Financial and Corporate Performance Metrics

The Compensation Committee views financial and corporate performance as the most important factor in determining an NEO’s cash incentive bonuses. In December 2013, the Compensation Committee approved the performance metrics for our short-term incentive compensation. The performance metrics were designed to support our fiscal year 2014 business priorities, specifically centering on net revenues, earnings growth and profitability. The metrics included non-GAAP net revenues, non-GAAP EPS and free cash flow. Seventy-five percent of each NEO’s annual short-term incentive bonus target for fiscal year 2014 is based on the achievement of financial and corporate performance metrics.

1. Non-GAAP net revenues

We consider growth in revenues to be an essential component of our long-term success and viability. Non-GAAP net revenues is used by us in addition to revenues recognized in accordance with GAAP to evaluate our company’s performance, and is a non-GAAP financial measure. For fiscal year 2014, non-GAAP net revenues reflects adjustments to add back the fair value decrease (step-down) in deferred services revenues at acquisition from acquired entities. We refer to this measure as non-GAAP net revenues in reports of our financial results on Form 8-K. Please see Appendix A for a reconciliation of non-GAAP net revenues to GAAP net revenues for fiscal year 2014. For fiscal year 2014, our achievement of non-GAAP net revenues against target accounted for 34% of the financial and corporate performance metrics.

2. Non-GAAP EPS

We consider growth in non-GAAP EPS to be an indicator of our ability to generate returns on our operations and fund future growth. This is a non-GAAP financial measure that we use to evaluate our performance and compare our current results with those for prior periods, as well as with the results of other companies in our industry. This non-GAAP metric has also been used by investment analysts to evaluate our performance. Non-GAAP EPS is calculated by excluding the following GAAP items from GAAP net income (loss) as reported: amortization of step-down in deferred services revenue at acquisition; amortization of purchased intangible assets; other merger, acquisition, and divestiture related expenses; restructuring charges; stock-based compensation; cost of debt refinancing; certain other charges and income that we believe may limit the comparability of our ongoing operations with prior and future periods, such as litigation settlement and loss contingency expense; certain costs incurred in connection with senior executive management changes, such as separation payments, non-compete arrangement fees, legal fees and recruiter fees; and the income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate. Non-GAAP diluted shares include additional shares for non-GAAP purposes in periods where we have non-GAAP net income and a GAAP net loss. We refer to this measure as non-GAAP net income per diluted share in reports of our financial results on Form 8-K. Please see Appendix A for a reconciliation of non-GAAP net income (loss) to GAAP net income (loss) and non-GAAP EPS to GAAP EPS for fiscal year 2014. For fiscal year 2014, our achievement of non-GAAP EPS against target accounted for 33% of the financial and corporate performance metrics.

3. Free cash flow

Free cash flow is a non-GAAP financial measure that we use to evaluate our operating cash flow, including the impact of our investments in long-term operating assets, such as property, equipment and capitalized software. We determine free cash flow as net cash provided by operating activities less capital expenditures, in each case as determined in accordance with GAAP. Please see Appendix A for a reconciliation of free cash flow to GAAP net cash provided by operating activities for fiscal year 2014. For fiscal year 2014, our achievement of free cash flow against target accounted for 33% of the financial and corporate performance metrics.

A summary of our actual achievement against the above company-wide financial metric targets for the corporate component of the NEOs’ performance-based awards for fiscal year 2014 is disclosed below under

“Fiscal Year 2014 Short-Term Incentive Compensation”. Corporate achievement of the non-GAAP net revenues and non-GAAP EPS targets must be at 80% or greater for both components in order for there to be a payout on any award.

Individual Metrics

In general, the Compensation Committee recognizes that it is important to reward individual contributions measured based on performance goals set for each NEO that reflect our overall corporate business strategy as well as achievement of individual-specific strategic and financial goals and other particular areas of importance for the functions or business units managed by each NEO. A portion of each NEO’s bonus is based on attainment of pre-established individual-specific performance objectives set at the beginning of the year. For fiscal year 2014, individual performance metrics were detailed using a scorecard system, and each NEO’s scorecard incorporated performance goals to further our overall transformation and strategic initiatives for the fiscal year. The CEO’s scorecard incorporates performance goals measured at a company-wide level and each other NEO’s scorecard sets out performance goals tied to his or her business unit or functional group. Twenty-five percent of each NEO’s annual short-term incentive bonus target for fiscal year 2014 is based on the achievement of individual scorecard performance metrics. Our CEO reviews and sets the scorecard metrics for each executive who is a direct report to him, including Messrs. Rothman, Bhanot and Kappagoda and Ms. Felix. The CEO’s scorecard metrics are set based on the corporate scorecard approved by the Board. Each NEO’s scorecard is also reviewed with the Compensation Committee prior to implementation.

After the completion of the fiscal year, the Compensation Committee meets with the CEO to review whether the CEO’s pre-established performance goals in his scorecard were met and to provide the CEO with an opportunity to present what he believes are his significant contributions to our Company for the fiscal year. The Compensation Committee also reviews the individual scorecard of each other NEO with the CEO. In determining the overall individual performance of each NEO other than the CEO, the Compensation Committee places substantial weight on the CEO’s recommendations and its discussions with the CEO regarding the performance of the other NEOs.

Qualitative Discretionary Adjustment under Short-Term Incentive Plan

Although the Compensation Committee believes that the bulk of the bonus should normally be based on objective measures of financial and stock performance and the individual scorecard metrics described above, it also believes that in certain circumstances subjective performance elements can be important in setting NEOs’ bonuses. Under our short-term incentive plan, a portion of an NEO’s bonus may be awarded based on an evaluation of a number of qualitative factors with respect to an NEO’s individual performance that are not identified on the individual scorecard, including development of his or her team at an executive level, leadership, succession planning, compliance culture and tone from the top, as well as overall staff communications and management. This performance assessment is evaluated subjectively and may result in a discretionary adjustment upward or downward by up to 20% of an NEO’s bonus achievement.

Fiscal Year 2014 Short-Term Incentive Compensation

The short-term incentive compensation targets and awards for fiscal year 2014 are summarized in the table below, followed by a discussion of each NEO’s achievements underlying the awards.

Performance Metrics—Fiscal Year 2014(1)					Paul Galant		Marc E. Rothman		Alok Bhanot(3)		June Yee Felix(4)		Sunil Kappagoda(5)
	Target	Actual	% Achieve- ment	Weight	Target	Award	Target	Award	Target	Award	Target	Award	Target	Award
Financial & Corp. Performance Metrics (in millions, except per share numbers and percentages)(2)				75%
Non-GAAP net revenues	$1,800	$1,871	103.9%	34%	$255,000	$264,945	$114,750	$119,225	$127,500	$132,473	$42,500	$44,158	$104,550	$108,627
Non-GAAP EPS	$1.40	$1.51	107.9%	33%	$247,500	$267,053	$111,375	$120,174	$123,750	$133,526	$41,250	$44,509	$101,475	$109,492
Free cash flow	$75.0	$114.1	152.1%	33%	$247,500	$376,448	$111,375	$169,401	$123,750	$188,224	$41,250	$62,741	$101,475	$154,343
Individual Scorecard Metrics				25%	$250,000	$250,000	$112,500	$123,750	$125,000	$125,000	$41,667	$41,667	$102,500	$27,675

Subtotal				100%	$1,000,000	$1,158,446	$450,000	$532,550	$500,000	$579,223	$166,667	$193,075	$410,000	$400,137
Qualitative Discretionary Adjustments (+/- 20%)						$231,689		$—		$110,052		$—		$—

Total						$1,390,135		$532,550		$689,275		$193,075		$400,137

(1)	Refer to disclosures under “Fiscal Year 2014 Performance Metrics—Financial and Corporate Performance Metrics” in this CD&A for further description of how we determined these financial performance measures.

(2)	For fiscal year 2014, the short-term incentive compensation payouts based on our financial and corporate performance metrics were achieved at above 100% of target and were paid at the actual percentage of achievement. See Appendix A to this Proxy Statement for a reconciliation of non-GAAP financial performance measures to GAAP financial performance measures for fiscal year 2014.

(3)	Mr. Bhanot’s offer letter provides that the financial and corporate performance portion of Mr. Bhanot’s bonus for fiscal year 2014 would be paid at 100% of the target. As described in this section, we exceeded our financial and corporate performance targets for fiscal year 2014. Moreover, Mr. Bhanot’s actual personal achievement for fiscal year 2014 met or exceeded his goals.

(4)	Ms. Felix’s annual target bonus for fiscal year 2014 was prorated for the time she was employed by Verifone during the period.

(5)	Mr. Kappagoda’s offer letter provides that Mr. Kappagoda’s bonus for fiscal year 2014 would be paid at 80% of the target.

Short-Term Incentive Plan Achievements

Because both non-GAAP net revenues and non-GAAP EPS were achieved at the minimum required threshold of 80%, each NEO received a payout based on achievement of their individual scorecard goals.

Mr. Galant

As discussed above, Mr. Galant’s scorecard metrics are set at a company-wide level. For fiscal year 2014, the Compensation Committee determined that Mr. Galant exceeded his individual metrics and the Committee’s performance expectations on an overall basis. Mr. Galant’s scorecard achievements included successfully rebuilding and growing key client relationships, and developing and leading key elements of our corporate strategy, including with respect to our product platform, services and solutions, and strategic markets and clients. Mr. Galant’s scorecard achievement also reflects his management of our executive team’s achievement of our corporate strategy and goals, including our transformation initiatives.

The Compensation Committee determined that Mr. Galant exceeded expectations based on the Committee’s subjective evaluation of Mr. Galant’s individual performance objectives under our short-term incentive plan, including development of his team at an executive level, leadership, succession planning, compliance culture and tone from the top, as well as overall staff communications and management. Since joining as our CEO in October 2013, Mr. Galant has successfully built and developed a strong executive management organization, including executive development opportunities for his team and a scorecard process to effectively manage executive achievement against corporate goals, and led the executive team in a number of product and client management initiatives. Mr. Galant also successfully led our transformation toward a one Verifone culture with a focus on clients, operational excellence and effective staff communications and processes, including enhancing our operational and governance infrastructure. After considering these additional subjective criteria, the Compensation Committee exercised its discretion to adjust Mr. Galant’s short-term incentive compensation payout, which was earned at the full target amount, upwards by 20%.

Mr. Rothman

Mr. Rothman’s individual scorecard achievements included successfully developing plans for operational efficiencies and enhanced financial management and leading our cost optimization transformation initiatives, including achieving planned savings and efficiencies. Mr. Rothman also successfully managed key enhancements to our organization infrastructure through changes in our finance, IT and administrative organizations, processes and systems. Mr. Rothman exceeded expectations with respect to some of these scorecard items and, as a result, earned a short-term incentive compensation payout at the 110th percentile.

Mr. Bhanot

Mr. Bhanot’s scorecard achievements included his successful management of key elements of our R&D transformation initiatives, including reducing the planned number of platform solutions, designing our next-generation platform and product portfolio roadmap, consolidating a specified number of R&D sites and reducing the planned number of product SKUs during fiscal year 2014. Mr. Bhanot also completed key staffing upgrades and hires in functions critical to our strategy and achieved his organizational targets in improving certification processes and cost efficiencies. For fiscal year 2014, Mr. Bhanot achieved each of his individual scorecard metrics.

The Compensation Committee further determined that Mr. Bhanot exceeded expectations based on the Committee’s subjective evaluation of Mr. Bhanot’s individual performance, including development of his team at an executive level, leadership and overall staff communications and management. In particular, the Compensation Committee determined that Mr. Bhanot made exceptional contributions in reorganizing our R&D, supply chain and operations infrastructure and organization, our largest and most complex organization, and developing his team to achieve organizational goals. Mr. Bhanot implemented systems and processes that generated efficiencies, and successfully led our R&D organization through a time of significant change, overcoming complex challenges to complete key elements of our transformation initiatives within our planned timelines. After considering these additional subjective criteria, the Compensation Committee exercised its discretion to adjust Mr. Bhanot’s short-term incentive compensation payout, which was earned at 100% of the target amount, upwards by 19%, and elected to not adjust for a one-month proration based on Mr. Bhanot’s employment commencement date of December 2, 2013.

Ms. Felix

Ms. Felix joined Verifone in May 2014. For fiscal year 2014, Ms. Felix successfully achieved her individual scorecard goals, which included meeting her business unit’s regional net revenues and gross margin targets, enhancing client relationships with key clients for her region and effectively managing client requests, developing management talent and staffing within her organization, and enhancing the Company’s goal of a single distinctive culture within her organization, as well as managing consistent performance while effecting organizational changes.

Mr. Kappagoda

Mr. Kappagoda successfully achieved certain of his individual scorecard metrics. Mr. Kappagoda’s achievements included successfully exceeding regional net revenues and gross margin targets, as well as the completion of a number of key staffing upgrades and development of key client relationships. Mr. Kappagoda also contributed to the development of our overall corporate strategy to improve our financial and operational results. After evaluating Mr. Kappagoda’s overall individual performance, including consideration of his actual achievement versus his individual scorecard metrics, and based on the Compensation Committee’s subjective evaluation of Mr. Kappagoda’s performance in areas such as development of his team at an executive level, leadership and overall staff communications and management, the Compensation Committee set Mr. Kappagoda’s short-term incentive compensation at $400,137.

One-Time Special Award for Mr. Galant

In addition to the terms of our short-term incentive plan, our Compensation Committee may exercise discretion to award a bonus to an NEO outside the terms of the incentive plan, based on the Compensation Committee’s subjective evaluation of the NEO’s individual performance. The Compensation Committee may exercise this discretion to award special additional bonuses for exceptional performance or for the achievement of specific accomplishments that the Compensation Committee has determined are of significant importance to us. The Compensation Committee makes such awards infrequently and only where the Committee has determined based on its evaluation that an executive has achieved extraordinary performance for a particular year and that an award is appropriate in light of the overall incentive compensation payments to the executive for the period.

After evaluating Mr. Galant’s leadership and our overall fiscal year 2014 financial and operational performance since Mr. Galant’s appointment as our CEO, the Compensation Committee determined to exercise its discretion to award him a one-time special bonus award in the amount of $500,000 in recognition of his exemplary performance as our CEO as well as his efforts to drive our transformation and strategic initiatives. In particular, the Compensation Committee recognized Mr. Galant’s leadership in developing our transformation plan following substantial engagement with key stakeholders, including our customers, partners and employee base, and a detailed internal evaluation of our operations and efficiencies. In making this decision, the Compensation Committee also noted that Mr. Galant’s leadership in driving improved financial and operational execution delivered financial and operational performance that exceeded our targets and our Compensation Committee’s expectations and that contributed directly to stockholder value and our profitability.

Long-Term Incentive Compensation

The Compensation Committee determines, on an annual basis, whether to provide long-term incentive compensation in the form of equity to each NEO, subject to any contractual commitments to our NEOs under an employment agreement or offer letter. The Compensation Committee believes that equity awards encourage a strong ownership stake in Verifone and align the interests of the NEOs with those of our stockholders. Long-term incentive equity awards are intended to serve as incentives for the NEOs to remain with us, continue performance at levels consistent with our corporate objectives and to tie a substantial amount of their overall compensation to our long-term stock performance and profitability. As a result, our executive compensation program generally has been weighted more toward long-term incentive equity awards rather than cash compensation.

Use of Performance-Based Equity Awards. The Compensation Committee believes that a significant portion of the equity awards should be set as performance-based and performance-based equity awards have generally comprised at least 50% of each NEO’s total equity awards based on grant date fair value. Effective March 2014, our Board and the Compensation Committee adopted a formal policy to target at least half of long-term incentive compensation awards to executive officers to be subject to performance-based vesting requirements with the remainder to be subject to time-based vesting requirements. This policy generally became effective upon adoption in March 2014 for future NEO equity awards, and is subject to any contractual obligations negotiated with an executive at the time of hire.

Vesting of Long-Term Equity Awards. Equity awards that are granted with time-based vesting generally vest as to 25% of the grant one year after the grant date and as to the remainder in equal quarterly installments over the following three years.

Performance-based equity awards granted with performance-based criteria vest upon achievement of one or more pre-set targets on the specified target date, and are forfeited if the targets or the threshold requirements are not met as specified. In March 2014, we adopted a number of long-term changes and structural modifications to our executive compensation program to better align executive compensation with stockholder value. These changes included generally targeting half of long-term equity awards as performance-based, with the measurement target for such long-term equity award based on our TSR relative to a recognized index, such as the S&P North America Technology Index, measured over a three-year performance period. Such awards cliff vest at the end of the three-year period with payout scaled at actual percentile achievement on a stack-ranked basis, subject to a minimum achievement threshold at the 25th percentile below which there would be no payout, and a maximum payout of 200%. By setting the performance metric on a relative basis, the Compensation Committee was cognizant of the possibility of a payout in the face of declining performance, but balanced such concern with the need to provide competitive compensation. In addition, the Compensation Committee believes that a benchmark against an industry performance index is appropriate to counteract factors, such as overall economic conditions, that are outside of the executive’s control.

Types of Equity Awards. Grants of equity awards may be in the form of stock options or RSUs. The Compensation Committee views stock options as a way to link the compensation of the NEOs directly to value creation for our stockholders, because the amount that an NEO realizes from stock options depends solely on the increase in value of our common stock from the grant date of the option. The Compensation Committee views RSUs as a method to economically place each recipient of an RSU in the same position as a stockholder because the amount that a recipient ultimately receives from an RSU depends on the actual value of shares of common stock when the shares underlying the RSUs are delivered upon vesting.

For RSU awards, upon vesting, shares of our common stock are deliverable on a one-for-one basis. Awards in the form of stock options offer the NEOs the right to purchase the stated number of shares of our common stock at an exercise price per share determined on the date of grant. Stock option awards have value only to the extent the price of our shares on the date of exercise exceeds the applicable exercise price. The exercise price is the fair market value of our common stock based on the stock closing price, as traded on the NYSE, on the grant date. Stock option awards have a term of seven years from the date of grant.

Accounting Considerations. All equity awards are accounted for in accordance with FASB ASC Topic 718, Share-Based Payment. The Compensation Committee considered the stock-based compensation charges that would be recorded for accounting purposes for the grants of stock options and RSUs granted to the NEOs as part of its evaluation of our equity-based incentive compensation. However, the Compensation Committee did not use such consideration as a primary factor in designing our long-term equity incentive compensation in light of the fact that these items do not directly relate to the achievement of our compensation objectives.

Equity Grant Practice. Equity awards, including annual awards and awards for new hires, are generally approved by the Compensation Committee only during one of its scheduled quarterly meetings. Our executives generally receive equity grants on an annual basis, which are generally approved by the Compensation Committee at its meeting in the first quarter of a fiscal year. In general, the Compensation Committee places significant weight on a value-based approach for equity awards and, as noted above, allocates executive compensation more heavily toward long-term equity incentive awards rather than cash compensation.

Fiscal Year 2014 Equity Incentive Awards

As discussed above, our Compensation Committee determined that no adjustment was necessary to NEO compensation for fiscal year 2014. No grants of equity incentive awards were made to our NEOs for fiscal year 2014 other than as agreed to in connection with their employment with us.

Mr. Bhanot and Ms. Felix each joined Verifone during fiscal year 2014 and their fiscal year 2014 compensation reflects the equity awards that had been negotiated with each executive as part of his or her hiring process. In addition, the employment arrangement negotiated with Mr. Kappagoda at the time of his hire included an additional equity award for each of fiscal years 2014 and 2015. These equity awards are summarized under “Employment-Related Agreements with the NEOs” above and “Grants of Plan-Based Awards for Fiscal Year 2014”.

As discussed under “Overview” of this CD&A, while the Compensation Committee follows our executive compensation policies in determining compensation packages for executive hires, the compensation for each executive hire is negotiated on an individual basis based on our Compensation Committee’s evaluation of a candidate’s specific circumstances and credentials as well as the executive role sought to be filled, and may not be reflective of our ongoing executive compensation practices.

Perquisites and Benefits

We provide limited perquisites and benefits to our NEOs as disclosed in this section and in the Summary Compensation Table in this CD&A where we believe it is appropriate to assist an individual in the performance of his or her duties and for recruitment and retention purposes. With the exception of these items, we do not provide perquisites or personal benefits to the NEOs other than standard retirement, health and welfare benefits available to all employees.

We provide Mr. Galant with certain relocation benefits, including housing expenses, house hunting expenses and commuting expenses along with the related tax gross-up. Such benefits, with the exception of temporary storage of household goods, are limited to expenses through the end of fiscal year 2014. We provide Mr. Rothman with certain benefits consisting of housing near our corporate offices and reimbursement of commuting expenses between Mr. Rothman’s residence in San Diego and our corporate offices, in each case without tax gross-up. We provide Mr. Kappagoda and Ms. Felix with certain expatriate and relocation benefits in connection with their international assignments. Such benefits include, among others, housing and utilities allowances, car allowances, tax preparation and tax filing services, and repatriation benefits, without tax gross-up. These expatriate and relocation benefits are further described in this CD&A under “Compensation Terms with Fiscal Year 2014 NEOs”.

Executive Stock Ownership Guidelines

In March 2010, the Board adopted stock ownership guidelines that apply to our CEO and each executive officer who is a direct report to our CEO. The guidelines require our CEO to own a minimum number of shares of our common stock valued at three times his annual base salary, and for each executive who is a direct report to the CEO to own a minimum number of shares of our common stock valued at such executive’s annual base salary.

In March 2014, as part of the long-term changes and structural modifications to more closely align our executive compensation program to stockholder interests, our Board adopted amendments to increase the stock ownership guidelines that apply to our CEO, CFO and other members of our management committee (whether or not they are a direct report to our CEO). These amendments require our CEO to own a minimum number of shares of our common stock valued at five times his annual base salary, our CFO to own a minimum number of shares of our common stock valued at four times his annual base salary and the other members of our management committee to own a minimum number of shares of our common stock valued at three times his or her annual base salary.

Under these amended guidelines, unvested restricted stock awards and RSU awards and owned stock count toward the ownership level. Executives appointed prior to the original effectiveness of the guidelines have until March 17, 2015, the fifth year anniversary of the original effective date of the policy to achieve the relevant stock ownership levels. An executive who is appointed after the adoption of the guidelines has five years from his or her first appointment to comply with the guidelines. Executive officers who subsequently get promoted to a higher level must achieve their previous target shares within the initial five-year period, but will have until five years from the date of their promotion to achieve the incremental ownership requirement. Any executive officer who fails to meet or maintain these ownership requirements by the required time frame will be required to retain all shares acquired upon exercise of stock options or vesting of restricted stock or RSUs, net of shares withheld for taxes, until such ownership guidelines are attained. Ownership and progress toward guidelines is reviewed quarterly by the Compensation Committee.

Adjustment or Recovery of Awards; Clawback Policy

In March 2014, following an evaluation of market practices related to compensation recovery and consideration of our overall executive compensation program, our Compensation Committee adopted a clawback policy whereby in the event of a financial restatement, any incentive-based compensation in the form of cash awards paid to an executive officer (which includes all NEOs) in the three-year period preceding the restatement that would not have been paid to such executive based on the restated financial results shall be returned to Verifone. Such return may be in the form of: (1) cash payment to Verifone; (2) agreement to withhold salary over a 12 month period; (3) reduction of future incentive-based compensation payouts; and/or (4) cancellation of unvested equity awards, as may be agreed between Verifone and such executive. Further, all forms of incentive-based compensation (cash and equity) paid or awarded to an executive officer (which includes all NEOs) in the three fiscal years preceding any fraud or gross misconduct shall be returned to Verifone in the event such executive officer is deemed by our Board (in its sole discretion) to have committed such fraud or gross misconduct, with the terms of such return to be set by the Board in its sole discretion. Although waivers of the clawback policy may be made at the Board’s sole discretion, the Board anticipates waiver would occur only on a rare and exceptional basis.

The Compensation Committee intends to continue to evaluate the clawback of awards or payments for our NEOs and expects to fully comply with the mandatory recoupment provisions of the Dodd-Frank Act at such time as they are implemented by SEC rule making.

Policy Prohibiting Derivatives Transactions and Pledging or Hedging

In accordance with our insider trading policy, we do not permit any employee, including the executive officers, to enter into any derivative transaction on our stock (including short-sales, market options, or other transactions on derivatives of our securities).

Tax Considerations

Section 162(m) of the IRC places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation. “Covered employees” generally refers to the corporation’s chief executive officer and its next three most highly compensated executive officers (other than the corporation’s chief financial officer) in the year that the compensation is paid. This limitation applies only to compensation that is not considered “performance-based compensation” under the Section 162(m) rules. The Compensation Committee believes that it is in our best interests and the best interests of our stockholders to preserve the deductibility of compensation by structuring compensation elements for covered employees in compliance with Section 162(m) where practicable. The VeriFone Bonus Plan may provide for performance based awards within the meaning of Section 162(m) and the Compensation Committee generally intends to grant awards under the Bonus Plan that are performance-based within the meaning of Section 162(m). However, the Compensation Committee retains the flexibility to provide, and has in the past provided (including during fiscal year 2014), for awards that are not deductible under Section 162(m).

Post-Employment Compensation Arrangements

Severance Arrangements

We have entered into and expect that we will continue to enter into severance arrangements with our executive officers, including the NEOs, to provide severance should we terminate their employment in certain circumstances. Consistent with market practice, such severance arrangements, which our Compensation Committee believes helps us to retain talent and maintain leadership stability, are designed to provide specified benefits in the event of a “qualifying termination” (generally defined to mean a termination by us other than for cause or a termination by the executive officer for good reason). Our severance arrangements with executive officers are typically individually negotiated, in some circumstances at the time of his or her hire.

In determining the terms and scope of these arrangements, our Compensation Committee considers (i) similar arrangements in place at our peer companies as described above under “Determination of Compensation—Role of Compensation Consultants” and “—Competitive Data;” (ii) market practices and trends as advised to the Committee by its independent compensation consultant; (iii) the extent that such arrangements would contribute to our compensation program objectives, including the retention value of such arrangements in light of the competitiveness for executive talent in our industry; and (iv) the overall terms of any employment arrangements with each NEO. In the case of newly recruited executives, the Committee also considers the terms of the candidate’s then-current compensation package.

Executive Severance Policy

In September 2013, the Compensation Committee approved and we adopted the Executive Severance Policy, which applies to certain executive officers, including Messrs. Rothman, Bhanot and Kappagoda and Ms. Felix. The Compensation Committee believes that it is beneficial to implement a consistent set of severance terms for our executives in order to provide specificity and certainty, both for our executives and us, as it will not only promote executive retention and provide leadership stability, but also enable us to develop our business plans with more clarity as to executive retention costs.

Equity Award Agreements

Our long-term incentive equity awards made in fiscal years 2013 and 2014 to certain NEOs provide for acceleration of vesting in the event of an involuntary or constructive termination. The Compensation Committee believes that these benefits are consistent with general competitive practices and that they help maximize executive retention, which is one of our objectives in making the awards.

Change of Control Severance

The Compensation Committee believes that it is in our best interests to provide certain severance benefits to our executive officers in a “change-of-control” situation, in order to retain talent and maintain a stable management team leading up to, and during, a change of control.

Under our change of control provisions, severance payments and accelerated vesting require a “double-trigger,” meaning that such benefits are only provided if a qualifying termination occurs within the applicable change of control period (defined to start three months before the change of control event and ending 12 months after the change of control event, except in limited instances for certain executive officers where the change of control period was set to end 18 months after the change of control event). In each case a change of control event is defined as the occurrence of any of the following: (i) any person becoming the beneficial owner of 50% (except in limited instances where the threshold was set to 40%) or more of the total voting power of the Company’s then outstanding securities, (ii) upon the consummation of a merger, consolidation or similar transaction involving the Company (subject to certain customary exceptions), (iii) certain changes to the composition of our board of directors as specified in the 2006 Plan, (iv) our stockholders’ approval of a plan of liquidation or dissolution of the Company, or (v) the sale of all or substantially all of the Company’s assets to a non-affiliate.

We do not provide tax gross-ups for potential excise or other taxes on any benefits that are paid in connection with a change of control event.

The material terms of the severance arrangements with the NEOs, the Executive Severance Policy and the change of control severance terms, as well as any benefits that may be provided to the NEOs under their respective equity award agreements in connection with a termination of their employment or a change of control are described below in “Potential Payments Upon Termination or Change of Control.”

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information regarding compensation of our NEOs for fiscal years 2014, 2013 and 2012.

Summary Compensation Table

	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Comp Earnings ($)	All Other Compensation ($)		Total ($)
Paul Galant	2014	800,000	500,000	(4)	—	—	1,390,135	(4)	—	409,450	(4)	3,099,585
CEO	2013	66,667	2,250,000		13,352,000	4,713,350	—		—	46,866	(4)	20,428,883
	2012	—	—		—	—	—		—	—		—

Marc E. Rothman	2014	450,000	—		—	—	532,550	(5)	—	81,226	(5)	1,063,776
EVP and CFO	2013	336,057	—		5,235,291	—	263,591	(5)	—	45,498	(5)	5,880,437
	2012	—	—		—	—	—		—	—		—

Alok Bhanot(8)	2014	366,667	—		2,413,202	2,708,384	689,275	(6)	—	14,637	(6)	6,192,165
EVP, Engineering and Chief Technology Officer	2013	—	—		—	—	—		—	—		—
	2012	—	—		—	—	—		—	—		—

June Yee Felix(8)	2014	174,359	150,000	(7)	1,249,056	—	193,075	(7)	—	91,669	(7)	1,858,159
President, Verifone Europe	2013	—	—		—	—	—		—	—		—
	2012	—	—		—	—	—		—	—		—

Sunil Kappagoda(8)(9)	2014	410,000	—		1,547,854	—	400,137	(10)	—	351,114	(10)	2,709,105
President, Verifone Asia Pacific and EVP, Corporate Strategy	2013	—	—		—	—	—		—	—		—
	2012	—	—		—	—	—		—	—		—

(1)	Amounts shown reflect the total fair value of the stock awards at the date of grant, also referred to as grant date fair value, as computed in accordance with FASB ASC Topic 718. These amounts reflect the accounting expense recorded for the award and do not reflect the actual value that may be recognized by an NEO or whether the NEO has actually realized a financial benefit from the awards (such as by vesting in an RSU award). The grant date fair value for time-based RSUs is estimated using the closing price of our common stock on the date of grant. The grant date fair value of performance-based RSUs is estimated based on a Monte-Carlo simulation of each award as of the date of grant. For information on the valuation and valuation assumptions of these awards, see Note 4, Employee Benefit Plans, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended October 31, 2014.

(2)	Amounts shown reflect the aggregate grant date fair value of stock option grants as computed in accordance with FASB ASC Topic 718. These amounts reflect the accounting expense recorded for the award and do not reflect the actual value that may be recognized by an NEO or whether the NEO has actually realized a financial benefit from the awards (such as by exercising stock options). The fair value is estimated using the Black-Scholes-Merton option pricing model as of the date of grant in accordance with FASB ASC Topic 718. Pursuant to SEC rules, amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions used for the calculation of these awards, see Note 4, Employee Benefit Plans, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended October 31, 2014.

(3)	For information on the equity award grants to the NEOs for fiscal year 2014, see “Fiscal Year 2014 Equity Incentive Awards” and “Grants of Plan-Based Awards for Fiscal Year 2014” of this CD&A.

(4)	Fiscal year 2014 Non-Equity Incentive Plan Compensation amount represents a performance-based bonus awarded to Mr. Galant and fiscal year 2014 Bonus amount consists of an additional one-time special cash bonus awarded to Mr. Galant in recognition of his extraordinary performance for fiscal year 2014. See “Grants of Plan-Based Awards for Fiscal Year 2014” and “Fiscal Year 2014 Short-Term Incentive Compensation” in this CD&A for further discussion of the pre-established targets, actual achievements against targets and the amounts earned. Fiscal year 2014 All Other Compensation amount includes $156,509 in relocation and housing reimbursements and $3,397 in commuting airfare, plus $87,539 in income tax associated with these expenses, as well as $134,908 in relocation expenses paid by our relocation agent in connection with Mr. Galant’s relocation, $9,333 of company 401(k) plan matching contributions, and $1,344 of life insurance premiums. We have made available to Mr. Galant a pre-paid, non-transferable and non-cancellable flight options/usage card, which we acquired prior to Mr. Galant’s joining Verifone, for the use of a private aircraft in connection with business travel during Mr. Galant’s term as our CEO. In fiscal year 2014, Mr. Galant utilized the flight card on one occasion for both business and personal purposes, resulting in $2,104 additional taxable income, calculated in accordance with IRS regulations, plus tax gross-up of $1,082, both of which have been included under All Other Compensation for fiscal year 2014. Fiscal year 2013 All Other Compensation amount includes $30,879 in relocation reimbursements and $15,872 in gross-up of income taxes associated with these reimbursements, as well as $115 of life insurance premiums.

(5)	Fiscal year 2014 Non-Equity Incentive Plan Compensation amount represents a performance-based bonus awarded to Mr. Rothman. See “Grants of Plan-Based Awards for Fiscal Year 2014” and “Fiscal Year 2014 Short-Term Incentive Compensation” in this CD&A for further discussion of the pre-established targets, actual achievements against targets and the amounts earned. Fiscal year 2013 Non-Equity Incentive Plan Compensation amount represents performance-based cash bonus of $207,341 for the corporate component earned at 122.8% and $56,250 for the business-unit component earned at 100%. Fiscal year 2014 All Other Compensation amount includes $51,805 in housing and commute reimbursements, $14,844 of company 401(k) plan matching contribution and $1,344 of life insurance premiums. Fiscal year 2013 All Other Compensation amount includes $37,803 in housing and commute reimbursements, $6,750 of company 401(k) plan matching contribution and $945 of life insurance premiums.

(6)	Pursuant to the terms of his offer letter, the financial and corporate performance portion of Mr. Bhanot’s fiscal year 2014 cash bonus would be paid out at the full target rate, without respect to our actual achievement of financial and corporate performance metrics. As described above, we exceeded our financial and corporate performance targets for fiscal year 2014 and Mr. Bhanot’s personal achievement exceeded the individual performance metrics that were set for him at the beginning of the fiscal year. Mr. Bhanot’s payout on this award was ultimately determined based on the actual achievements against these metrics, and exceeded the minimum bonus amount. The Compensation Committee also determined to pay Mr. Bhanot’s bonus based on the full annual target without the one month proration adjustment based on his December 2, 2013 employment commencement date. See “Grants of Plan-Based Awards for Fiscal Year 2014” and “Fiscal Year 2014 Short-Term Incentive Compensation” in this CD&A for further discussion of the pre-established targets, actual achievements against targets and the amounts earned. All Other Compensation amount includes $13,333 of company 401(k) plan matching contribution and $1,232 of life insurance premiums.

(7)	Bonus amount consisted of a $150,000 cash sign-on bonus we negotiated with Ms. Felix at the time of her hire. Non-Equity Incentive Plan Compensation amount represents a performance-based bonus awarded to Ms. Felix for fiscal year 2014. See “Grants of Plan-Based Awards for Fiscal Year 2014” and “Fiscal Year 2014 Short-Term Incentive Compensation” in this CD&A for further discussion of the pre-established targets, actual achievements against targets and the amounts earned. All Other Compensation amount includes $82,953 in housing allowance relating to Ms. Felix’s international assignment, $4,000 of company 401(k) plan matching contribution and $560 of life insurance premiums.

(8)	Messrs. Bhanot and Kappagoda and Ms. Felix each became an NEO in fiscal year 2014.

(9)	Mr. Kappagoda’s salary, bonus and equity compensation, as well as the 401(k)-equivalent payment described in Footnote 10 were set in U.S. Dollars and paid in Singapore Dollars at the foreign exchange rate of 1.2446 Singapore Dollar per one U.S. Dollar, the average of the average monthly exchange rate from November 2012 to July 2013, as agreed to by the Company and Mr. Kappagoda at the beginning of his international assignment. Mr. Kappagoda’s benefits, other than the medical insurance premiums for him and his family that were set and paid in U.S. Dollars, were set and paid in Singapore Dollars. Such amounts have been converted from Singapore Dollars to U.S. Dollars at the exchange rate of 1.2446 Singapore Dollars per one U.S. Dollar.

(10)	Pursuant to the terms of his offer letter, Mr. Kappagoda’s fiscal year 2014 cash bonus would be paid out at 80% of the target amount. As described above, we exceeded our financial and corporate performance targets for fiscal year 2014. Further, the individual component of Mr. Kappagoda’s cash bonus was determined based on performance metrics that were set for Mr. Kappagoda at the beginning of the fiscal year. Mr. Kappagoda’s payout on this award was ultimately determined based on the actual achievement against these metrics, and exceeded the minimum bonus amount. Accordingly, we have included this award under Non-Equity Incentive Plan Compensation. See “Grants of Plan-Based Awards for Fiscal Year 2014” and “Fiscal Year 2014 Short-Term Incentive Compensation” in this CD&A for further discussion of the pre-established targets, actual achievements against targets and the amounts earned. Amounts in All Other Compensation includes $192,833 in housing allowance, $24,104 in transportation allowance, $35,195 in school fees and related expenses for Mr. Kappagoda’s school age child(ren), $19,474 for home leave airfare for Mr. Kappagoda and his family members, $17,204 paid as compensation for the maximum company 401(k) plan matching contribution Mr. Kappagoda would have been entitled to but for his international assignment, plus $10,999 in income tax gross-up, and $51,305 in medical insurance premiums.

Grants of Plan-Based Awards for Fiscal Year 2014

The following table sets forth information with respect to grants of plan-based awards in fiscal year 2014 to our NEOs, including cash awards and equity awards. The equity incentive awards granted to the NEOs in fiscal year 2014 were granted under our 2006 Plan. Each option award has a term of seven years.

Name	Grant Date		Board Approval Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)					Estimated Possible Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh.)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Thres- hold ($)		Target ($)		Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Paul Galant	—		—	—		1,000,000	(8)	—	—	—	—	—	—	—	—
CEO

Marc E. Rothman	—		—	—		450,000	(8)	—	—	—	—	—	—	—	—
EVP and CFO

Alok Bhanot	—		—	343,750	(8)	458,333	(8)	—	—	—	—	—	—	—	—
EVP, Engineering and Chief Technology Officer	12/2/2013	(3)	11/14/2013	—		—		—	—	—	—	63,900	—	—	1,609,641
	12/2/2013	(4)	11/14/2013	—		—		—	—	—	—	31,900	—	—	803,561
	12/2/2013	(3)	11/14/2013	—		—		—	—	—	—	—	176,500	25.20	1,805,930
	12/2/2013	(4)	11/14/2013	—		—		—	—	—	—	—	88,200	25.20	902,454

June Yee Felix	—		—	—		166,667	(8)	—	—	—	—	—	—	—	—
President, Verifone Europe	7/1/2014	(5)	6/17/2014	—		—		—	7,200	14,400	28,800	—	—	—	722,160
	7/1/2014	(6)	6/17/2014	—		—		—	—	—	—	14,400	—	—	526,896

Sunil Kappagoda	—		—	328,000	(8)	410,000	(8)	—	—	—	—	—	—	—	—
President, Verifone Asia Pacific and EVP, Corporate Strategy	3/3/2014	(7)	12/10/2013	—		—		—	—	—	—	52,900	—	—	1,547,854

(1)	Amounts shown in these columns represent the range of possible cash payouts for each NEO under our short-term incentive awards. The threshold, or minimum, amount for Messrs. Galant and Rothman and Ms. Felix is zero for fiscal year 2014 awards because minimum thresholds are required to be met for any payout. For Messrs. Bhanot and Kappagoda, the threshold amount is the minimum amount provided in their respective offer letters. Amount shown as estimated target payout is based upon achievement of performance targets at 100% for the respective performance periods. Amount shown as estimated maximum possible payout reflects maximum achievement for those targets which have a fixed maximum percentage payout and 100% achievement for those targets whose payout above 100% depends on the actual percentage outcome of a particular performance metric without a set maximum possible payout.

(2)	Reflects the grant date fair value of each target equity award computed in accordance with FASB ASC Topic 718 and described in footnotes 1 and 2 to our Summary Compensation Table. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended October 31, 2014. These amounts do not correspond to the actual value that will be realized by the NEOs.

(3)	Shares subject to award vested as to 1/2 of the shares on December 2, 2013 and as to the remaining 1/2 of the shares on December 2, 2014.

(4)	Shares subject to award vest as to 1/4 of the shares on December 2, 2015 and 1/16 of shares each quarter thereafter.

(5)	Shares subject to award will cliff vest three years from the grant date (on July 1, 2017), if we achieve a certain level of TSR relative to the S&P North America Technology Index over a three-year performance period. For purposes of the grant, TSR will be calculated on a stack-ranked basis using 60-trading day average closing prices immediately preceding the beginning and end of the performance period. Payout will be at target (i.e., 14,400 shares of common stock) for TSR at the 50th percentile, scaling for performance above and below the 50th percentile (e.g., 60th percentile ranking results in payout at 120% of target or 17,280 shares of common stock). The threshold for any payout under the grant is the 25th percentile (i.e., no shares of common stock will be awarded for performance below the 25th percentile) and the maximum payout is 200% of target (i.e., 28,800 shares) at the 100th percentile.

(6)	Shares subject to award vest as to 1/4 of the shares on July 1, 2015 and 1/16 of shares each quarter thereafter.

(7)	Shares subject to award vest as to 100% on March 3, 2015.

(8)	The performance period for these awards is our fiscal year ended October 31, 2014. In December 2014, we paid the earned amounts of these awards as follows: $1,390,135 to Mr. Galant, $532,550 to Mr. Rothman, $689,275 to Mr. Bhanot, $193,075 to Ms. Felix and $400,137 to Mr. Kappagoda.

Outstanding Equity Awards at Fiscal 2014 Year-End

The following table provides information about unexercised options, stock that has not vested and other equity incentive plan awards that have not vested for each of the NEOs as of October 31, 2014.

			Option Awards					Stock Awards
Name	Option/ Award Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($) (1)
Paul Galant	10/1/2013	(2)	125,000	375,000		23.00	10/1/2020
CEO	10/1/2013	(3)								200,000	7,452,000

Marc E. Rothman	4/1/2013	(4)						25,063	933,847
EVP and CFO	7/1/2013	(5)						68,132	2,538,598
	8/1/2013	(6)						70,500	2,626,830

Alok Bhanot	12/2/2013	(7)	88,250	88,250		25.20	12/2/2020
EVP, Engineering and Chief Technology Officer	12/2/2013	(8)		88,200		25.20	12/2/2020
	12/2/2013	(7)						31,950	1,190,457
	12/2/2013	(8)						31,900	1,188,594

June Yee Felix	7/1/2014	(9)								14,400	536,544
President, Verifone Europe	7/1/2014	(10)						14,400	536,544

Sunil Kappagoda	8/1/2013	(11)						84,650	3,154,059
President, Verifone Asia Pacific and EVP, Corporate Strategy	3/3/2014	(12)						52,900	1,971,054

(1)	Market value of units of stock that have not vested is computed by multiplying (i) $37.26, the closing market price of our stock on October 31, 2014, by (ii) the number of units of stock.

(2)	Shares subject to award vested as to 1/4 of the shares on October 1, 2014 and 1/16 of the shares each quarter thereafter.

(3)	Shares subject to award will cliff vest three years from the grant date (on October 1, 2016), if we achieve a certain level of TSR relative to the S&P North America Technology Index over a three year performance period. For purposes of the grant, TSR will be calculated on a stack-ranked basis using a 60-trading day average closing prices immediately preceding the beginning and end of the performance period. Payout shall be at target (i.e., 200,000 shares of common stock) for TSR at the 50th percentile, scaling for performance above and below the 50th percentile (e.g., 60th percentile ranking results in payout at 120% of target or 240,000 shares of common stock). The threshold for any payout under the grant is the 25th percentile (i.e., no shares of common stock will be awarded for performance below the 25th percentile) and the maximum payout is 200% of target (i.e., 400,000 shares) at the 100th percentile.

(4)	Shares subject to award vested as to 1/4 of the shares on April 1, 2014 and 1/16 of the shares each quarter thereafter.

(5)	Shares subject to award vested as to 1/4 of the shares on July 1, 2014 and 1/16 of the shares each quarter thereafter.

(6)	Shares subject to award cliff vest on August 1, 2015.

(7)	Shares subject to award vested as to 1/2 of the shares on December 2, 2013 and as to the remaining 1/2 of the shares on December 2, 2014.

(8)	Shares subject to award vest as to 1/4 of the shares on December 2, 2015 and 1/16 of shares each quarter thereafter.

(9)	Shares subject to award will cliff vest three years from the grant date (on July 1, 2017), if we achieve a certain level of TSR relative to the S&P North America Technology Index over a three-year performance period. For purposes of the grant, TSR will be calculated on a stack-ranked basis using a 60-trading day average closing prices immediately preceding the beginning and end of the performance period. Payout will be at target (i.e., 14,400 shares of common stock) for TSR at the 50th percentile, scaling for performance above and below the 50th percentile (e.g., 60th percentile ranking results in payout at 120% of target or 17,280 shares of common stock). The threshold for any payout under the grant is the 25th percentile (i.e., no shares of common stock will be awarded for performance below the 25th percentile) and the maximum payout is 200% of target (i.e., 28,800 shares) at the 100th percentile.

(10)	Shares subject to award vest as to 1/4 of the shares on July 1, 2015 and 1/16 of shares each quarter thereafter.

(11)	Shares subject to award vested as to 1/2 of the shares on August 1, 2014 and as to the remaining 1/2 of the shares on August 1, 2015.

(12)	Shares subject to award cliff vest on March 3, 2015.

Fiscal Year 2014 Option Exercises and Stock Vested

The following table presents information concerning the aggregate number of shares for which options were exercised during fiscal year 2014 for each of the NEOs. In addition, the table presents information on shares that were acquired upon vesting of stock awards during fiscal year 2014 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Paul Galant	—	$—	150,000	$4,989,000
CEO
Marc E. Rothman	—	$—	116,505	$3,958,513
EVP and CFO
Alok Bhanot	—	$—	31,950	$804,821
EVP, Engineering and Chief Technology Officer
June Yee Felix	—	$—	—	$—
President, Verifone Europe
Sunil Kappagoda	—	$—	84,650	$2,796,836
President, Verifone Asia Pacific and EVP, Corporate Strategy

(1)	The value realized on the exercise is calculated as the difference between the fair market value of the shares on the date of exercise and the applicable exercise price for those options.

(2)	The value realized on the shares acquired is the fair market value of the shares on the date of vesting, which is the closing price on such date of our stock as traded on the NYSE.

Potential Payments Upon Termination or Change of Control

This section describes the benefits that may become payable to the NEOs in connection with a termination of their employment with Verifone and/or a change of control of Verifone under arrangements in effect as of October 31, 2014.

Severance Arrangements

Mr. Galant became our CEO effective October 1, 2013. Mr. Rothman became our EVP and CFO effective February 4, 2013, and Mr. Kappagoda became our President, Verifone Asia Pacific and EVP, Corporate Strategy in July 2013. In connection with their appointments, we entered into certain severance terms with them in their respective employment agreement or offer letter, as applicable. In addition, as Mr. Kappagoda’s and Ms. Felix’s employment with Verifone is based internationally, their offer letters include certain severance benefits with respect to their international assignment packages if their international assignment is terminated under certain circumstances.

Mr. Galant

Our employment agreement with Mr. Galant provides severance and change of control severance benefits to Mr. Galant. The conditions that would constitute a change of control event are generally consistent with those described under “Post-Employment Compensation Arrangements” above.

In the event that we terminate Mr. Galant’s employment without Cause (as defined in Mr. Galant’s employment agreement), Mr. Galant will be entitled to the following: (i) any unpaid accrued salary or earned but unpaid annual bonus (“Accrued Compensation”) and a lump sum cash severance payment equal to the sum of his annual base salary then in effect and his actual annual bonus for the preceding fiscal year; (ii) for twenty-four months following his date of termination of employment, we will promptly reimburse him for COBRA premiums and will permit him to continue to participate in our life insurance plan on the same basis as he participated in it as of immediately prior to his termination of employment, subject to certain exceptions (collectively, “Benefit Continuation”); and (iii) twelve months accelerated vesting of any outstanding equity awards, provided that any portion of any unvested Upfront TSR Shares that would have time-based vested, if such time-based vesting was monthly rather than 3-year cliff vesting, on or before the first anniversary of such termination of employment based on achievement of the TSR hurdle, shall so vest and shall be paid as soon as practicable following determination of the achievement of the TSR hurdle.

If we terminate Mr. Galant’s employment without Cause (as defined in Mr. Galant’s employment agreement) or if he terminates his employment for Good Reason (as defined in Mr. Galant’s employment agreement) within three months prior to (in the event that his employment is terminated at the request of a third party acquiror) or within twelve months after a change in control (the “Change of Control Protection Period”), (i) we will pay Mr. Galant the Accrued Compensation and a lump sum cash severance payment equal to 2 times the sum of his annual base salary then in effect and his target annual bonus, (ii) Mr. Galant will be entitled to receive Benefit Continuation and (iii) Mr. Galant will receive accelerated vesting in full of all outstanding equity awards.

Our obligations to provide the severance benefits described above (other than payment of Accrued Compensation) are subject to Mr. Galant executing a release in favor of us and compliance with certain non-competition, non-solicitation and non-disparagement covenants.

If we terminate Mr. Galant’s employment for Cause, he terminates his employment without Good Reason, or his employment terminates due to death or Disability (as defined in Mr. Galant’s employment agreement), we will promptly pay or provide (i) his Accrued Compensation, except that any earned but unpaid annual bonus shall be forfeited in the event of termination for Cause, (ii) any benefits that are required, or to which he is entitled, under any of our employee benefit plans or contracts or arrangements with us, and (iii) any other payments or benefits required to be paid to him in accordance with applicable law. In addition, in the event his employment terminates due to death or Disability, we will pay him or his estate, as applicable, (i) a pro-rata annual bonus at target for the fiscal year during which his death or Disability occurs, which shall be paid within sixty days following the date of termination of his employment and (ii) provide him with the same vesting benefits as in the case of a termination without Cause not in the Change of Control Protection Period.

Mr. Rothman

Our offer letter with Mr. Rothman includes certain severance terms. If we terminate Mr. Rothman’s employment without Cause (as defined in Mr. Rothman’s offer letter) or if Mr. Rothman terminates his employment for Good Reason (as defined in Mr. Rothman’s offer letter), then we will pay Mr. Rothman, within ten days following the date of termination, a sum equal to the total of: (i) his base salary through the date of termination and any bonuses that have become payable and have not been paid or deferred, (ii) any accrued vacation pay and compensation previously deferred, other than pursuant to a tax-qualified plan; (iii) any amounts due under any plan or program in accordance with their terms; and (iv) a lump-sum cash payment equal to his annual base salary during the six-month period immediately prior to the date of termination. In connection with a qualifying termination, we must also provide Mr. Rothman with continuing medical, insurance and related benefits for six months following the date of such termination.

Mr. Rothman’s offer letter was executed prior to the adoption of the Executive Severance Policy. Accordingly, although Mr. Rothman is eligible to participate in the Executive Severance Policy, to the extent his offer letter provides for more favorable severance terms, his severance benefits are calculated based on the terms of his offer letter.

Mr. Kappagoda

Our offer letter with Mr. Kappagoda provides that, if we terminate Mr. Kappagoda’s employment without Cause (as defined in Mr. Kappagoda’s offer letter) or if Mr. Kappagoda terminates his employment for Good Reason (as defined in Mr. Kappagoda’s offer letter), the Kappagoda Initial Grant, the Kappagoda 2014 Grant and the Kappagoda 2015 Grant (which, if not yet granted as of the termination date, will be granted on a fully vested basis) will fully vest and become deliverable. In addition, if such a termination occurs before November 1, 2015, Mr. Kappagoda will be paid any unpaid salary and target bonus that Mr. Kappagoda would have been entitled to under his offer letter through October 31, 2015. Such payment will be made within 30 days of such termination.

In addition, if we terminate Mr. Kappagoda’s employment without Cause (as defined in Mr. Kappagoda’s offer letter) during the international assignment or if Mr. Kappagoda terminates his employment for Good Reason (as defined in Mr. Kappagoda’s offer letter) during the international assignment, we will provide Mr. Kappagoda with certain repatriation benefits set forth in the offer letter, including return airfare for Mr. Kappagoda and his family, a repatriation allowance and shipment and temporary storage of household goods, provided that Mr. Kappagoda’s return occurs no later than 60 days after the later of his termination date or the end of the then current school year. Such repatriation benefits are in addition to any severance benefits Mr. Kappagoda is entitled to receive.

Mr. Kappagoda’s offer letter was executed prior to the adoption of the Executive Severance Policy. Accordingly, although Mr. Kappagoda is eligible to participate in the Executive Severance Policy, to the extent his offer letter provides for more favorable severance terms, his severance benefits are calculated based on the terms of his offer letter.

Ms. Felix

Pursuant to the terms of her offer letter, if we terminate Ms. Felix’s employment without Cause (as defined in the Executive Severance Policy) during the international assignment or if Ms. Felix resigns for Good Reason (as defined in the Executive Severance Policy) during the international assignment, we will cover for Ms. Felix the cost of return airfare for Ms. Felix and her family to her home location, provided that such return occurs no later than 60 days from her termination date. We will also cover return shipment of her household goods with certain limitations, and assume any reasonable housing lease obligations in the U.K. Such repatriation benefits are in addition to any severance benefits Ms. Felix is entitled to receive under the Executive Severance Policy.

Executive Severance Policy

On September 19, 2013, we adopted an Executive Severance Policy which is applicable to certain of our executive officers including Messrs. Rothman, Bhanot and Kappagoda and Ms. Felix and has a term of three years (subject to extension of up to one year if there is a change of control (as defined in the policy) during the last twelve months of the term). The Executive Severance Policy provides that, in case of a termination by the Company without Cause (as defined in the policy), an executive covered under the policy will receive a lump sum cash payment equal to his or her base salary; 12 months’ medical, dental, vision and life insurance continuation/COBRA coverage, subject to adjustment if alternate employment is obtained; and accelerated vesting of any unvested portion of the equity awards to the extent provided in the applicable equity award agreements. In the event of a termination by Verifone without Cause or for Good Reason (as defined in the policy) in connection with a change in control, such executives will also get full acceleration of vesting of any unvested portion of the equity awards.

Under the Executive Severance Policy, all benefits are subject to the executive executing a final, non-revocable general release in a form acceptable to Verifone, non-compete and non-solicit provisions covering a period of one year following the date of termination and non-disparagement provisions.

As discussed above, although Messrs. Rothman and Kappagoda are eligible to participate in the Executive Severance Policy, to the extent their offer letters provide for more favorable severance terms, their severance benefits will be calculated based on the terms of their respective offer letters.

Equity Award Agreements

Our equity awards made in fiscal years 2012, 2013 and 2014 to the NEOs provide for acceleration of vesting in the event of an involuntary or constructive termination three months prior to or eighteen months following a change of control. Mr. Bhanot’s equity award agreements provide for 12 months’ acceleration of vesting in the event he is terminated by Verifone without Cause (as defined in the relevant grant agreements) or if Mr. Bhanot resigns for Good Reason (as defined in the relevant grant agreements). Mr. Galant’s and Ms. Felix’s equity award agreements relating to their performance-based TSR grants also provide that, in the event such executive is terminated by Verifone without Cause (as defined in the relevant grant agreement), any unvested portion of such awards that would have time-based vested, if such time-based vesting was monthly rather than 3-year cliff vesting, on or before the first anniversary of such termination of employment, based on our TSR achievement, shall so vest and shall be paid as soon as practicable following determination of our TSR achievement.

The tables below outline the potential payments and benefits payable to each NEO in the event of involuntary termination, before and after a change of control, as if such event had occurred as of October 31, 2014.

Involuntary Termination without Cause or Constructive Involuntary Termination for Good Reason

Name	Cash Severance	Continuation of Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Options(2)
Paul Galant(3)	$800,000	$45,757	$2,587,500	$1,782,500
Marc E. Rothman(4)	$450,000	$22,878	$—	$—
Alok Bhanot(5)	$400,000	$3,325	$1,190,457	$1,064,295
June Yee Felix(6)	$652,008	$14,677	$29,808	$—
Sunil Kappagoda(7)	$881,059	$29,341	$6,663,951	$—

Involuntary Termination without Cause or Constructive Involuntary Termination for Good Reason Following a Change of Control

Name	Cash Severance	Continuation of Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Options(2)
Paul Galant(3)	$3,600,000	$45,757	$3,726,000	$5,347,500
Marc E. Rothman(4)	$450,000	$22,878	$6,099,276	$—
Alok Bhanot(5)	$400,000	$3,325	$2,379,051	$2,127,987
June Yee Felix(6)	$652,008	$14,677	$804,816	$—
Sunil Kappagoda(7)	$881,059	$29,341	$6,663,951	$—

(1)	The intrinsic value is calculated by taking the product of (a) $37.26, which was the closing market price of our common stock on October 31, 2014, the last trading day of fiscal year 2014, and (b) the number of stock awards subject to acceleration. See “Grants of Plan-Based Award for Fiscal Year 2014” and “Outstanding Equity Awards at Fiscal Year 2014 Year-End” for information on the awards and the unvested portion of such awards.

(2)	Based on the closing market price of our common stock on October 31, 2014 of $37.26, and the respective exercise prices of unvested options subject to acceleration. No intrinsic value is attributed to unvested options subject to acceleration which have exercise prices above the closing market price of our common stock on October 31, 2014.

(3)	The amounts contained in the tables above for Mr. Galant are based on the terms of Mr. Galant’s employment agreement. Mr. Galant is not eligible for severance benefits under the Executive Severance Policy. In the event of an involuntary or constructive termination, Mr. Galant is entitled to cash severance equal to his annual base salary plus the actual annual bonus for the fiscal year preceding the termination date. In the event of an involuntary or constructive termination with a change of control (as defined in Mr. Galant’s employment agreement), Mr. Galant is entitled to cash severance equal to two times his annual base salary and his target annual bonus. Mr. Galant did not receive any actual annual bonus for fiscal year 2013 because he joined the Company in the last month of the fiscal year. Accordingly, cash severance amounts, assuming a termination date of October 31, 2014, do not include estimated cash severance based on any actual annual bonus for fiscal year 2013. In the event of an involuntary or constructive termination, Mr. Galant is entitled to 12 months’ acceleration of his unvested equity awards, with the acceleration of vesting on his Upfront TSR Shares computed as if the award vested on a monthly time vest basis. In the event of an involuntary or constructive termination with a change of control, Mr. Galant is entitled to full acceleration of his unvested equity awards. Any release of shares accelerated under the Upfront TSR Shares is subject to the actual achievement of the performance target for such award at the end of the three-year performance period. The Intrinsic Value of Unvested Stock Awards disclosed for Mr. Galant assumes achievement of the Upfront TSR Shares at the threshold amount. For achievement of the Upfront TSR Shares at the target amount, Intrinsic Value of Unvested Stock Awards for Mr. Galant would total $5,175,000 in the event of an involuntary or constructive termination and $7,452,000 in the event of an involuntary or constructive termination with a change of control. For achievement of the Upfront TSR Shares at the maximum amount, the Intrinsic Value of Unvested Stock Awards for Mr. Galant would total $10,350,000 in the event of an involuntary or constructive termination and $14,904,000 in the event of an involuntary or constructive termination with a change of control. See additional disclosures under “Severance Arrangements.”

(4)	Under the Executive Severance Policy, Mr. Rothman is entitled to cash severance equal to his annual base salary for the fiscal year preceding the termination date in the event of an involuntary or constructive termination or an involuntary or constructive termination with a change of control. The Executive Severance Policy provides for full acceleration of all unvested equity awards, with performance-based awards vesting (without proration) based on performance criteria measured through the date of termination, to Mr. Rothman in the event of an involuntary or constructive termination with a change of control. See additional disclosures under “Executive Severance Policy.”

(5)	Under the Executive Severance Policy, Mr. Bhanot is entitled to cash severance equal to his annual base salary for the fiscal year preceding the termination date in the event of an involuntary or constructive termination or an involuntary or constructive termination with a change of control. The Executive Severance Policy provides for full acceleration of all unvested equity awards to Mr. Bhanot in the event of an involuntary or constructive termination with a change of control. See additional disclosures under “Executive Severance Policy.” Pursuant to Mr. Bhanot’s grant agreements, in the event of an involuntary or constructive termination, Mr. Bhanot is entitled to 12 months’ acceleration of his unvested equity awards.

(6)

Under the Executive Severance Policy, Ms. Felix is entitled to cash severance equal to her annual base salary for the fiscal year preceding the termination date in the event of an involuntary or constructive termination or an involuntary or constructive termination with a change of control. Pursuant to Ms. Felix’s offer letter, if Ms. Felix is terminated by Verifone without Cause (as defined in the Executive Severance Policy) or resigns with Good Reason (as defined in the Executive Severance Policy), in addition to the severance benefits provided by the Executive Severance Policy, Verifone will cover cost of return airfare for Ms. Felix and her family and shipment of household goods and assume any reasonable housing lease obligations in the U.K. The value of such expenses is estimated to be $252,008. Pursuant to the grant agreement of Ms. Felix’s TSR Shares, in the event Ms. Felix’s employment is terminated by Verifone without Cause (as defined in the relevant grant agreement), Ms. Felix is entitled to accelerated vesting of the portion of unvested TSR Shares that would have time-based vested, if such time-based vesting was monthly rather than 3-year cliff vesting, on or prior to the date of such termination. In the event of an involuntary or constructive termination with a change of control, Ms. Felix is entitled to full acceleration of her unvested equity awards. Any release of accelerated TSR Shares is subject to the actual achievement of the performance target for such award at the end of the three-year performance period. The Intrinsic Value of Unvested Stock Awards disclosed for Ms. Felix assumes achievement of the TSR Shares at the threshold amount. For achievement of the TSR Shares at the target amount, Intrinsic Value of Unvested Stock Awards for Ms. Felix would total $59,616 in the event of an involuntary or constructive termination and $1,073,088 in the event of an involuntary or constructive termination with a change of control. For achievement of the TSR Shares at the maximum amount, the Intrinsic Value of Unvested Stock Awards for Ms. Felix would total $119,232 in the event of an involuntary or constructive termination and $1,609,632 in the event of an involuntary or constructive termination with a change of control.

(7)	As described above, although Mr. Kappagoda is eligible to participate in the Executive Severance Policy, to the extent his offer letter (which was executed before the adoption of the Executive Severance Policy) provides for more favorable severance terms, his severance benefits are calculated based on the terms of his offer letter. Pursuant to Mr. Kappagoda’s offer letter, if Mr. Kappagoda resigns for Good Reason (as defined in his offer letter) or is terminated by Verifone without Cause (as defined in his offer letter) before November 1, 2015, Mr. Kappagoda is entitled to cash severance equal to his unpaid salary and target bonus amounts between $328,000 and $492,000 for fiscal years 2014 and 2015. The cash severance value disclosed for Mr. Kappagoda assumes that (a) his salary for fiscal year 2015 is $410,000, the same as that of fiscal year 2014, and (b) his target bonus for fiscal year 2015 is $410,000, the same as that of fiscal year 2014. If the target bonus for fiscal year 2015 is set at the maximum, the cash severance value would total $902,000. If the target bonus for fiscal year 2015 is set at the minimum, the cash severance value would total $738,000. Further, if Mr. Kappagoda is terminated by Verifone without Cause (as defined in his offer letter) or resigns with Good Reason (as defined in his offer letter), in addition to the severance benefits he may be entitled to, Verifone will cover cost of return airfare for Mr. Kappagoda and his family and shipment and temporary storage of household goods and provide Mr. Kappagoda with a repatriation allowance to cover miscellaneous moving expenses. The value of such expenses is estimated to be $61,059, based on the actual expenses incurred by Mr. Kappagoda at the beginning of his international assignment. Pursuant to Mr. Kappagoda’s offer letter, if Mr. Kappagoda resigns for Good Reason (as defined in his offer letter) or is terminated by Verifone without Cause (as defined in his offer letter), the equity grants awarded to Mr. Kappagoda pursuant to his offer letter, including the grants he received in March 2014 and January 2015, will fully vest and become deliverable. See “Employment-Related Agreements with the NEOs” in this CD&A for more information on Mr. Kappagoda’s equity incentive grants included in his compensation package at the time of his hire, and “Severance Arrangements” in this CD&A for more information on severance arrangements Mr. Kappagoda has with the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Verifone (the “Compensation Committee”) consists exclusively of independent directors.

The general purpose of the Compensation Committee is to (1) review and approve corporate goals and objectives relating to the compensation of Verifone’s CEO, evaluate the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation and (2) review and approve non-CEO executive officer compensation, incentive compensation plans, and equity-based plans, among other things. Verifone’s Board of Directors and its Corporate Governance and Nominating Committee have determined that each member of the Compensation Committee is “independent” within the meaning of the rules of both the NYSE and the SEC.

During fiscal year 2014, the Compensation Committee performed all of its duties and responsibilities under the Compensation Committee’s charter. Additionally, as part of its responsibilities, the Compensation Committee reviewed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” (CD&A), as prepared by management of Verifone, and discussed the CD&A with management of Verifone. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

COMPENSATION COMMITTEE

Robert B. Henske, Chairman

Wenda Harris Millard

Jonathan I. Schwartz

Jane J. Thompson

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The primary purposes of the Corporate Governance and Nominating Committee are to (i) identify individuals qualified to become members of the Board of Directors, (ii) develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between Verifone and a director, (iii) develop and recommend to the Board a set of corporate governance principles and (iv) assist management in the preparation of disclosure in this Proxy Statement regarding the operations of the Corporate Governance and Nominating Committee.

The Board has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that Mr. Alspaugh, Ms. Austin, Mr. Hart, Mr. Henske, Ms. Millard, Mr. Raff, Mr. Schwartz and Ms. Thompson were “independent” within the meaning of the rules of the NYSE and the SEC. The Corporate Governance and Nominating Committee currently consists of Mr. Alspaugh, Ms. Austin, Mr. Hart, as chairman, and Mr. Raff. The Board has determined that each member of the Committee is “independent” within the meaning of the rules of the NYSE and the SEC.

On an ongoing basis during fiscal year 2014, the Corporate Governance and Nominating Committee evaluated potential candidates for positions on the Board and its committees, in each case in accordance with the criteria set forth in Verifone’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee approved and recommended to the Board of Directors the nine director nominees currently standing for election at the Annual Meeting.

Over the course of fiscal year 2014, the Corporate Governance and Nominating Committee reviewed with management both the long-term and emergency succession plans for the Chief Executive Officer and other key employees.

As part of its duties, in September 2014, the Corporate Governance and Nominating Committee reviewed the Committee’s charter and Verifone’s Corporate Governance Guidelines to determine whether any changes to the charter or the guidelines were deemed necessary or desirable by the Committee. After completing this review, the Committee recommended to the Board that no amendments to these documents were needed to be made at that time.

The Committee also conducted an evaluation of its own performance that included an evaluation of its performance compared with the requirements of the charter of the Committee. During fiscal year 2014, the Corporate Governance and Nominating Committee performed all of its duties and responsibilities under the Corporate Governance and Nominating Committee Charter.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Alex W. (Pete) Hart, Chairman

Robert W. Alspaugh

Karen Austin

Eitan Raff

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee of Verifone is to assist the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to: (i) the integrity of Verifone’s financial statements; (ii) Verifone’s compliance with legal and regulatory requirements; (iii) Verifone’s independent registered public accounting firm’s qualifications and independence; (iv) the performance of Verifone’s internal audit function and independent registered public accounting firm; (v) the retention of Verifone’s independent registered public accounting firm; and (vi) the preparation of this report.

The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Audit Committee currently consists of Mr. Alspaugh, as chairman, Ms. Austin, Mr. Henske and Mr. Schwartz. The Board of Directors has designated each of Mr. Henske and Mr. Alspaugh as an “Audit Committee financial expert” within the meaning of applicable SEC rules.

As set forth in the Audit Committee charter, management is responsible for the preparation, presentation, and integrity of Verifone’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by Verifone and for implementing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for auditing Verifone’s financial statements and for reviewing Verifone’s unaudited interim financial statements.

In fulfilling their responsibilities, it is recognized that members of the Audit Committee are not full-time employees of Verifone and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to below do not assure that the audit of Verifone’s financial statements has been carried out in accordance with generally accepted accounting principles or that Verifone’s auditors are in fact “independent.”

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from Verifone and its management, including the matters in the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board, a copy of which the Audit Committee has received. All non-audit services performed by the registered public accounting firm must be specifically pre-approved by the Audit Committee or a member thereof.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board the inclusion of the audited financial statements in Verifone’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert W. Alspaugh, Chairman

Karen Austin

Robert B. Henske

Jonathan I. Schwartz

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2014 regarding securities issued under our equity compensation plans that were in effect during fiscal year 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	7,598,933	$26.58	(2)	4,371,311	(3)
Equity compensation plans not approved by security holders	—	—		—

Total	7,598,933	$26.58	(2)	4,371,311	(3)

(1)	This reflects equity awards issued under the 2006 Plan. This information also includes securities issuable pursuant to the Hypercom 2000 Broad-Based Stock Incentive Plan, Hypercom Non-Employee Director Plan, and Hypercom Long-Term Incentive Plan as a result of our acquisition of Hypercom Corporation on August 4, 2011. As of October 31, 2014, the 2006 plan is the only plan under which we make grants of equity awards.

(2)	The weighted-average exercise price does not include the effect of 3,124,056 RSUs outstanding as of October 31, 2014, as such awards do not include an exercise price.

(3)	Represents shares remaining available for future issuance under our 2006 Plan as of October 31, 2014.

2006 Plan

Our 2006 Plan is the only plan under which we currently make grants of equity awards. Our 2006 Plan permits grants of stock options, stock appreciation rights, restricted stock, RSUs, performance shares and share units, dividend equivalent rights and other stock awards. Grants may be made to our directors, officers, and employees and other individuals performing services for us. The plan authorizes the issuance of an aggregate of 31,772,075 shares of our common stock. For purposes of determining the number of shares issuable under the 2006 Plan, any shares granted as stock options or stock appreciation rights shall be counted as one share for each share so granted; any RSUs granted prior to June 29, 2011 shall be counted as 1.75 shares for every RSU granted; and any RSUs granted on and after June 29, 2011 shall be counted as 2.00 shares for every RSU granted. As of October 31, 2014, there were a total of 4,474,877 options outstanding at a weighted-average exercise price of $26.58 per share. As of October 31, 2014, there were 3,124,056 RSUs outstanding, all of which were unvested and subject to forfeiture as of October 31, 2014. For further information on our equity compensation plan, see “Note 4. Employee Benefit Plans” of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on December 17, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of January 15, 2015 (the “Measurement Date”), by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

•	each of the NEOs;

•	each current director; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on 113,600,148 shares of common stock outstanding as of January 15, 2015. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the Measurement Date, and shares of RSUs which are scheduled to be released within 60 days of the Measurement Date are considered outstanding and beneficially owned by the person holding the options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the address of each individual listed below is c/o VeriFone Systems, Inc., 2099 Gateway Place, Suite 600, San Jose, California 95110.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent of Class
FMR LLC(1)	12,284,510	10.8%
Jackson Square Partners, LLC(2)	6,898,441	6.1%
BlackRock, Inc.(3)	6,570,256	5.8%
The Vanguard Group Inc.(4)	6,098,744	5.4%
Manning & Napier Advisors, LLC(5)	5,846,715	5.2%
Macquarie Group Limited(6)	5,808,068	5.1%
Paul Galant(7)	313,834	*
Marc E. Rothman	71,174	*
Alok Bhanot(8)	214,300	*
June Yee Felix	—	*
Sunil Kappagoda(9)	52,900	*
Robert W. Alspaugh(10)	45,375	*
Karen Austin	—	*
Alex W. (Pete) Hart(11)	64,376	*
Robert B. Henske(12)	45,500	*
Wenda Harris Millard(13)	12,500	*
Eitan Raff(14)	30,500	*
Jonathan I. Schwartz	—	*
Jane J. Thompson	—	*
All current directors and executive officers as a group (16 persons)**	1,172,575	1.0%

*	Less than 1%.

**	Total includes shares beneficially owned by our current executive officers, including Messrs. Liu and Ozayaz and Ms. Miles but excludes shares beneficially owned by Mr. Nelson, who ceased to be our executive officer effective December 31, 2014.

(1)	The address of FMR LLC (“FMR”) is 245 Summer Street, Boston, Massachusetts 02210. FMR, along with certain of its subsidiaries and affiliates, and other companies, has the sole power to vote or direct the vote of 727,510 shares and the sole power to dispose or direct the disposition of 12,284,510 shares of common stock. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. This information is based solely upon a Schedule 13G filed by FMR on July 10, 2014 for beneficial ownership as of June 30, 2014.

(2)	The address of Jackson Square Partners, LLC (“Jackson Square”) is 101 California Street, Suite 3750, San Francisco, CA 94111. Jackson Square has the sole power to vote 3,689,290 shares of common stock, shared power to vote or to direct the vote of 3,209,151 shares of common stock and sole power to dispose or to direct the disposition of 6,898,441 shares of common stock. This information is based solely upon a Schedule 13G/A filed by Jackson Square on October 10, 2014 for beneficial ownership as of September 30, 2014.

(3)	The address of BlackRock, Inc. (“BlackRock”) is 40 East 52nd Street, New York, NY 10022. BlackRock, along with certain of its subsidiaries, has the sole power to vote and dispose of 6,570,256 shares of common stock. This information is based solely upon a Schedule 13G/A filed by BlackRock on January 31, 2014 for beneficial ownership as of December 31, 2013.

(4)	The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. (“Vanguard”) has the sole power to dispose or direct the disposition of 6,037,751 shares of common stock. Vanguard has shared power to dispose or direct the disposition and sole power to vote or direct the vote of 60,993 shares of common stock beneficially owned by Vanguard Fiduciary Trust Company, as a result of serving as investment manager of collective trust accounts, and sole power to vote or direct the vote of 7,000 shares of common stock beneficially owned by Vanguard Investments Australia, Ltd., as a result of serving as an investment manager of Australian investment offerings. This information is based solely upon a Schedule 13G/A filed by Vanguard on February 12, 2014 for beneficial ownership as of December 31, 2013.

(5)	The address of Manning & Napier Advisors, LLC(“Manning & Napier”) is 290 Woodcliff Drive, Fairport, NY 14450. Manning & Napier has the sole power to vote 4,938,365 shares of common stock and sole power to dispose of 5,846,715 shares of common stock. This information is based solely upon a Schedule 13G/A filed by Manning & Napier on January 16, 2015 for beneficial ownership as of December 31, 2014.

(6)

The address of Macquarie Group Limited is No. 1 Martin Place Sydney, New South Wales, Australia. Macquarie Group Limited is deemed to beneficially own 5,808,068 shares of common stock due to its ownership of Macquarie Bank Limited, Macquarie Investment Management Limited, Delaware Management Holdings Inc. and Delaware Management Business Trust. Macquarie Investment Management Limited has the sole power to vote and dispose of 6,800 shares of common stock. Delaware Management Business Trust has the sole power to vote and dispose of 5,801,268 shares of common stock. The address of Macquarie Bank Limited and Macquarie Investment Management Ltd. is also No. 1 Martin

Place Sydney, New South Wales, Australia. The address of Delaware Management Holdings Inc. and Delaware Management Business Trust is 2005 Market Street, Philadelphia, PA 19103. This information is based solely upon a Schedule 13G/A filed by Macquarie Group Limited on June 10, 2014 for beneficial ownership as of May 30, 2014.

(7)	Beneficial ownership information includes 157,584 shares held by Mr. Galant directly. In addition, shares listed as beneficially owned by Mr. Galant include 156,250 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after the Measurement Date.

(8)	Beneficial ownership information includes 37,800 shares held by Mr. Bhanot directly. In addition, shares listed as beneficially owned by Mr. Bhanot include 176,500 shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after the Measurement Date.

(9)	All shares listed as beneficially owned by Mr. Kappagoda represent shares of RSUs that are subject to be released or will be released within 60 days after the Measurement Date.

(10)	Beneficial ownership information includes 5,000 shares held by Mr. Alspaugh directly. In addition, 40,375 shares listed as beneficially owned by Mr. Alspaugh represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after the Measurement Date. Beneficial ownership information excludes 10,500 RSUs that are vested but for which the delivery date has been deferred.

(11)	Beneficial ownership information includes 33,313 shares held by Mr. Hart directly. In addition, 31,063 shares listed as beneficially owned by Mr. Hart represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after the Measurement Date.

(12)	All shares listed as beneficially owned by Mr. Henske represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after the Measurement Date. Beneficial ownership information excludes 10,500 RSUs that are vested but for which the delivery date has been deferred.

(13)	Beneficial ownership information includes 3,500 shares held by Ms. Millard directly. In addition, 9,000 shares listed as beneficially owned by Ms. Millard represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after the Measurement Date.

(14)	Beneficial ownership information includes 7,000 shares held by Mr. Raff directly. In addition, 23,500 shares listed as beneficially owned by Mr. Raff represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after the Measurement Date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We may occasionally enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock, or an immediate family member of these persons has a direct or indirect material interest. Our policy is that the Audit Committee reviews and approves each individual related party transaction exceeding $120,000 after a determination that these transactions were on terms that were reasonable and fair to us. For the fiscal year ended October 31, 2014 and through the date of this Proxy Statement we had no such transactions. The Audit Committee also reviews and monitors on-going relationships with related parties to ensure they continue to be on terms that are reasonable and fair to us.

Indemnification and Employment Agreements

As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that authorize and require us to indemnify our executive officers and directors to the full extent permitted under Delaware law, subject to limited exceptions. We have also entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers which may be broader than the specific indemnification provisions contained in Delaware law. Also, as described above in “Employment-Related Agreements with the NEOs” in the CD&A in this Proxy Statement, we have existing employment-related agreements with our NEOs.

Equity Grants

We have granted stock options, restricted stock and RSUs to purchase shares of our common stock to our executive officers and directors. See “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation” in this Proxy Statement.

PROPOSAL 1: ELECTION OF DIRECTORS

The business and affairs of Verifone are managed under the direction of our Board of Directors (our “Board”). Our Board has responsibility for establishing broad corporate policies and for the overall performance of Verifone, rather than for day-to-day business operations. Our Board currently consists of nine members, with Mr. Alex W. (Pete) Hart serving as our non-executive chairman since June 17, 2014. Each director serves for a one-year term until the following annual meeting of stockholders, until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

The Board has nominated the following individuals to be elected to serve for a one year term until the next annual meeting of stockholders: Robert W. Alspaugh, Karen Austin, Paul Galant, Alex W. (Pete) Hart, Robert B. Henske, Wenda Harris Millard, Eitan Raff, Jonathan I. Schwartz and Jane J. Thompson. All nominees have consented to stand for election at the 2015 Annual Meeting and to serve, if elected, as directors. Each director elected will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. The proxy holders named on the proxy card intend to vote for the election of these nine nominees.

The Board has selected these nominees on the recommendation of the Corporate Governance and Nominating Committee. As discussed under “Director Independence and Corporate Governance—Corporate Governance and Nominating Committee” above, our Corporate Governance and Nominating Committee considers a number of important factors in director candidates, including large-company CEO experience, senior management experience in the payments industry, and executive level experience relevant to our key strategic initiatives. We value work ethic, leadership, problem-solving skills and diversity in selecting nominees to serve on our Board. If at the time of the meeting one or more of the nominees have become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee knows of no reason why any of the nominees will be unable to serve.

Vote Required

Each nominee receiving the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) will be elected. Our Corporate Governance and Nominating Committee and Board will review any resignation tendered as a result of a nominee not receiving a vote of the majority of the votes cast for election. See “Our Board of Directors—Majority Voting Provision” above.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote “FOR” the election of each of Robert W. Alspaugh, Karen Austin, Paul Galant, Alex W. (Pete) Hart, Robert B. Henske, Wenda Harris Millard, Eitan Raff, Jonathan I. Schwartz and Jane J. Thompson to the Board of Directors.

PROPOSAL 2: AMENDMENT AND RESTATEMENT OF THE 2006 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment and restatement of the Verifone 2006 Equity Incentive Plan (the “2006 Plan”) to (a) increase the number of shares of common stock that we may issue under the 2006 Plan by 8,750,000 shares and (b) extend the term of the 2006 Plan by an additional ten years, to March 25, 2025.

The 2006 Plan is an important part of Verifone’s employee compensation program. Under the terms of the 2006 Plan, all of our employees worldwide, consisting of approximately 5,200 employees as of January 15, 2015, including our executive officers, non-employee directors, and certain consultants are eligible to receive grants of equity incentive awards. Our Board believes the equity incentive awards offered under the 2006 Plan enable us to align our employees’ interests with that of our stockholders through share ownership, incentivize superior performance, and retain and attract high caliber employees in a competitive environment, all of which is critical to our overall business strategy and long-term success. We expect that the amended and restated plan, if approved, would enable us to continue to make the equity incentive awards anticipated to be needed related to retaining, attracting, hiring and incentivizing high caliber employees (across all key functions), as well as providing some reasonable flexibility for acquisitions, over the next two years.

The 2006 Plan is the only equity incentive plan under which we may provide equity-based incentive awards. Our Board is asking our stockholders to approve an increase to the number of shares that are available for issuance under the 2006 Plan by 8,750,000 so that the number of shares that are available for issuance under the 2006 Plan following the amendment and restatement would be increased from 2,778,190 shares as of January 15, 2015, to 11,528,190 shares.

The 2006 Plan is currently scheduled to expire on December 19, 2015. If the amendment and restatement of the 2006 Plan is approved by our stockholders, the expiration date of the 2006 Plan will be extended to March 25, 2025, which is the date immediately preceding the tenth anniversary of the 2015 Annual Meeting.

Our Board approved the request to increase the number of shares under the 2006 Plan and the request to extend the term of the 2006 Plan because it believes the continued availability of the 2006 Plan beyond the current scheduled expiration on December 19, 2015 is essential to our overall business strategy for the long-term success of Verifone. Our Board considered a number of relevant factors, including the current shares available for issuance under the 2006 Plan, our business strategy, including our transformation initiatives, and the key elements for execution on such strategy, the competitiveness of relevant labor markets for critical personnel, our employee base, our stock price and employee turnover.

While the Board believes the 2006 Plan and the requested share increase are necessary for us to retain and attract the talent we believe is critical for us to execute on our business strategy, including our transformation initiatives, it is also cognizant of the importance to balance that need with our stockholders’ concern of the potential dilutive effect of equity incentive awards. The Board expects that awards under the 2006 Plan will primarily be for the following purposes: (i) to incentivize, recognize or reward contributions, achievement or performance that it deems important to our long-term success and growth, which includes incentivizing performance that we believe promotes the interests of our stockholders; (ii) to retain and incentivize key employees taking into consideration the need to remain competitive in the labor markets where we operate and (iii) to hire new talent important to our business strategy, including our transformation initiatives, and long-term performance.

Shares granted as stock options or stock appreciation rights are counted as one share issued under the 2006 Plan for each share so granted and shares granted as awards other than stock options or stock appreciation rights are counted as two shares issued under the 2006 Plan for each share so granted. The exercise price of the shares subject to stock options cannot be less than the fair market value of our common stock at the grant date and may not be repriced without stockholder approval.

As of January 15, 2015, we had the following outstanding equity awards, consisting of outstanding stock options and shares of RSUs under all of our equity plans:

Stock options outstanding(1)	4,256,873
RSUs outstanding(2)	3,841,068

Total equity awards outstanding(2)	8,097,941

(1)	As of January 15, 2015, the weighted exercise price of the outstanding options was $26.91, and the weighted average remaining contractual term of the outstanding stock options was 3.83 years.

(2)	The RSUs outstanding and total equity awards outstanding reflect outstanding performance-based awards based on the maximum number of shares that may be delivered pursuant to the award.

As of January 15, 2015, assuming that all performance-based RSU awards would ultimately be paid out at the maximum achievement levels, there were 2,778,190 shares available for issuance under the 2006 Plan. The closing price of our common stock as traded on the NYSE was $34.17 on January 15, 2015.

A summary of the 2006 Plan is set forth below. This summary does not purport to be a complete description of all of the provisions of the 2006 Plan and is qualified in its entirety by reference to the full text of the 2006 Plan itself, which is attached as Appendix B to this Proxy Statement.

General and Administration

The 2006 Plan is administered by a committee (the “Committee”), which consists of at least two members of our Board, and which is currently our Compensation Committee. Our Board, in its discretion, may also administer the 2006 Plan and, in such a case, would have all of the rights, powers and authority of the Committee.

Among other things, the Committee selects the persons to whom awards will be made under the 2006 Plan, the time when awards will be granted, the terms of the awards and the number of shares of Verifone common stock subject to the awards. Specific future awards under the 2006 Plan are not determinable at this time. Actions of the Committee shall be taken by the vote of a majority of its members.

The Committee has the authority to construe, interpret and implement the 2006 Plan, and prescribe, amend and rescind rules and regulations relating to the 2006 Plan, including rules governing its own operations. The determination of the Committee on all matters relating to the 2006 Plan or any award is final, binding and conclusive. The Committee will have no liability to any person (including, without limitation, any Plan Participant) for any action taken, or omitted to be taken, in good faith with respect to the 2006 Plan or any award under the 2006 Plan.

Share Reserve

Currently, a total of 31,772,075 shares of common stock are authorized to be issued under the 2006 Plan and 2,778,190 shares remain available for issuance under the 2006 Plan as of January 15, 2015. If the amendment to increase the number of shares of common stock that we may issue under the 2006 Plan as described in this Proposal 2 is approved by our stockholders, the total number of shares of common stock that we may issue under the 2006 Plan will be 40,522,075. Any shares granted as stock options or stock appreciation rights are counted as one share issued under the 2006 Plan for each share so granted and any shares granted as awards other than stock options or stock appreciation rights are counted as two shares issued under the 2006 Plan for each share so granted. The 2006 Plan is the only equity incentive plan under which we may provide equity-based incentive awards.

Eligibility

Awards may be made to any director, officer, employee or consultant of Verifone and its subsidiaries and affiliates, including any prospective employees or consultants, as selected by the Committee in its sole discretion.

Because the granting of awards under the 2006 Plan is entirely within the discretion of the Committee, it is not possible to designate the employees or consultants to whom future awards will be granted under the 2006 Plan or the number of shares of Verifone common stock that will be subject to future awards that are granted under the 2006 Plan.

Stock Issuable Under the 2006 Plan

Subject to adjustment as provided below, the maximum number of shares with respect to which options or stock appreciation rights may be granted during a calendar year to any award holder may not exceed 3,000,000. Under the 2006 Plan, shares of Verifone common stock subject to any award that expires, terminates or otherwise lapses and shares of Verifone common stock surrendered or withheld from an award (other than stock options or stock appreciation rights) to satisfy a grantee’s income tax withholding obligations will again become available for issuance under the 2006 Plan. Shares issued under the 2006 Plan may be authorized but unissued Verifone common stock or authorized and issued Verifone common stock held in Verifone’s treasury or acquired by Verifone for purposes of the 2006 Plan. The following shares of Verifone common stock may not again be made available for issuance under the 2006 Plan: (i) shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option, (ii) shares of common stock used to pay the exercise price related to an outstanding award, (iii) shares of common stock repurchased on the open market with the proceeds of the option exercise price or (iv) shares of Verifone common stock surrendered or withheld from stock options or stock appreciation rights to satisfy a grantee’s income tax withholding obligations.

The number of shares of Verifone common stock covered by each outstanding award, the number of shares available for awards and the price per share of Verifone common stock covered by each outstanding award may be proportionately adjusted, as determined in the sole discretion of the Committee, for any increase or decrease in the number of issued shares of Verifone common stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of Verifone common stock, or any other increase or decrease in the number of issued shares of Verifone common stock effected without receipt of consideration by Verifone or to reflect any distributions to holders of common stock other than regular cash dividends paid pursuant to an announced dividend policy. After any such adjustment, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

Unless otherwise provided in an award agreement or determined by the Committee, a successor to Verifone as a result of a business combination may assume, or replace with equivalent awards, all outstanding awards.

Types of Awards

The 2006 Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units, dividend equivalent rights and other stock awards.

Stock Options. A stock option is the right to acquire shares of Verifone common stock at a fixed exercise price for a fixed period of time. Under the 2006 Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees or consultants, but not Verifone, to more favorable tax treatment). The number of shares of Verifone common stock covered by each option is determined by the Committee.

The exercise price of the shares of Verifone common stock subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the grant date) of the shares of common stock covered by the option. Notwithstanding the foregoing, the exercise price of an incentive stock option must be at least

110% of the fair market value (on the grant date) of the shares of Verifone common stock covered by the option if (on the grant date) the Plan Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Verifone. The aggregate fair market value of shares of Verifone common stock (determined on the grant date) covered by incentive stock options which first become exercisable by any Plan Participant during any calendar year also may not exceed $100,000. No stock option may be exercisable more than seven years after the date of grant.

The Committee establishes the vesting schedule of each option at the time of grant. Stock options will become exercisable during such times and subject to such terms and conditions as determined by the Committee, in its sole discretion. If a Plan Participant has been discharged for cause, then all stock options not previously exercised will terminate. However, if the termination of employment is by reason other than a discharge for cause, the Plan Participant may exercise any vested stock options for 90 days (365 days in the case of death or disability and 180 days in the case of retirement) after the termination of employment.

Stock Appreciation Rights. The Committee may grant stock appreciation rights which entitle the award holder to receive an appreciation distribution in cash or shares of Verifone common stock equal to the excess, if any, of the fair market value of the shares of Verifone common stock on the date of exercise of the stock appreciation right over the exercise price per stock appreciation right (or accompanying award). Stock appreciation rights will become exercisable during such times and subject to such terms and conditions as determined by the Committee, in its sole discretion. The exercise price of a stock appreciation right may not be less than 100% of the fair market value (on the date of grant) of a share of Verifone common stock. No stock appreciation right (whether or not granted in connection with a stock option) may be exercisable more than seven years after the date of grant.

Restricted Shares. The Committee may grant restricted shares of Verifone common stock in amounts, and subject to such terms and conditions, as the Committee may determine, in its sole discretion. The grantee will have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the award agreement. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the 2006 Plan and the applicable award agreement.

Restricted Stock Units. The Committee may grant RSUs in amounts, and subject to such terms and conditions, as the Committee may determine. The Committee has the discretion to determine to whom RSU awards are to be made, the times at which such awards are to be made, the size of such awards and all other conditions of such awards, including the restrictions of such awards. Recipients of RSUs have only the rights of a general unsecured creditor of Verifone and do not have rights as a stockholder of Verifone until the Verifone common stock underlying the restricted stock units is delivered.

Dividend Equivalent Rights. The Committee may, in its discretion, include in the award agreement (other than with respect to stock options or stock appreciation rights) a dividend equivalent right entitling the grantee to receive amounts equal to the dividends that would be paid, during the time such award is outstanding, on the shares of Verifone common stock covered by such award as if such shares were then outstanding. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of Verifone until payment of such amount is made, as specified in the applicable award agreement.

Performance Shares and Share Units. Performance shares and share units are awards that will result in a payment to a Plan Participant only if performance goals and/or other vesting criteria (including, for example, continued employment) established by the Committee are achieved or the awards otherwise vest according to their terms. The applicable performance goals will be determined by the Committee, in its sole discretion, and may be applied on a company-wide, business unit or individual basis, as deemed appropriate in light of the Plan Participant’s specific responsibilities. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Verifone common stock, or in a combination of cash and Verifone common stock.

Other Stock-Based Awards. The Committee may grant other types of stock-based awards, in amounts and subject to the terms and conditions of the 2006 Plan, as the Committee may determine. These awards may involve the transfer of actual shares of Verifone common stock, or the payment in cash or otherwise of amounts based on the value of shares of Verifone common stock, and may include awards designed to comply with, or take advantage of certain benefits of, the local laws of U.S. and non-U.S. jurisdictions.

Prohibition on Repricing

Except in connection with a corporate transaction involving Verifone (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash or other awards, in each case with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

Nonassignability

Except to the extent otherwise provided in the award agreement or approved by the Committee, no award or right granted to any person under the 2006 Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner, other than by will or by the laws of descent and distribution. During the life of the grantee, awards may be exercised only by the grantee or the grantee’s legal representative.

Duration and Amendment

Our Board may from time to time suspend, discontinue, revise or amend the 2006 Plan in any respect, except that no such amendment shall materially impair any rights or materially increase any obligations of the grantee under any award theretofore made under the 2006 Plan without the consent of the grantee.

If the amendment and restatement of the 2006 Plan described in this Proposal 2 is approved by our stockholders, unless terminated earlier by our Board, the 2006 Plan shall terminate the day before the tenth anniversary of the 2015 Annual Meeting, which is March 25, 2025. All awards made under the 2006 Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the 2006 Plan and the applicable award agreements.

Federal Income Tax Considerations

The following is a summary of the United States Federal income tax consequences of participating in the 2006 Plan. This discussion does not address all aspects of the United States Federal income tax consequences of participating in the 2006 Plan that may be relevant to a participant and does not discuss any state or local tax consequences of participating in the 2006 Plan.

Nonstatutory Stock Options. A participant will not be subject to tax upon the grant of an option which is not intended to be (or does not qualify as) an incentive stock option (a “nonstatutory stock option”). Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to the participant as ordinary income, and such amount is generally deductible by Verifone or one of its subsidiaries. This amount of income will be subject to income tax withholding and employment taxes.

Stock Appreciation Rights. A participant will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value

(measured on the date of exercise) of the shares received will be taxable to the participant as ordinary income, and such amount generally will be deductible by Verifone or one of its subsidiaries. This amount of income will be subject to income tax withholding and employment taxes.

Restricted Shares/Performance Shares. A participant will not be subject to tax upon receipt of an award of shares that is subject to performance-based or time-based vesting conditions (the “restrictions”) under the 2006 Plan, unless the participant makes the election referred to below. Upon lapse of the restrictions, the participant will recognize ordinary income equal to the fair market value of the shares on the date of lapse, and such income will be subject to income tax withholding and employment taxes.

If permitted by the applicable award agreement and the 2006 Plan, a participant may elect, within thirty days after the date of the grant of the restricted shares, to recognize immediately (as ordinary income) the fair market value of the shares awarded, determined on the date of grant (without regard to the restrictions). Such income will be subject to income tax withholding and employment taxes at such time. This election is made pursuant to Section 83(b) of the IRC and the regulations thereunder. If a participant makes this election, the holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the participant upon the lapse of the restrictions. However, if the participant forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to the participant (even though the participant previously recognized income with respect to such forfeited shares).

In the taxable year in which the participant recognizes ordinary income on account of shares awarded to a participant, Verifone or one of its subsidiaries generally will be entitled to a deduction equal to the amount of income recognized by the participant.

Restricted Stock Units/Performance Share Units. A participant will not be subject to tax upon the grant of a restricted stock unit that is subject to performance-based or time-based vesting conditions. Upon vesting of the restricted stock unit, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the shares underlying the restricted stock units, the participant will recognize as ordinary income an amount equal to the fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by Verifone or one of its subsidiaries. This amount of income will generally be subject to income tax withholding on the date of distribution.

Participation in the 2006 Plan

The grant of awards under the 2006 Plan to executive officers, including our NEOs, is subject to the discretion of our Board. The number of awards granted during fiscal year 2014 under the 2006 Plan was as follows:

Name of Current Executive Officers	Number of Stock Option Awards	Number of Restricted Stock Unit Awards
Paul Galant	—	—
Marc E. Rothman	—	—
Alok Bhanot	264,700	95,800
June Yee Felix	—	28,800
Sunil Kappagoda	—	52,900
Current Executive Group	264,700	177,500
Current Non-Executive Director Group	45,500	16,500
Non-Executive Officer Employee Group	69,800	1,220,700

Vote Required

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote “FOR” approval of the amendment and restatement of the 2006 Plan.

PROPOSAL 3: ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Executive compensation is an important matter for us and our stockholders. We place significant value on stockholder feedback. In this Proposal 3, we provide our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of the NEOs as disclosed in the CD&A of this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies, and practices described in this Proxy Statement. The annual Say-on-Pay vote is advisory, and therefore not binding. However, our Board and our Compensation Committee strongly value the opinions of our stockholders and have made substantial modifications to our executive compensation program specifically to address concerns raised by stockholders in the past, continue to keep open communications with our stockholders and monitor practice guidelines provided by stockholder advisory firms, and will take into account the outcome of this vote in considering future compensation arrangements.

Our executive compensation program is based on a pay-for-performance philosophy. We design our executive compensation program to compensate the NEOs for performance that furthers our business strategy and initiatives, competitive performance, sound corporate governance principles and stockholder value and return. As described in the CD&A of this Proxy Statement, in response to our stockholders’ vote on our 2012 Say-on-Pay proposal, we have made a number of significant long-term changes to our executive compensation program, adopting broad modifications in practice and policies to address the concerns raised by our stockholders. In evaluating the best way for the Company to address stockholder concerns about our executive compensation program and to ensure stockholder value, our Compensation Committee carefully considered each concern expressed by stockholders from our conversations and exchanges with representative stockholders, the recommendations by shareholder advisory firms and the Committee’s independent compensation consultant, the Company’s long-term growth strategy and the potential impact of the modifications, including our ability to attract, motivate and retain executive talent.

We seek to align NEO incentive compensation targets to achievement of short-term and long-term performance objectives that are directly aligned with the interests of our stockholders. During fiscal year 2014, our executives focused substantial time and energy on our transformation initiatives to invest in our long-term profitability and operational excellence. As described in our CD&A, our NEOs exceeded all of our financial performance targets and generally delivered strong performance against targets in fiscal year 2014. We believe that the performance of our executives is a critical part of our successful execution of these transformation initiatives and, for fiscal year 2014, the individual performance objectives of our NEOs, including our CEO, were specifically aligned to achievement against these transformation initiatives in order to drive improvement in financial performance and operational excellence. We believe that our overall executive compensation program and policies effectively incentivize our executives to meet or exceed our performance targets.

We seek your vote in support of our executive compensation program, particularly in light of the significant long-term modifications that we have adopted to strengthen our pay-for-performance alignment, as described in our CD&A in this Proxy Statement and highlighted below:

•	No equity-based or other awards to continuing NEOs for fiscal year 2014. No awards, equity-based or otherwise, or adjustment to compensation were made to continuing NEOs for fiscal year 2014.

•

Substantial portion of short-term incentive awards linked to company financial targets. Substantial portion of short-term incentive awards linked to achievement of company financial targets, with minimum achievement at 80% of target for any payout and one annual payout opportunity.

•

Fifty percent of equity incentive awards set as performance-based awards. At least half of the value of long-term incentive awards set as performance-based with the remainder being time-based over a vesting period of at least four years. This is consistent with our practice in recent years and was adopted by our Board and Compensation Committee as a formal policy for future awards.

•

Performance-based equity awards measured using TSR with 3-year performance period. Performance-based equity award target to be based on our TSR, relative to a recognized index and measured over a three-year performance period with payout scaled based on actual percentile achievement on a stack-ranked basis. This provides opportunity for above-median achievement for performance above target, downward adjusted payout for below median achievement and a required minimum level of achievement for any payout to be made.

•

Executive stock ownership levels increased to adopt current best practice guidelines. Adopted a revised executive stock ownership policy to increase ownership requirements, including equity ownership of 5x base salary for our CEO and 4x base salary for our CFO.

•

Company compensation recovery, or clawback, policy adopted. Effective March 2014, all executive officers are subject to clawback of incentive-based compensation in the form of cash awards in the event of a financial restatement and clawback of all forms of incentive-based compensation (cash and equity) in the event of a finding of fraud or gross misconduct.

•

Additional procedures related to peer group company data adopted. Adopted a formula-based approach, based on objective, quantitative criteria, in selecting peer group companies for executive compensation purposes, which we believe ensures that the peer group used for compensation decisions is better aligned with our financial performance and market capitalization.

We believe that the changes and policies described above effectively supplement ongoing executive compensation-related practices that we follow to ensure promotion of stockholder interests and strong corporate governance. These practices include our policy that prohibits any hedging of, or hedging against losses of, Verifone securities; provisions in our 2006 Plan that prohibit any repricing of stock options without stockholder approval; and the requirement of a double-trigger in our change of control severance provisions for the NEOs. In addition, we do not provide material perquisites or any excise tax gross-ups to the NEOs. Our Compensation Committee retains an independent compensation consultant that advises on the Committee on a regular basis, and our stockholders have direct lines of communications to our Board and Compensation Committee. We also value stockholder input on our executive compensation program, and seek an annual vote from our stockholders.

Our executive compensation program and the significant modifications made are described more fully in our CD&A of this Proxy Statement, and we invite you to read those important changes in connection with your vote on this Proposal 3.

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to indicate their support for the compensation of the NEOs as described in the CD&A included in this Proxy Statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure included in such Proxy Statement.”

Vote Required

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote “FOR” the advisory vote on compensation of the NEOs.

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected and appointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Verifone and its subsidiaries for the fiscal year ending October 31, 2015. Ernst & Young LLP audited the financial statements for us for the fiscal year ended October 31, 2014. A member of that firm will be present at the annual meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Verifone and its stockholders. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its selection of our independent registered public accounting firm.

Fees for Services Provided by Independent Registered Public Accounting Firm

Audit Fees.

The following table sets forth fees incurred by us and our subsidiaries for services provided by Ernst & Young LLP, our independent registered public accounting firm, for the fiscal years ended October 31, 2014 and 2013 (in thousands):

	2014	2013
Audit fees	$5,446	$5,587
Audit-related fees	—	—
Tax fees	282	250
All other fees	7	2

Total fees	$5,735	$5,839

Audit-Related Fees. This category consists of assurance and related services provided by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees under this category primarily include employee benefit plan audits, due diligence related to acquisitions and consultations concerning financial accounting and reporting standards that are not part of the performance of the audit or review of our financial statements.

Tax Fees. This category consists of professional services rendered by Ernst & Young LLP, primarily in connection with our tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions, consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

All Other Fees. This category consists of fees for products and services other than the services reported above.

For fiscal years 2014 and 2013 all fees incurred by us and our subsidiaries for services provided by Ernst & Young LLP were pre-approved by the Audit Committee.

Audit Committee Pre-Approval Policies and Procedures

As required by Section 10A(i)(1) of the Exchange Act, our Audit Committee has adopted a pre-approval policy requiring that the Audit Committee pre-approve all audit and permissible non-audit services to be performed by Ernst & Young LLP. Any proposed service that has received pre-approval but which will exceed pre-approved cost limits will require additional pre-approval by the Audit Committee. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Audit Committee may from time to time delegate pre-approval authority to the Chairman of the Audit Committee. If the Chairman exercises this authority, he must report any pre-approval decisions to the full Audit Committee at its next meeting.

Vote Required

Approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Verifone and its subsidiaries for the fiscal year ending October 31, 2015. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “FOR” ratification of the appointment.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Verifone’s executive officers, directors and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. The officers, directors and 10% stockholders are required by SEC regulations to furnish Verifone with copies of all Section 16(a) forms they file. SEC regulations require us to identify in our Annual Report on Form 10-K anyone who failed to file, on a timely basis, reports that were due during the most recent fiscal year or, in certain cases, prior years. Based on our review of reports we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during our fiscal year ended October 31, 2014, all Section 16(a) filing requirements were satisfied on a timely basis.

Compensation Committee Interlocks and Insider Participation

For fiscal year 2014, the Compensation Committee consisted of Robert B. Henske (Chairman), Jeffrey Stiefler and Wenda Harris Millard through March 26, 2014. Jane J. Thompson and Jonathan I. Schwartz were appointed to the Compensation Committee on March 26, 2014 and June 17, 2014, respectively. Mr. Stiefler did not stand for re-election at the 2014 Annual Meeting and, accordingly, ceased to be a member of the Compensation Committee effective June 17, 2014. Therefore, following our June 17, 2014 Annual Meeting, our Compensation Committee consists of Robert B. Henske (Chairman), Wenda Harris Millard, Jane J. Thompson and Jonathan I. Schwartz. None of the members of the Compensation Committee is or was one of our officers or employees during the last fiscal year or was formerly one of our officers, and none of our executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Verifone under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report,” “Report of the Corporate Governance and Nominating Committee” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated and are not considered “soliciting” material.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials has been sent to your address.

We will promptly deliver separate copies of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials at the request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to our Investor Relations department at

VeriFone Systems, Inc., 2099 Gateway Place, Suite 600, San Jose, CA 95110 or by telephone at (408) 232-7800. If you currently receive multiple copies of Verifone’s proxy materials and would like to participate in householding, please contact our Investor Relations department at the address or phone number described above.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on March 26, 2015

You may obtain, free of charge, a copy of our Annual Report, this Proxy Statement, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our director and officer stock ownership guidelines, and the charters for our Audit, Compensation and Corporate Governance and Nominating Committees, by writing to: VeriFone Systems, Inc., 2099 Gateway Place, Suite 600, San Jose, California 95110, Attn: Investor Relations. Our Annual Report, this Proxy Statement, and the other documents mentioned in this paragraph are available on our website at http://ir.verifone.com. For directions to the Annual Meeting, please contact our Investor Relations department at (408) 232-7800.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Paul Galant
Chief Executive Officer

San Jose, California

Dated: February 11, 2015

APPENDIX A

RECONCILIATION OF

NON-GAAP FINANCIAL PERFORMANCE MEASURES

TO

GAAP FINANCIAL PERFORMANCE MEASURES

Fiscal Quarters in Fiscal Years 2013 and 2014

A reconciliation of non-GAAP net revenues to GAAP net revenues for each of the quarters in fiscal years 2013 and 2014 (in millions):

	Q1 FY13	Q2 FY13	Q3 FY13	Q4 FY13	Q1 FY14	Q2 FY14	Q3 FY14	Q4 FY14
Non-GAAP net revenues	$429.6	$429.8	$417.5	$432.3	$437.2	$466.8	$476.4	$490.7
Amortization of step-down in deferred revenues at acquisition	(1.4)	(1.0)	(1.5)	(1.1)	(1.1)	(0.4)	(0.5)	(0.2)
Other merger, acquisition and divestiture related revenue, net	0.5	—	—	—	—	—	—	—
Other charges and income	—	(2.5)	—	—	—	—	—	—

GAAP net revenues	$428.7	$426.3	$416.0	$431.2	$436.1	$466.4	$475.9	$490.5

A reconciliation of non-GAAP income (loss) to GAAP income (loss), as well as non-GAAP EPS to GAAP EPS, for each of the quarters in fiscal years 2013 and 2014 (in millions, except per share numbers):

	Q1 FY13	Q2 FY13	Q3 FY13	Q4 FY13	Q1 FY14	Q2 FY14	Q3 FY14	Q4 FY14
Non-GAAP net income(1)	$56.3	$46.8	$26.4	$30.3	$34.8	$41.6	$45.3	$50.1
Amortization of step-down in deferred revenues at acquisition	(1.4)	(1.0)	(1.5)	(1.1)	(1.1)	(0.4)	(0.5)	(0.2)
Amortization of purchased intangible assets	(35.8)	(34.2)	(35.0)	(35.9)	(36.1)	(35.7)	(34.6)	(33.8)
Other merger, acquisition and divestiture related revenue and expenses, net	(1.1)	(7.1)	(1.7)	(4.2)	(5.7)	(2.5)	(1.9)	3.5
Restructure charges	(0.3)	—	—	—	—	(5.7)	(10.9)	(1.5)
Stock based compensation	(12.4)	(10.1)	(9.6)	(16.9)	(15.7)	(11.9)	(13.2)	(13.0)
Costs of debt refinancing	—	—	—	—	—	—	(9.3)	(1.9)
Other charges and income	(0.2)	(81.9)	2.3	(4.9)	(5.2)	(17.0)	(5.9)	17.8
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	6.7	29.1	17.2	(215.0)	12.8	7.7	2.0	10.1

GAAP net income(loss)(1)	$11.8	$(58.4)	$(1.9)	$(247.7)	$(16.2)	$(23.9)	$(29.0)	$31.1

	Q1 FY13	Q2 FY13	Q3 FY13	Q4 FY13	Q1 FY14	Q2 FY14	Q3 FY14	Q4 FY14
Non-GAAP EPS(2)	$0.51	$0.42	$0.24	$0.27	$0.31	$0.37	$0.40	$0.44
GAAP EPS(2)	$0.11	$(0.54)	$(0.02)	$(2.26)	$(0.15)	$(0.22)	$(0.26)	$0.27

(1)	Referred to as “Non-GAAP net income (loss) attributable to VeriFone Systems, Inc. stockholders” and “GAAP net income (loss) attributable to VeriFone Systems, Inc. stockholders,” respectively, in reports of our financial results on Form 8-K.

(2)	For the second quarter of fiscal year 2013 through the third quarter of fiscal year 2014, we had net income on a non-GAAP basis and a net loss on a GAAP basis. Therefore, the weighted average number of shares used in computing non-GAAP EPS for each of those quarters includes shares that are anti-dilutive and excluded from the computation of GAAP EPS.

A-1

Fiscal Year 2014

A reconciliation of non-GAAP net revenues to GAAP net revenues for fiscal year 2014 (in millions):

Fiscal Year 2014
Non-GAAP net revenues	$1,871.0
Amortization of step-down in deferred services net revenues at acquisition	(2.1)

GAAP net revenues	$1,868.9

A reconciliation of non-GAAP income (loss) to GAAP income (loss), as well as non-GAAP EPS to GAAP EPS, for fiscal year 2014 (in millions, except per share numbers):

Fiscal Year 2014
Non-GAAP income(1)	$171.8
Amortization of step-down in deferred services net revenues at acquisition	(2.1)
Amortization of purchased intangible assets	(140.3)
Other merger, acquisition and divestiture related expenses	(6.6)
Stock based compensation	(53.9)
Restructure charges	(18.1)
Cost of debt financing	(11.2)
Other charges and income	(10.3)
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	32.6

GAAP net income(loss)(1)	$(38.1)

Fiscal Year 2014(2)
Non-GAAP EPS	$1.51
GAAP EPS	$(0.34)

(1)	Referred to as “Non-GAAP net income (loss) attributable to VeriFone Systems, Inc. stockholders” and “GAAP net income (loss) attributable to VeriFone Systems, Inc. stockholders,” respectively, in reports of our financial results on Form 8-K.

(2)	For fiscal year 2014, we had net income on a non-GAAP basis and a net loss on a GAAP basis. Therefore, the weighted average number of shares used in computing non-GAAP EPS includes shares that are anti-dilutive and excluded from the computation of GAAP EPS.

A reconciliation of free cash flow to GAAP net cash provided by operating activities for fiscal year 2014 (in millions):

Fiscal Year 2014
Free cash flow	$114.1
GAAP capital expenditures	85.0

GAAP net cash provided by operating activities	$199.1

A-2

APPENDIX B

VERIFONE SYSTEMS, INC. (FORMERLY, VERIFONE HOLDINGS, INC.)

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

ARTICLE I	GENERAL	B-2
1.1	Purpose	B-2
1.2	Definitions of Certain Terms	B-2
1.3	Administration	B-4
1.4	Persons Eligible for Awards	B-5
1.5	Types of Awards Under the Plan	B-5
1.6	Shares Available for Awards	B-5
ARTICLE II	AWARDS UNDER THE PLAN	B-6
2.1	Award Agreements	B-6
2.2	No Rights as a Stockholder	B-6
2.3	Grant of Stock Options, Stock Appreciation Rights and Additional Options	B-6
2.4	Exercise of Stock Options and Stock Appreciation Rights	B-7
2.5	Cancellation and Termination of Stock Options and Stock Appreciation Rights	B-8
2.6	Terms of Options	B-8
2.7	Termination of Employment	B-8
2.8	Grant of Restricted Stock	B-9
2.9	Grant of Restricted Stock Units	B-10
2.10	Grant of Performance Shares and Share Units	B-10
2.11	Other Stock-Based Awards	B-10
2.12	Grant of Dividend Equivalent Rights	B-10
2.13	Right of Recapture	B-11
ARTICLE III	MISCELLANEOUS	B-11
3.1	Amendment of the Plan; Modification of Awards	B-11
3.2	Tax Withholding	B-12
3.3	Restrictions	B-12
3.4	Nonassignability	B-12
3.5	Requirement of Notification of Election Under Section 83(b) of the Code	B-13
3.6	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code	B-13
3.7	Change in Control	B-13
3.8	No Right to Employment	B-15
3.9	Nature of Payments	B-15
3.10	Non-Uniform Determinations	B-15
3.11	Other Payments or Awards	B-15
3.12	Section Headings	B-15
3.13	Effective Date and Term of Plan	B-15
3.14	Governing Law	B-16
3.15	Severability; Entire Agreement	B-16
3.16	No Third Party Beneficiaries	B-16
3.17	Successors and Assigns	B-16
3.18	Waiver of Claims; Clawback	B-16
3.19	Section 409A	B-16
3.20	Foreign Participants	B-17

ARTICLE I

GENERAL

1.1 Purpose

The purpose of the VeriFone Systems, Inc. (formerly, VeriFone Holdings, Inc.) 2006 Equity Incentive Plan (the “Plan”) is to provide an incentive for officers, other employees, prospective employees and directors of, and consultants to, VeriFone Systems, Inc. (the “Company”) and its subsidiaries and affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in the service of the Company and its subsidiaries and affiliates.

1.2 Definitions of Certain Terms

(a) “Award” means an award under the Plan as described in Section 1.5 and Article II.

(b) “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award, that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” shall have the meaning specified in a holder’s employment agreement or Award Agreement or if not specified therein shall mean the occurrence of one or more of the following events as determined by the Committee in its discretion:

(i) Conviction of a felony or any crime or offense lesser than a felony involving dishonesty, disloyalty or fraud with respect to the Company or any Related Entity or any of their respective properties or assets; or

(ii) Gross negligence or willful misconduct that has caused demonstrable and serious injury to the Company or a Related Entity, monetary or otherwise; or

(iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company or a Related Entity, as the case may be; or

(iv) Breach of duty of loyalty to the Company or a Related Entity or any act of fraud or dishonesty with respect to the Company or a Related Entity.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board and shall consist of not less than two directors. However, if a member of the Compensation Committee is not an “outside director” within the meaning of Section 162(m) of the Code or is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

(g) “Common Stock” means the common stock of the Company.

(h) “Competition” is deemed to occur if a person whose employment with the Company or a Related Entity has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses in which the Company or any Related Entity engages and with which the person was involved at any time during his or her employment with or other service for the Company or any Related Entity.

(i) “Disability” means a disability that would entitle an eligible participant to payment of regular disability payments under any Company disability plan or as otherwise determined by the Committee.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) The “Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the New York Stock Exchange or the last preceding date on which there was a sale of such Common Stock on such exchange or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its discretion, shall determine.

(l) “Grantee” means a person who receives an Award.

(m) “Incentive Stock Option” means a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(n) “Non-Qualified Stock Option” means any stock option other than an Incentive Stock Option.

(o) “Key Persons” means directors, officers and other employees of the Company or of a Related Entity, and consultants to the Company or a Related Entity.

(p) “Option Exercise Price” means the amount payable by a Grantee on the exercise of a stock option as determined by the Committee and set forth in such Grantee’s Award Agreement.

(q) “Related Entity” means any parent or subsidiary corporation of the Company or any business, corporation, partnership, limited liability company or other entity in which the Company or a parent or a subsidiary corporation holds at least a 25% ownership interest, directly or indirectly and any other entity specifically designated as a Related Entity by the Committee.

(r) “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(s) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(t) A “stock appreciation right” or “SAR” means any right granted under Section 2.3(b) of the Plan

(u) A “stock option” or “option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(v) Unless otherwise determined by the Committee, a Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company and all Related Entities (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company and all Related Entities as a director, consultant or otherwise). Subject to Section 3.19, the Committee in its discretion may determine (i) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (ii) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (iii) when a change in a Grantee’s association with the Company constitutes a Termination of Employment for purposes of the Plan. The Committee may also determine in its discretion whether a Grantee’s Termination of Employment is for Cause and the date of termination in such case.

1.3 Administration

(a) The Plan shall be administered by the Committee, which shall consist of not less than two directors; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein.

(b) The Committee or a subcommittee thereof (which hereinafter shall also be referred to as the Committee) shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended, and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

(c) Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d) The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be made by the Committee in its sole discretion and shall be final, binding and conclusive.

(e) No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained herein: (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.4 Persons Eligible for Awards

Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

1.5 Types of Awards Under the Plan

Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, Non-Qualified Stock Options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units and other stock-based Awards, as set forth in Article II.

1.6 Shares Available for Awards

(a) Total shares available. The aggregate number of shares of the Company’s Common Stock that shall be available for grant under this Plan shall be 40,522,075. Any shares granted as Stock Options or SARs shall be counted as one (1) share for every share granted. Any shares granted as Awards other than Stock Options or SARs shall be counted against this limit as 2.00 shares for every share granted. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards shall be subject to adjustment as provided by Section 1.6(b). The shares issued pursuant to Awards granted under this Plan may be shares that either were reacquired by the Company, including shares purchased in the open market, or authorized but unissued shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock then the shares covered by such forfeited, terminated or cancelled award shall again become available for transfer pursuant to Awards granted or to be granted under the Plan. If any shares of Common Stock are surrendered or withheld from any Award (other than stock options or SARs) to satisfy a Grantee’s income tax withholding obligations, then shares which are equal to the number of shares withheld shall again become available for transfer pursuant to Awards granted or to be granted under the Plan. If any shares of Common Stock owned by a Grantee are tendered to pay the exercise price of options granted under the Plan, then shares which are equal to the number of shares tendered shall no longer be available for transfer pursuant to Awards granted or to be granted under this Plan. The number of shares that are returned to the Plan due to the forfeiture, termination or cancelation of any Award shall be returned at the same ratio at which such Award counted against the total shares available for Award at the time of grant. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan. Notwithstanding anything herein to the contrary, the following shares of Common Stock may not again be made available for issuance under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option, (ii) shares of Common Stock used to pay the exercise price related to an outstanding Award or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option Exercise Price.

(b) Adjustments. The number and type of shares of Common Stock covered by each outstanding Award, the number and type of shares available for Awards, and the price per share of Common Stock covered by each such outstanding Award (including the exercise price of a stock option or SAR) shall be proportionately adjusted, as determined by the Committee in its discretion, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or to reflect any distributions to holders of Common Stock, including cash dividends other than regular cash dividends paid pursuant to an announced dividend policy; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. After any adjustment made pursuant to this paragraph, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1 Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Committee in its discretion deems necessary or desirable. The Committee may grant Awards in tandem with any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.

2.2 No Rights as a Stockholder

No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a Stockholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.6(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3 Grant of Stock Options, Stock Appreciation Rights and Additional Options

(a) The Committee may grant stock options, including Incentive Stock Options and Non-Qualified Stock Options to purchase shares of Common Stock from the Company, to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion; provided, however, that, subject to adjustment in accordance with Section 1.6(b), the maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted during a calendar year to any Grantee may not exceed 3,000,000.

(b) The Committee may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such option.

(c) The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (ii) the exercise price of such right as set forth in the Award Agreement (or over the option exercise price if the stock appreciation right is granted in connection with a stock option), multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

(d) Each Award Agreement with respect to a stock option shall set forth the Option Exercise Price, which shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 409A or Section 424(a) of the Code applies). Each Award Agreement with respect to a stock appreciation right shall set forth the exercise price, which shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is granted.

(e) Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, that, except as otherwise determined under Section 3.7 below, such period shall be a minimum of 1 year for performance-based Awards and 3 years for Awards with time-based vesting; and, provided, however, that no stock options or stock appreciation rights (whether or not granted in connection with stock options) shall be exercisable more than seven (7) years after the date of grant of such stock options or stock appreciation rights.

(f) To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options shall be treated as nonqualified stock options.

(g) Notwithstanding the provisions of Sections 2.3(d) and (e), to the extent required under Section 422 of the Code, an Incentive Stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the Option Exercise Price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

2.4 Exercise of Stock Options and Stock Appreciation Rights

Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a) A stock option or stock appreciation right shall become exercisable at such time or times as determined by the Committee, subject to the minimum periods set forth in Section 2.3(e).

(b) Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. A stock option or stock appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe.

(c) Any written notice of exercise of a stock option shall be accompanied by payment of the Option Exercise Price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Committee), or (ii) to the extent specified in the Award Agreement and permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer.

(d) Promptly after receiving payment of the full Option Exercise Price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the Grantee or to such other person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the certificate(s) to the Grantee’s broker-dealer.

2.5 Cancellation and Termination of Stock Options and Stock Appreciation Rights

The Committee may, at any time and in its discretion, determine that any outstanding stock options and stock appreciation rights granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such options (and stock appreciation rights not granted in connection with an option) may receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the fair market value of the Common Stock and the exercise price per share multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the stock options and stock appreciation rights will be canceled and terminated without payment therefor.

2.6 Terms of Options

The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than seven years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Common Stock pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares of Common Stock constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the shares represented by Common Stock represented thereby, the Grantee shall have no rights as a stockholder with respect to any shares of Common Stock covered by such outstanding option (including any dividend or voting rights).

2.7 Termination of Employment

(a) Death or Disability. Unless otherwise determined by the Committee, if a participant ceases to be an officer or employee of, or to perform other services for, the Company or any Related Entity due to death or Disability, (A) all of the participant’s Awards that were vested and exercisable on the date of his or her death or Disability shall remain exercisable for, and shall otherwise terminate at the end of, a period of 365 days from the date of such death or Disability, but in no event after the expiration date of the Awards; provided that in the case of Disability, if the participant engages in Competition prior to exercising such Awards, without having received written consent to do so from the Board or the Committee, such Awards will immediately terminate; and (B) all of the participant’s Awards that were not vested and exercisable on the date of his or her death or Disability shall be forfeited immediately. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(b) Retirement. Unless otherwise determined by the Committee, if a participant ceases to be an officer or employee of, or to perform other services for, the Company or any Related Entity upon the occurrence of his or her Retirement, (A) all of the participant’s Awards that were vested and exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 180 days after the date of Retirement, but in no event after the expiration date of the Awards; provided that if the participant engages in Competition prior to exercising such Awards, without having received written consent to do so from the Board or the Committee, such Awards will immediately terminate; and (B) all of the participant’s Awards that were not vested and exercisable on the date of Retirement shall be forfeited immediately. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(c) Discharge for Cause. Unless otherwise determined by the Committee, if a participant ceases to be an officer or employee of, or to perform other services for, the Company or a Related Entity due to Cause, all of the participant’s Awards shall expire and be forfeited immediately upon such cessation, whether or not then vested and exercisable.

(d) Other Termination. Unless otherwise determined by the Committee, if a participant ceases to be an officer or employee of, or to otherwise perform services for, the Company or a Related Entity for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s Awards that were vested and exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Awards; provided that if the participant engages in Competition prior to exercising such Awards, without having received written consent to do so from the Board or the Committee, such Awards will immediately terminate; and (B) all of the participant’s Awards that were not vested and exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

2.8 Grant of Restricted Stock

(a) The Committee may grant restricted shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock Awards may be made independently of or in connection with any other Award.

(b) The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock covered by the Award. Upon the issuance of such certificate(s), the Grantee shall have the rights of a Stockholder with respect to the restricted stock, subject to the transfer restrictions and the Company repurchase rights described in paragraphs (d) and (e) below and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Award Agreement.

(c) Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Award Agreement.

(d) Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

(e) During the ninety (90) days following the Grantee’s Termination of Employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Grantee (or the Grantee’s estate) in cash any amount paid by the Grantee for such shares.

2.9 Grant of Restricted Stock Units

(a) The Committee may grant Awards of restricted stock units to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

(b) At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate. Unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested shall be forfeited and canceled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

(c) At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the Grantee. Such date may be later than the vesting date or dates of the Award. On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

2.10 Grant of Performance Shares and Share Units

The Committee may grant performance shares in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. In the event that a stock certificate is issued in respect of performance shares, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The Committee shall determine in its discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

2.11 Other Stock-Based Awards

The Committee may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.12 Grant of Dividend Equivalent Rights

The Committee may in its discretion include in the Award Agreement with respect to any Award (other than stock options or stock appreciation rights) a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise or vesting of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.13 Right of Recapture

To the extent provided in the Award Agreement, if at any time within one (1) year after the date on which a participant exercises a stock option or stock appreciation right, or on which restricted stock vests, or which is the maturity date of restricted stock units, or on which income is realized by a participant in connection with any other stock-based Award (each of which events is a “realization event”), the participant (a) is terminated for Cause or (b) engages in any activity determined in the discretion of the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Grantee from the realization event shall be paid by the Grantee to the Company upon notice from the Company. Such gain shall be determined on a gross basis, without reduction for any taxes incurred, as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Grantee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

ARTICLE III

MISCELLANEOUS

3.1 Amendment of the Plan; Modification of Awards

(a) The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of the Grantee under any Award theretofore made under the Plan without the consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(b) Stockholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or stock exchange listing requirements.

(c) The Committee may amend any outstanding Award Agreement, including, without limitation, by amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraphs (a) or (d) of this Section or an amendment to effect an assumption or other action consistent with Section 3.7(b)) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee’s death, the person having the right to exercise the Award). Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash or other Awards, in each case with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

(d) Notwithstanding anything to the contrary in this Section, the Board or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the affected Award), without regard to whether such amendment adversely affects a Grantee’s rights under the Plan or such Award Agreement.

3.2 Tax Withholding

(a) As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b) If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, to the extent specified in the applicable Award Agreement and unless otherwise permitted by the Committee, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3 Restrictions

(a) If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b) The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4 Nonassignability

Except to the extent otherwise provided in the applicable Award Agreement, no Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the immediately preceding sentence, the Committee may permit a Grantee to transfer any stock option which is not an Incentive Stock Option to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of a nonqualified stock option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

3.5 Requirement of Notification of Election Under Section 83(b) of the Code

If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.6 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.7 Change in Control

(a) A “Change in Control” means the occurrence of any one of the following events:

(i) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that any of the following acquisitions shall not be deemed to be a Change in Control: (1) by the Company or any subsidiary or affiliate, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii));

(ii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries or affiliates (a “Business Combination”), unless immediately following such Business Combination:

(A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, and

(B) at least 50% of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (A) and (B) above shall be deemed to be a “Non-Qualifying Transaction”);

(iii) individuals who, on March 22, 2006, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to March 22, 2006, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) the consummation of a sale of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

(b) The Committee may, in its discretion, determine whether, upon the occurrence of a Change in Control specified in paragraph (a)(i) or (a)(iii) above, any applicable Award shall Fully Vest (as defined below), such determination to be evidenced in the applicable Award Agreement. In the event that the applicable Award Agreement does not specify that an applicable Award will Fully Vest upon a Change in Control, such Award shall not Fully Vest.

(c) Upon the occurrence of a Change in Control specified in paragraph (a)(iv) above, all outstanding Awards will terminate upon consummation of the liquidation or dissolution of the Company. The Committee may, in the exercise of its discretion in such instances, (i) provide that Awards shall Fully Vest as of any specified date prior to such liquidation or dissolution and/or (ii) declare that any Award shall terminate as of any specified date.

(d) The following shall occur if Awards “Fully Vest”: (i) any stock options and stock appreciation rights granted under the Plan shall become fully vested and immediately exercisable, (ii) any restricted stock, restricted stock units and other stock-based Awards granted under the Plan will become fully vested, any restrictions applicable to such Awards shall lapse and such Awards denominated in stock will be immediately paid out, and (iii) any performance goals applicable to Awards will be deemed to be fully satisfied unless otherwise determined by the Committee in its discretion.

(e) Upon the occurrence of any Change in Control or upon the occurrence of a Non-Qualifying Transaction where Awards are not assumed (or substituted) by the Surviving Corporation or Parent Corporation, the Committee may, in its discretion, (i) Fully Vest Awards, (ii) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor or (iii) provide that the period to exercise stock options or stock appreciation rights granted under the Plan shall be extended (but not beyond the expiration of such option or stock appreciation right).

(f) The Committee shall determine in its discretion whether an Award shall be considered “assumed” or “substituted”. Without limiting the foregoing, for the purposes of Section 3.7, a stock option or stock appreciation right shall be considered “assumed” or “substituted” if in the reasonable determination of the

Committee (i) the aggregate intrinsic value (the difference between the then fair market value as reasonably determined by the Committee and the exercise price per share of Common Stock multiplied by the number of shares of Common Stock subject to such award) of the assumed (or substituted) Award immediately after the Change in Control is substantially the same as the aggregate intrinsic value of such Award immediately before such transaction, (ii) the ratio of the exercise price per assumed (or substituted) Award to the fair market value per share of successor corporation stock immediately after the Change in Control is substantially the same as such ratio for such Award immediately before such transaction and (iii) the Award is exercisable for the consideration approved by the Committee (including shares of stock, other securities or property or a combination of cash, stock, securities and other property).

3.8 No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or affect any right which the Company may have to terminate such employment or association at any time (with or without Cause).

3.9 Nature of Payments

Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.10 Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.11 Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12 Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13 Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options shall terminate on March 25, 2025. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14 Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

3.15 Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.16 No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3(e) will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.17 Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.18 Waiver of Claims; Clawback

Each Grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement). Awards under the Plan shall be subject to the clawback, recapture or recoupment policy, if any, that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, as in effect from time to time, may be subject to the requirement that the Awards be forfeited or repaid to the Company after they have been distributed or paid to the Grantee.

3.19 Section 409A

All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A of the Code shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern. Notwithstanding anything to the contrary in this Plan or an Award

Agreement, if a Grantee is a “specified employee” as determined pursuant to Section 409A of the Code as of the date of his or her “separation from service” (within the meaning of Treasury Regulation 1.409A-1(h)) and if any Award or payment or settlement of an Award provided hereunder both (x) constitutes a “deferral of compensation” within the meaning of Section 409A and (y) cannot be paid or provided in the manner otherwise provided without subjecting the Grantee to “additional tax”, interest or penalties under Section 409A, then any such payment or settlement that is payable or that would be settled during the first six months following Grantee’s “separation from service” shall be paid or provided to Grantee on the first business day of the seventh calendar month following the month in which his or her “separation from service” occurs or, if earlier, at Grantee’s death. In addition, any payment or benefit due upon a termination of Grantee’s employment that represents a “deferral of compensation” within the meaning of Section 409A shall only be paid or provided to Grantee upon a “separation from service”. For the purposes of this Plan, each Award made pursuant hereto shall be deemed to be a separate payment. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Agreement.

3.20 Foreign Participants

To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, in its sole discretion and without amending the Plan, (i) establish special rules applicable to Awards to Key Persons who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules and (ii) cause the Company to enter into an agreement with any local Related Entity pursuant to which such Related Entity will reimburse the Company for the cost of such equity incentives.

Verifone®

VERIFONE SYSTEMS, INC.

C/O COMPUTERSHARE

P.O. BOX 30170

College Station, TX 77842

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by VeriFone Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors For Against Abstain

01 Robert W. Alspaugh

02 Karen Austin

03 Paul Galant

04 Alex W. (Pete) Hart

05 Robert B. Henske

06 Wenda Harris Millard

07 Eitan Raff

08 Jonathan I. Schwartz

09 Jane J. Thompson

For

Against

Abstain

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2 To approve the amendment and restatement of the Verifone 2006 Equity Incentive Plan (the “2006 Plan”) to increase the number of shares of common stock that may be issued thereunder and to extend the term of the 2006 Plan by an additional ten years, to March 25, 2025.

3 To hold an advisory vote on compensation of our named executive officers.

4 To ratify the selection of Ernst & Young LLP as Verifone’s independent registered public accounting firm for our fiscal year ending October 31, 2015.

NOTE: Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

For address change/comments, mark here.

(see reverse for instructions)

Please indicate if you plan to attend this meeting

Yes

No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2014 Annual Report, 2015 Notice & Proxy Statement is/are available at www.proxyvote.com .

VERIFONE SYSTEMS, INC.

PROXY FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 26, 2015

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul Galant and Marc E. Rothman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote as directed on the reverse side all shares of Common Stock of VeriFone Systems, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2015 Annual Meeting of Stockholders of VeriFone Systems, Inc. to be held at The Fairmont San Jose hotel located at 170 South Market Street, San Jose, CA 95113 on March 26, 2015, at 9:30 a.m., local time, for the purposes listed on the reverse side and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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